Exhibit 99.1 — Revised Financial Information and Disclosures from Fortress Investment Group LLC’s Annual Report on Form 10-K for the Year Ended December 31, 2008.
Financial statements in this Exhibit are now our historical financial statements.

Item 1. Business.
Fortress Investment Group LLC (NYSE listed under the symbol “FIG”) is a leading global alternative asset manager with approximately $29.5 billion in AUM as of December 31, 2008. We raise, invest and manage private equity funds, liquid hedge funds and hybrid funds. We earn management fees based on the size of our funds, incentive income based on the performance of our funds, and investment income from our principal investments in those funds.
Fortress was founded in 1998 as an asset-based investment management firm with a fundamental philosophy premised on alignment of interests with the investors in our funds. Our managed funds primarily employ absolute return strategies; we strive to have positive returns regardless of the performance of the markets. Investment performance is our cornerstone – as an investment manager, we earn more if our investors earn more. In keeping with our fundamental philosophy, we invest capital in each of our businesses. As of December 31, 2008, Fortress’s investments in and commitments to our funds were $0.9 billion, consisting of the net asset value of Fortress’s principal investments of $0.8 billion, and unfunded commitments to private equity funds and hybrid PE funds of $0.1 billion.
As of March 15, 2009, we had more than 850 employees, including approximately 272 investment professionals, at our headquarters in New York and our affiliate offices in Atlanta, Charlotte, Dallas, Frankfurt, Geneva, Hong Kong, London, Los Angeles, New Canaan, Shanghai, Sydney, Tokyo and Toronto.
We plan to strategically grow our fee paying assets under management and will seek to generate superior risk-adjusted investment returns in our funds over the long term. We are guided by the following key objectives and values:
•	generating superior risk-adjusted investment returns;

•	introducing innovative new investment products, while remaining focused on, and continuing to grow, our existing lines of business;

•	maintaining our disciplined investment process and intensive asset management; and

•	adhering to the highest standards of professionalism and integrity.
As a result of the current credit and liquidity crisis in the market, Fortress faces a number of challenges, as further described in Part I, Item 1A, “Risk Factors” and Part II, Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Market Considerations” as well as the Risk Factors described in our Quarterly Report on Form 10-Q for the period ended March 31, 2009.
Our Current Businesses
We are a global investment manager specializing in alternative assets. Our current offering of alternative investment products includes private equity funds, liquid hedge funds and hybrid funds. We refer to these investment products, collectively, as the Fortress Funds. As of December 31, 2008, we managed alternative assets in three core businesses:
Private Equity — a business that manages approximately $13.5 billion of AUM comprised of two business segments: (i) private equity funds that primarily make significant, control-oriented investments in debt and equity securities of public or privately held entities in North America and Western Europe, with a focus on acquiring and building asset-based businesses with significant cash flows; and (ii) publicly traded alternative investment vehicles, which we refer to as “Castles,” that invest primarily in real estate and real estate related debt investments.
Liquid Hedge Funds — a business that manages approximately $7.2 billion of AUM. These funds invest globally in fixed income, currency, equity and commodity markets and related derivatives to capitalize on imbalances in the financial markets.
Hybrid Funds – a business that manages approximately $8.8 billion of AUM comprised of two business segments: (i) hybrid hedge funds which make highly diversified investments globally in assets, opportunistic lending situations and securities throughout the capital structure with a value orientation, as well as in investment funds managed by external managers; and (ii) hybrid private equity (“PE”) funds which are comprised of a family of “credit opportunities” funds focused on investing in distressed and undervalued assets, a family of ‘‘long dated value’’ funds focused on investing in undervalued assets with limited current cash flows and long investment horizons, and a family of “real assets” funds focused on investing in tangible and intangible assets in four principal categories (real estate, capital assets, natural resources and intellectual property).
In addition, we treat our principal investments in these funds as a distinct business segment.

Principal Sources of Revenue
Overview
Our principal sources of revenues from the Fortress Funds consist of (i) management fees, which are typically earned as a percentage of AUM, (ii) incentive income, which is typically earned as a percentage of profits, in some cases in excess of, or subject to achieving, specified thresholds, and (iii) investment income (loss), which represents the returns on our principal investments in the Fortress Funds. The following table provides the management fees and incentive income from Fortress Funds, on a segment reporting basis, of each of our core businesses for the previous three fiscal years (in thousands):

	2008	2007	2006
Private Equity
Funds
Management Fees	$162,891	$127,490	$82,137
Incentive Income (A)	(94,719)	275,254	129,800
Castles
Management Fees	54,102	49,661	32,544
Incentive Income	12	39,490	15,682

Liquid Hedge Funds
Management Fees	217,575	158,882	92,746
Incentive Income	17,658	199,283	154,068

Hybrid Funds
Hedge Funds
Management Fees	147,823	129,516	84,536
Incentive Income	13,609	97,465	135,939
PE Funds
Management Fees	15,300	4,449	2,142
Incentive Income	412	—	—

(A)	2008 amount is net of a reserve for future clawback.
Certain of our segments are comprised of, and dependent on the performance of, a limited number of Fortress Funds. Each of these funds is material to the results of operations of its segment and the loss of any of these funds would have a material adverse impact on the segment. Moreover, the revenues we earned from certain funds individually exceeded 10% of our total revenues on an unconsolidated basis for fiscal 2008. For additional information regarding our segments, the information presented above, our total assets and our distributable earnings (as defined below), please see Part II, Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Segment Analysis” and Part II, Item 8, “Financial Statements and Supplementary Data.”
Private Equity Funds
Overview
Our private equity business is made up primarily of a series of funds named the “Fortress Investment Funds” and organized to make control-oriented investments in cash flow generating, asset-based businesses in North America and Western Europe.
Fortress Investment Funds
Investors in our private equity funds commit capital at the outset of a fund, which is then drawn down as investment opportunities become available, generally over a one to three year investment period. Proceeds are returned to investors as investments are realized, generally over eight to ten years. Management fees of 1% to 1.5% are generally charged on committed capital during the investment period of a new fund, and then on invested capital (or NAV, if lower). Management fees are generally paid to us semi-annually in advance. We also generally earn a 20% share of the profits on each realized investment in a fund —our incentive income — subject to the fund’s achieving a minimum return with respect to the fund as a whole, that is, taking into account all gains and losses on all investments in the fund. In addition, we earn investment income (or incur losses) on our principal investments in the Fortress Investment Funds.

Castles
We manage two publicly traded companies: Newcastle Investment Corp. (NYSE: NCT) and Eurocastle Investment Limited (Euronext Amsterdam: ECT), which we call our “Castles.” The Castles were raised with broad investment mandates to make investments in a wide variety of real estate related assets, including securities, loans and real estate properties. The companies have no employees; we provide each company with a management team pursuant to management agreements entered into with each company. Pursuant to our management agreements, we earn management fees from each Castle equal to 1.5% of the company’s equity (as defined in such agreements). In addition, we earn incentive income equal to 25% of the company’s funds from operations (or “FFO,” which is the real estate industry’s supplemental measure of operating performance) in excess of specified returns to the company’s shareholders. In addition to these fees, we also receive from the Castles, for services provided, options to purchase shares of their common stock in connection with each of their common stock offerings. These options are vested immediately, become exercisable over thirty months, and have an exercise price equal to the applicable offering price.
Liquid Hedge Funds
The liquid hedge funds, which invest daily in markets around the globe, seek to exploit opportunities in global currency, interest rate, equity and commodity markets and their related derivatives. Risk management is the cornerstone of the investment process, and the funds invest with a focus on preservation of capital. Investment opportunities are evaluated and rated on a thematic and an individual basis to determine appropriate risk-reward and capital allocations.
Drawbridge Global Macro Funds
The Drawbridge Global Macro Funds apply an investment process based on macroeconomic fundamental, market momentum and technical analyses to identify strategies offering a favorable risk-return profile. The funds’ investment strategies are premised on the belief that imbalances in various financial markets are created from time to time by the influence of economic, political and capital flow factors. Directional and relative value strategies are applied to exploit these conditions. The funds have the flexibility to allocate capital dynamically across a wide range of global strategies, markets and instruments as opportunities change, and are designed to take advantage of a wide variety of sources of market, economic and pricing data to generate trading ideas.
The funds invest primarily in major developed markets; however, they also invest in emerging markets if market conditions present opportunities for attractive returns. While the funds pursue primarily global macro directional and relative value strategies, capital is allocated within the funds to particular strategies to provide incremental returns and diversity.
Management fees are charged based on the AUM of the Drawbridge Global Macro Funds at a rate equal to 2% or 3% annually, payable quarterly in advance, depending on the investment and liquidity terms elected by investors. We earn incentive income of either 20% or 25% of the fund’s profits, payable quarterly, depending on the investment and liquidity terms elected by investors, and subject to achieving cumulative positive returns since the prior incentive income payment. Investors in the Drawbridge Global Macro Funds may invest with the right to redeem without paying any redemption fee either quarterly, or annually after three years. However, unless a redemption fee is paid to the funds, full redemption by investors with quarterly liquidity takes a year, as the amount redeemed each quarter is limited to 25% of the investor’s holding in the funds. Similarly, some investors with three-year liquidity may redeem annually before three years, subject to an early redemption fee payable to the funds.
The Drawbridge Global Macro Funds suspended redemptions to ensure an equitable division of both liquid and illiquid investments between redeemers and non-redeemers. Illiquid investments were placed in special purpose entities whose interests were distributed to both redeemers and non-redeemers. Investments held in this entity are subject to management fees of 1.5%.
Commodities Fund
This fund’s principal investment objective is to seek a superior total return on its assets by executing a directional investment strategy in the global commodity and equity markets. This fund was established in 2008 and seeks to identify optimal risk-adjusted strategies by assessing opportunities along various points of the relevant commodity and equity supply chains. This fund expects to invest across multiple sectors within the commodity asset class ranging from energy to metals to agriculture and within the cyclical, industrial, and commodity equity universe.
Hybrid Funds
Hybrid Hedge Funds
Our hybrid hedge funds are designed to exploit pricing anomalies that exist between the public and private finance markets. These investment opportunities are often found outside the traditional broker-dealer mediated channels in which investments that are efficiently priced and intermediated by large financial institutions are typically presented to the private investment fund community. We have developed a proprietary network comprised of internal and external resources to exclusively source transactions for the funds.

The funds are able to invest in a wide array of financial instruments, ranging from assets, opportunistic lending situations and securities throughout the capital structure with a value orientation. All of these investments are based on fundamental bottom up analysis and are typically event driven. The funds’ diverse and idiosyncratic investments require significant infrastructure and asset management experience to fully realize value. We have developed a substantial asset management infrastructure with expertise in managing the funds’ investments in order to be able to maximize the net present value of investments on a monthly basis. Our endowment strategy funds are designed to blend this direct bottom up investing style with third party managers to create excellent risk adjusted returns with an emphasis on capital preservation.
Drawbridge Special Opportunities Funds
The Drawbridge Special Opportunities Funds form the core of our hybrid hedge fund investing strategy. The funds opportunistically acquire a diversified portfolio of investments primarily throughout the United States, Western Europe and the Pacific region. The funds’ investment program incorporates three complementary investment strategies, focusing on asset-based transactions, loans and corporate securities. The majority of the funds’ investments are relatively illiquid, and the funds generally make investments that are expected to liquidate or be realized within a five year period.
Management fees are charged based on the AUM of the Drawbridge Special Opportunities Funds at a rate equal to 2% annually, payable quarterly in advance. We generally earn incentive income of 20% of the fund’s profits, payable annually, and subject to achieving cumulative positive returns since the prior incentive income payment. Investors in the Drawbridge Special Opportunities Funds may redeem annually on December 31. Because of the illiquid nature of the funds’ investments, rather than receiving redemption proceeds immediately, redeeming investors may have to receive their redemption proceeds as and when the particular investments held by the fund at the time of redemption are realized.
Fortress Partners Funds
The Fortress Partners Funds were launched in July 2006. The funds invest with a broad mandate, similar to endowment portfolios of large universities. Investments are made both in Fortress Funds and in funds managed by other managers, and in direct investments that are sourced either by Fortress personnel or by third party fund managers with whom we have relationships.
Hybrid PE Funds
Our hybrid PE funds are comprised of three families of funds as described below.
Credit Opportunities Funds
Fortress established the Fortress Credit Opportunities Funds in 2008 to make opportunistic credit-related investments. Their investment objective is to generate significant current income and long-term capital appreciation through investments in a range of distressed and undervalued credit investments, including but not limited to residential loans and securities, commercial mortgage loans and securities, opportunistic corporate loans and securities, and other consumer or commercial assets and asset-backed securities.
Long Dated Value Funds
In addition to our Fortress Investment Fund family of funds, we introduced in early 2005 a pioneering private equity fund product — the Long Dated Value family of funds — which focuses on making investments with long dated cash flows that may be undervalued because of the lack of current cash flows or because the investment is encumbered by a long term lease or financing, and that provide the potential for significant capital appreciation over the long term.
The Long Dated Value Funds are generally similar in structure to the Fortress Investment Fund family of funds, including in terms of fees payable to us, except that the funds have an investment life of 25 years, reflecting the funds’ investment profiles, and incentive income is distributed to us after all of a fund’s invested capital has been returned, rather than as each investment is realized.
Real Assets Funds
Fortress established the Real Assets Funds in 2007 seeking to generate superior risk adjusted returns by opportunistically investing in tangible and intangible assets with the potential to achieve significant value generally within a three-to-ten year time horizon. The investment program of these funds focuses on direct investments in four principal investment categories—real estate, capital assets, natural resources and intellectual property— but also may include indirect investments in the form of interests in real estate investment trusts (“REITs”), master limited partnerships, corporate securities, debt securities and debt obligations—including those that provide equity upside—as well as options, royalties, residuals and other call rights that provide these funds with the potential for significant capital appreciation. The investments are located primarily in North America and Western Europe, but may also include opportunities in Australia, Asia and elsewhere on an opportunistic basis.

Competition
The investment management industry is intensely competitive, and we expect the competition to intensify in the future. We face competition in the pursuit of outside investors for our investment funds, acquiring investments in attractive portfolio companies and making other investments. Depending on the investment, we expect to face competition primarily from other investment management firms, private equity funds, hedge funds, other financial institutions, corporate buyers and other parties. Many of our competitors are substantially larger and may have greater financial and technical resources than we possess. Some of these competitors may have higher risk tolerances, make different risk assessments or have lower return thresholds, which could allow them to consider a wider variety of investments or bid more aggressively than we bid for investments that we want to make. Corporate buyers may be able to achieve synergistic cost savings with regard to an investment that may provide them with a competitive advantage relative to us when bidding for an investment. Moreover, an increase in the allocation of capital to alternative investment strategies by institutional and individual investors could lead to a reduction in the size and duration of pricing inefficiencies that many of our investment funds seek to exploit. Alternatively, a decrease in the allocation of capital to alternative investments strategies could intensify competition for that capital and lead to fee reductions and redemptions, as well as difficulty in raising new capital, as we are currently experiencing. Lastly, the market for qualified investment professionals is intensely competitive. Our ability to continue to compete effectively will depend upon our ability to attract, retain and motivate our employees.
Where Readers Can Find Additional Information
Fortress files annual, quarterly and current reports, proxy statements and other information required by the Securities Exchange Act of 1934, as amended (the ‘‘Exchange Act’’), with the Securities and Exchange Commission (“SEC”). Readers may read and copy any document that Fortress files at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549, U.S.A. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available to the public from the SEC’s internet site at http://www.sec.gov. Copies of these reports, proxy statements and other information can also be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005, U.S.A.
Our internet site is http://www.fortress.com. We will make available free of charge through our internet site our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements and Forms 3, 4 and 5 filed on behalf of directors and executive officers and any amendments to those reports filed or furnished pursuant to the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Also posted on our website in the ‘‘Investor Relations—Governance Documents’’ section are charters for the company’s Audit Committee, Compensation Committee and Nominating, Corporate Governance and Conflicts Committee as well as our Corporate Governance Guidelines and our Code of Business Conduct and Ethics governing our directors, officers and employees. Information on, or accessible through, our website is not a part of, and is not incorporated into, this report.

Item 6. Selected Financial and Operating Data.
The selected historical financial information set forth below as of, and for the years ended, December 31, 2008, 2007, 2006, 2005 and 2004 has been derived from our audited historical consolidated and combined financial statements.
The information below should be read in conjunction with Part II, Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated and combined financial statements and notes thereto included in the Annual Report on Form 10-K. In particular, Note 1 to the financial statements describes the deconsolidation of the Fortress Funds on March 31, 2007, which materially impacts the comparability between years.

	Year Ended December 31,
	2008	2007	2006	2005	2004
	(in thousands, except share data)
Operating Data
Revenues
Management fees and incentive income from affiliates and other revenues	$731,800	$926,985	$410,815	$284,313	$128,671
Interest and dividend income — investment company holdings	—	309,030	1,110,489	759,086	222,707

	731,800	1,236,015	1,521,304	1,043,399	351,378

Expenses	1,530,353	1,787,043	1,117,283	685,229	198,403

Other Income (Loss)
Gains (losses) — investment company holdings	—	(647,477)	6,594,029	2,903,978	881,658
Gains (losses) — other investments	(58,305)	(109,160)	173,641	37,181	20,512
Tax receivable agreement liability reduction	55,115	—	—	—	—
Earnings (losses) from equity method investees	(304,180)	(61,674)	5,039	10,465	14,616

	(307,370)	(818,311)	6,772,709	2,951,624	916,786

Income (loss) before deferred incentive income and income taxes	(1,105,923)	(1,369,339)	7,176,730	3,309,794	1,069,761
Deferred incentive income	—	307,034	(1,066,137)	(444,567)	(104,558)

Income (loss) before income taxes	(1,105,923)	(1,062,305)	6,110,593	2,865,227	965,203
Income tax benefit (expense)	(115,163)	5,632	(12,525)	(9,625)	(3,388)

Net Income (Loss)	$(1,221,086)	$(1,056,673)	$6,098,068	$2,855,602	$961,815

Principals’ and Others’ Interests in Income (Loss) of Consolidated Subsidiaries (A)	$(898,798)	$(996,870)	$5,655,184	$2,662,926	$847,365

Net Income (Loss) Attributable to Class A Shareholders (B)	$(322,288)	$(59,803)	$442,884	$192,676	$114,450

Dividends declared per Class A share	$0.4500	$0.8424

		Jan 1 through Jan 16

Earnings Per Unit — Fortress Operating Group
Net income per Fortress Operating Group unit		$0.36	$1.21	$0.52	$0.31

Weighted average number of Fortress Operating Group units outstanding		367,143,000	367,143,000	367,143,000	367,143,000

		Jan 17 through Dec 31

Earnings Per Class A Share — Fortress Investment Group
Net income (loss) per Class A share, basic	$(3.50)	$(2.14)

Net income (loss) per Class A share, diluted	$(3.50)	$(2.14)

Weighted average number of Class A shares outstanding, basic	94,934,487	92,214,827

Weighted average number of Class A shares outstanding, diluted	94,934,487	92,214,827

	As of December 31,
	2008	2007	2006	2005	2004
Balance Sheet Data
Investment company holdings, at fair value	$—	$—	$21,944,596	$10,582,109	$5,365,309
Other investments	774,421	1,107,919	176,833	451,489	48,444
Cash, cash equivalents and restricted cash	263,337	100,409	625,205	288,363	179,727
Total assets	1,577,735	1,989,781	23,682,573	11,863,938	5,796,733
Debt obligations payable	729,041	535,000	3,306,609	2,250,433	928,504
Deferred incentive income	163,635	173,561	1,648,782	585,864	141,277
Total liabilities	1,423,715	1,491,633	5,692,157	3,343,262	1,306,021
Shareholders’/members’ equity, including accumulated other comprehensive income (loss) (B)	82,558	190,125	121,521	123,509	84,877
Principals’ and others’ interests in equity of consolidated subsidiaries (A)	71,462	308,023	17,868,895	8,397,167	4,405,835
Total Equity	154,020	498,148	17,990,416	8,520,676	4,490,712

(A)	For the years ended December 31, 2004, 2005 and 2006, prior to the issuance of the Class A shares, this amount does not include the Principals’ interests.

(B)	For the years ended December 31, 2004, 2005 and 2006, prior to the issuance of the Class A shares, this amount represents the Principals’ interests.

Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations.
(tables in thousands except as otherwise indicated and per share data)
The following discussion should be read in conjunction with Fortress Investment Group’s consolidated and combined financial statements and the related notes (referred to as “consolidated financial statements” or “historical consolidated financial statements”) included within the Annual Report on Form 10-K. This discussion contains forward-looking statements that are subject to known and unknown risks and uncertainties. Actual results and the timing of events may differ significantly from those expressed or implied in such forward-looking statements due to a number of factors, including those included in Part I, Item 1A, “Risk Factors” and elsewhere in the Annual Report on Form 10-K as well as the Risk Factors described in our Quarterly Report on Form 10-Q for the period ended March 31, 2009.
During the first quarter of 2007, we consummated a number of significant transactions, including the Nomura transaction, the formation transactions, our initial public offering, and the deconsolidation of a number of Fortress Funds. The deconsolidation of the Fortress Funds has had significant effects on many of the items within our financial statements but had no net effect on net income attributable to Fortress’s Class A shareholders or on the equity of such shareholders. Since the deconsolidation did not occur until March 31, 2007, the statement of operations and the statement of cash flows for the year ended December 31, 2007 are presented including these funds on a consolidated basis for the period prior to deconsolidation. The pro forma effects of the deconsolidation on these financial statements are described in Note 13 to Part II, Item 8, “Financial Statements and Supplementary Data – Pro Forma Financial Information (Unaudited).”
General
Our Business
Fortress is a leading global alternative asset manager with approximately $29.5 billion in AUM as of December 31, 2008. We raise, invest and manage private equity funds, liquid hedge funds and hybrid funds. We earn management fees based on the size of our funds, incentive income based on the performance of our funds, and investment income (loss) from our principal investments in those funds. We invest capital in each of our businesses.
As of December 31, 2008, we managed alternative assets in three core businesses:
Private Equity — a business that manages approximately $13.5 billion of AUM comprised of two business segments: (i) private equity funds that primarily make significant, control-oriented investments in debt and equity securities of public or privately held entities in North America and Western Europe, with a focus on acquiring and building asset-based businesses with significant cash flows; and (ii) publicly traded alternative investment vehicles, which we refer to as “Castles,” that invest primarily in real estate and real estate related debt investments.
Liquid Hedge Funds — a business that manages approximately $7.2 billion of AUM. These funds invest globally in fixed income, currency, equity and commodity markets and related derivatives to capitalize on imbalances in the financial markets.
Hybrid Funds – a business that manages approximately $8.8 billion of AUM comprised of two business segments: (i) hybrid hedge funds which make highly diversified investments globally in assets, opportunistic lending situations and securities throughout the capital structure with a value orientation, as well as in investment funds managed by external managers; and (ii) hybrid private equity (“PE”) funds which are comprised of a family of “credit opportunities” funds focused on investing in distressed and undervalued assets, a family of ‘‘long dated value’’ funds focused on investing in undervalued assets with limited current cash flows and long investment horizons, and a family of “real assets” funds focused on investing in tangible and intangible assets in four principal categories (real estate, capital assets, natural resources and intellectual property).
In addition, we treat our principal investments in these funds as a distinct business segment.
Managing Business Performance
We conduct our management and investment business through the following six primary segments: (i) private equity funds, (ii) Castles, (iii) liquid hedge funds, (iv) hybrid hedge funds, (v) hybrid private equity (“PE”) funds, and (vi) principal investments in those funds, as well as cash that is available to be invested. These segments are differentiated based on the varying investment strategies of the funds we manage in each segment.
The amounts not allocated to a segment consist primarily of certain general and administrative expenses. Where applicable, portions of the general and administrative expenses have been allocated between the segments.
Management makes operating decisions and assesses performance with regard to each of our primary segments based on financial data that is presented without the consolidation of any Fortress Funds. Accordingly, segment data for these segments is reflected on an unconsolidated basis, even for periods prior to the deconsolidation. Management also assesses our segments on a Fortress Operating Group and pre-tax basis, and therefore adds back the interests in consolidated subsidiaries related to Fortress Operating Group units (held by the principals) and income tax expense.

Management assesses the net performance of each segment based on its ‘‘distributable earnings.’’ Distributable earnings is not a measure of cash generated by operations which is available for distribution. Rather distributable earnings is a supplemental measure of operating performance used by management in analyzing its segment and overall results. Distributable earnings should not be considered as an alternative to cash flow in accordance with GAAP or as a measure of our liquidity, and is not necessarily indicative of cash available to fund cash needs (including dividends and distributions). We believe that the presentation of distributable earnings enhances a reader’s understanding of the economic operating performance of our segments. For a more detailed discussion of distributable earnings and how it reconciles to our GAAP net income (loss), see “— Results of Operations — Segments Analysis” below.
Market Considerations
Our revenues consist primarily of (i) management fees based generally on the size of our funds, (ii) incentive income based on the performance of our funds and (iii) investment income from our investments in those funds. Our ability to maintain and grow our revenues – both at Fortress and within our funds – depends on our ability to attract new capital and investors, secure investment opportunities, obtain financing for transactions, consummate investments and deliver attractive risk-adjusted returns. Our ability to execute this investment strategy depends upon a number of market conditions, including:
The strength and liquidity of U.S. and global financial institutions and the financial system.
Many market participants have become increasingly uncertain about the health of a number of financial institutions as well as the financial system in general. Continuing write-downs and capital related issues in the financial services industry have contributed to the recent wave of significant events affecting financial institutions, including the insolvency of Lehman Brothers, the government’s placing Fannie Mae, Freddie Mac and AIG under its supervision, the government’s increasing its equity investment in Citigroup, and the announced distressed sales of all or portions of Bear Stearns, Merrill Lynch, Wachovia and Washington Mutual. These events have impacted the credit and equity markets and global economy in a number of ways (some of which are discussed in more detail below under “–The strength and liquidity of the U.S. and global equity and debt markets”). In addition, certain of these institutions serve as key counterparties for a tremendous number of derivatives and other financial instruments held by Fortress and our funds. The consolidation and elimination of counterparties has increased our concentration of counterparty risk, decreased the universe of potential counterparties and reduced our ability to obtain competitive financing rates. Moreover, the insolvency of Lehman Brothers affected some of our funds in various ways. For example, some of our hedge funds had prime brokerage accounts with Lehman Brothers, and Lehman Brothers was the counterparty on a number of these funds’ derivatives, repurchase agreements and other financial instruments. These funds are working to close out such arrangements, and we do not currently expect losses as a result of the Lehman insolvency to have a material effect on the net asset value of any Fortress Fund or on Fortress. However, due to the sudden nature of Lehman’s insolvency, the complexity and ambiguity of both the contractual arrangements and applicable regulations, this process will take time, may be expensive and may result in one or more funds receiving only a portion of the amount they are owed (or potentially receiving nothing at all). Additional failures of financial institutions, particularly those who serve as counterparties to our financing arrangements, would have a meaningfully negative impact on the financial markets in which we operate and could have a meaningfully negative impact on Fortress and one of more of our funds.
The strength and liquidity of the U.S. and global equity and debt markets.
Strong equity market conditions enable our private equity funds to increase the value, and effect realizations, of their portfolio company investments. In addition, strong equity markets make it generally easier for our funds that invest in equities to generate positive investment returns. The condition of debt markets also has a meaningful impact on our business. Several of our funds make investments in debt instruments, which are assisted by a strong and liquid debt market. In addition, our funds borrow money to make investments. Our funds utilize leverage in order to increase investment returns, which ultimately drive the performance of our funds. Furthermore, we utilize debt to finance our investments in our funds and for working capital purposes.
Although equity and debt market conditions had been favorable for a number of years, the debt market conditions began to deteriorate in mid-2007, as the United States experienced considerable turbulence in the housing and sub-prime mortgage markets, which negatively affected other fixed income markets. The difficult conditions in the fixed income markets prompted lenders to cease committing to new senior loans and other debt, which, in turn, made it extremely difficult to finance new and pending private equity acquisitions or to refinance existing debt. Recently announced private equity-led acquisitions have been smaller, less levered, and subject to more restrictive debt covenants than acquisitions done prior to the disruption.
As the turbulence continued and its intensity increased, equity market conditions also began to deteriorate in the latter part of 2007 as concerns of an economic slowdown began to affect equity valuations. The resulting reduction in liquidity and increase in volatility caused several commercial and investment banks, hedge funds and other financial institutions to reduce the carrying value of a significant amount of their fixed income holdings, which further reduced the liquidity of debt and, to a lesser extent, equity instruments. Although the United States and other governments took a number of significant steps to improve market conditions, such efforts to date have not brought stability or liquidity to the capital markets, and we cannot predict the future conditions of these markets or the impact of such conditions on our business.

The current market conditions have negatively impacted our business in several ways:
•	There currently is less debt and equity capital available in the market relative to the levels available in recent years, which, coupled with recent additional margin collateral requirements imposed by lenders on some types of investments, debt and derivatives, has increased the importance of maintaining sufficient liquidity without undue reliance upon additional infusions of capital from the debt and equity markets. Based on cash balances, committed financing and short-term operating cash flows, in the judgment of management, we have sufficient liquidity in the current market environment. However, maintaining this liquidity rather than investing available capital, and the reduced availability of attractive financing, has reduced our returns. Furthermore, we expect that our ability to access liquidity through the raising of equity capital or the issuance of debt obligations has been limited by the current market environment. This, in turn, may limit our ability to make investments, distributions, or engage in other strategic transactions. The dislocation of values and associated decreased liquidity in the global equity and debt markets have caused a material depreciation in equity and fixed income asset values, greater price volatility and weaker economic conditions around the globe. This has resulted in a significant reduction in the value of our investments, which in turn impacts our management fees, incentive income and investment income as described below.

•	There has been a prolonged reduction in market trading activity. This reduction and concern over market conditions have resulted in significant reductions in valuations by third party brokers and pricing agents.

•	The per share market prices of the investments held by our private equity funds and hybrid PE funds in public companies have decreased substantially. This, in turn, has contributed to a significant decrease in our public company surplus. A decrease in this surplus hinders our ability to realize gains within these funds and therefore our ability to earn incentive income. Furthermore, the disruptions in the debt and equity markets have made exit strategies for private investments more difficult to execute as potential buyers have difficulty obtaining attractive financing and the demand for IPOs has been greatly reduced.

•	These conditions have made it more difficult to generate positive investment returns and have contributed to increased redemption requests from investors throughout the hedge fund industry, and a number of our funds have been affected by this trend.

•	As a result of the above factors:
•	Our 2008 distributable earnings (a $162.2 million loss) is lower than the amount of dividends and distributions we have paid ($203.9 million) in respect of such period, and we did not pay a dividend on our Class A shares for the third or fourth quarter. The decision to pay a dividend, as well as the amount of any dividends paid, is subject to change at the discretion of our board of directors based upon a number of factors, including actual and projected distributable earnings. If current conditions persist or deteriorate, we may be unable to pay any dividends.

•	Our share of the NAV of certain fund investments, including certain investments on which we have received incentive returns, has declined below their related carrying amounts for distributable earnings purposes. During the year ended December 31, 2008, we have taken $367.4 million of impairments and reserves related to such funds for distributable earnings purposes. While we expect aggregate returns on our other private equity fund and hybrid PE fund investments to ultimately exceed their carrying amount, if such funds were liquidated at their current NAV (although we have no present intention of doing so), the result would be additional impairment and reserves of approximately $34.2 million. Declines in the NAV of our fund investments have also caused us to record GAAP losses from equity method investees of $304.2 million in 2008. Furthermore, such declines impact our future management fees, generally at an annual rate of between 1% — 3% of the decline in aggregate fund NAV. See “— Fee Paying Assets Under Management” below for a table summarizing our AUM.

•	Our liquid hedge funds received a total of $5.4 billion in redemption requests, including affiliates, for the fiscal year ended December 31, 2008. Our flagship liquid hedge fund temporarily suspended redemptions to ensure an equitable division of both liquid and illiquid investments between redeemers and non-redeemers. Shares representing the fund’s interests in illiquid investments were placed in special purpose entities whose interests were distributed to both redeemers and non-redeemers. Investments held in these entities are subject to management fees of 1.5%. In February 2009, the redeemers’ portion, including affiliates, of the liquid investments was $2.4 billion, of which $2.1 billion was paid, with the balance to be paid within the first two quarters of 2009, subject to certain fees and holdbacks. These redemptions will directly impact the management fees we receive in 2009 from such funds (which pay management fees of between 2% — 3% of AUM). In comparison, the same liquid hedge funds received and paid redemption requests, including affiliates, for a total of $0.3 billion related to the fiscal year ended December 31, 2007. Investors in our hybrid hedge funds are permitted to request that their capital be returned on an annual basis, and such returns of capital are paid over time as the underlying investments are liquidated, in accordance with the governing documents of the applicable funds. During this period, such amounts continue to be subject to management fees and, as applicable, incentive income. Return of capital requests, including affiliates, for those hybrid hedge funds totaled approximately $1.5 billion for the 2008 notice date. In comparison, the same hybrid hedge funds received return of capital requests, including affiliates, for a total of $0.6 billion for the 2007 notice date.

•	As a result of not meeting the incentive income thresholds with respect to such funds’ current investors, the incentive income from substantially all of our hybrid and liquid hedge funds has been discontinued for an indefinite period of time. Returns earned on capital from new investors continue to be incentive income eligible. Unrealized losses in substantially all of our private equity funds and hybrid PE funds have resulted in significantly higher future returns being required before we earn incentive income from such funds. The returns required are subject to a number of variables including: the amount of loss incurred, the amount of outstanding capital in the fund, the amount and timing of future capital draws and distributions, the rate of preferential return earned by investors, and others. We do not expect to earn a substantial amount of incentive income in 2009.
•	The current ratio of our distributable earnings to our AUM is lower than it has been historically, and it is reasonably likely that the future ratios may also be below historic levels for an indeterminate period of time.
•	Decreases in revenues and in the value of our principal investments could potentially affect our ability to comply with our debt covenants in the future. See “– Covenants” below.
•	We are currently focused on preserving capital and liquidity rather than making investments.
The strength of, and competitive dynamics within, the alternative asset management industry, including the amount of capital invested in, and withdrawn from, alternative investments.
The strength of the alternative asset management industry, and our competitive strength relative to our peers, are dependent upon several factors, including, among other things, (1) the investment returns alternative asset managers can provide relative to other investment options, (2) the amount of capital investors allocate to alternative asset managers and (3) our performance relative to our competitors and the related impact on our ability to attract new capital.
First, the strength of the alternative asset management industry is dependent upon the investment returns alternative asset managers can provide relative to other investment options. This factor depends, in part, on the interest rate and credit spreads (which represent the yield demanded on financial instruments by the market in comparison to a benchmark rate, such as the relevant U.S. treasury rate or LIBOR) available on other investment products because as interest rates rise and/or spreads widen, returns available on such investments would tend to increase and, therefore, become more attractive relative to the returns offered by investment products offered by alternative asset managers. We have benefited in recent years from relatively tight spreads, which have allowed us and the funds we manage to obtain financing for investments at attractive rates and made our investment products attractive relative to many other products. Over the past two years, spreads have widened significantly. In addition to potentially reducing the relative attractiveness of our investment products, this widening will typically increase our costs when financing our investments using debt, which, in turn, reduces the net return we can earn on those investments. Furthermore, wider spreads reduce the value of investments currently owned by our funds. A reduction in the value of our funds’ investments directly impacts our management fees and incentive income from such funds. As a result, this dynamic could slow capital flow to the alternative investment sector.
A second and related factor is the amount of capital invested with such managers. Over the past several years, institutions, high net worth individuals and other investors (including sovereign wealth funds) have increased their allocations of capital to the alternative investment sector. However, investors have recently begun reducing the amount of capital they are allocating to certain alternative asset investment products, particularly hedge funds, for three reasons. First, as discussed above, challenging market conditions have reduced the returns generated by hedge funds, with many funds posting negative returns in 2008. Second, the lack of available credit has prompted many investors to maximize their cash holdings. Because the terms of many hedge funds allow investors to redeem their capital periodically (as opposed to most private equity funds, which do not allow redemptions), investors have begun redeeming their investments at rates that are generally higher than redemptions rates in previous years. This wave of redemptions may affect the investment decisions, and impair the viability, of many hedge funds who may not have sufficient cash on hand to satisfy redemption requests and may thus be forced either to sell assets at distressed prices in order to generate cash or take other measures. As discussed above, certain of our hedge funds have recently received higher levels of redemption requests than those received in previous years. Third, negative investment performance has significantly reduced the amount of capital held by university endowments, pension funds, insurance companies and other traditionally significant investors in the alternative assets sector. As a result, many of these investors are decreasing the amount of capital they will allocate to alternative assets.

The third factor, which most directly impacts our results, is our investment performance relative to other investment alternatives, including products offered by other alternative asset managers. As a historical leader in the alternative asset management sector based on the size, diversity and historical performance of our funds, we have been able to attract a significant amount of new capital. However, as noted above, current market conditions have reduced the flow of new capital into the alternative asset management sector, and we have recently experienced stronger headwinds in our capital raising efforts, and we expect to continue to experience these trends during 2009. As a result of market conditions, our gross capital raised during 2008 (of $8.7 billion) was lower than our expectations at the beginning of the year (of approximately $15 billion to $20 billion). These factors have prompted us to reduce our expectations regarding future management fees and potential incentive income.
Market Considerations Summary
While short-term disruptions in the markets, with respect to equity prices, interest rates, credit spreads or other market factors, including market liquidity, may adversely affect our existing positions, we believe such disruptions generally present significant new opportunities for investment, particularly in distressed asset classes. Our ability to take advantage of these opportunities will depend on our ability to access debt and equity capital, both at Fortress and within the funds. No assurance can be given that future trends will not be disadvantageous to us, particularly if current challenging conditions persist or intensify.
We do not currently know the full extent to which this disruption will affect us or the markets in which we operate. If the disruption continues, or results in a permanent, fundamental change in the credit markets, we and the funds we manage may experience further tightening of liquidity, reduced earnings and cash flow, impairment charges, increased margin requirements, as well as challenges in maintaining our reputation, raising additional capital, maintaining compliance with debt covenants, obtaining investment financing and making investments on attractive terms, and may need to make corresponding fundamental changes in our investment practices. However, to date we have been able to continue raising capital for our funds, on a net basis, both through new and existing funds, which serves both to increase our AUM and our management fee income and to give us a significant amount of capital available to be invested at a time when we believe attractive returns in distressed and other asset classes are available.

Results of Operations
The following is a discussion of our results of operations as reported under GAAP. For a detailed discussion of distributable earnings and revenues from each of our segments, see “— Segment Analysis” below.
Effective March 31, 2007, we deconsolidated our Fortress Funds and, subsequent to this transaction, our results of operations are presented on a deconsolidated basis. To provide better insight and understanding of our results of operations based on our current structure, and a better comparative basis, the following tables compare our results of operations for the year ended December 31, 2008 and our pro forma results of operations for the years ended December 31, 2007 and 2006 on a deconsolidated basis. The pro forma results will be the basis of the discussion summarizing the changes in our results of operations for the years ended December 31, 2007 and 2006. On a GAAP basis, excluding pro forma adjustments, we had broad decreases across all of our financial statement line items from 2007 to 2008 and from 2006 to 2007 as a result of the deconsolidation.

		Year Ended December 31, 2007
	Year Ended		Deconsolidation	Pro Forma
	December 31, 2008	Consolidated	Adjustments	Deconsolidated	Variance
Revenues
Management fees from affiliates	$593,007	$414,166	$53,072	$467,238	$125,769
Incentive income from affiliates	56,588	442,892	211,682	654,574	(597,986)
Other revenues	82,205	69,927	(3,232)	66,695	15,510
Interest and dividend income — investment company holdings	—	309,030	(309,030)	—	—

	731,800	1,236,015	(47,508)	1,188,507	(456,707)

Expenses
Interest expense	40,140	166,933	(132,620)	34,313	5,827
Compensation and benefits	440,659	658,815	(9,805)	649,010	(208,351)
Principals agreement compensation	954,685	852,956	—	852,956	101,729
General, administrative and other (including depreciation and amortization)	94,869	108,339	(22,024)	86,315	8,554

	1,530,353	1,787,043	(164,449)	1,622,594	(92,241)

Other Income (Loss)
Gains (losses) — investment company holdings	—	(647,477)	647,477	—	—
Gains (losses) — other investments	(58,305)	(109,160)	—	(109,160)	50,855
Tax receivable agreement liability reduction	55,115	—	—	—	55,115
Earnings (losses) from equity method investees	(304,180)	(61,674)	3,231	(58,443)	(245,737)

	(307,370)	(818,311)	650,708	(167,603)	(139,767)

Income (Loss) Before Deferred Incentive Income and Income Taxes	(1,105,923)	(1,369,339)	767,649	(601,690)	(504,233)
Deferred incentive income	—	307,034	(307,034)	—	—

Income (Loss) Before Income Taxes	(1,105,923)	(1,062,305)	460,615	(601,690)	(504,233)
Income tax benefit (expense)	(115,163)	5,632	—	5,632	(120,795)

Net Income (Loss)	$(1,221,086)	$(1,056,673)	$460,615	$(596,058)	$(625,028)

	Year Ended
	December 31, 2007	Year Ended December 31, 2006
	Pro Forma		Deconsolidation	Pro Forma
	Deconsolidated	Consolidated	Adjustments	Deconsolidated	Variance
Revenues
Management fees from affiliates	$467,238	$154,649	$164,355	$319,004	$148,234
Incentive income from affiliates	654,574	185,364	140,151	325,515	329,059
Other revenues	66,695	70,802	(58,102)	12,700	53,995
Interest and dividend income — investment company holdings	—	1,110,489	(1,110,489)	—	—

	1,188,507	1,521,304	(864,085)	657,219	531,288

Expenses
Interest expense	34,313	559,366	(518,758)	40,608	(6,295)
Compensation and benefits	649,010	436,004	(50,914)	385,090	263,920
Principals agreement compensation	852,956	—	—	—	852,956
General, administrative and other (including depreciation and amortization)	86,315	121,913	(71,292)	50,621	35,694

	1,622,594	1,117,283	(640,964)	476,319	1,146,275

Other Income (Loss)
Gains (losses) — investment company holdings	—	6,594,029	(6,594,029)	—	—
Gains (losses) — other investments	(109,160)	173,641	5,533	179,174	(288,334)
Earnings (losses) from equity method investees	(58,443)	5,039	103,146	108,185	(166,628)

	(167,603)	6,772,709	(6,485,350)	287,359	(454,962)

Income (Loss) Before Deferred Incentive Income and Income Taxes	(601,690)	7,176,730	(6,708,471)	468,259	(1,069,949)
Deferred incentive income	—	(1,066,137)	1,066,137	—	—

Income (Loss) Before Income Taxes	(601,690)	6,110,593	(5,642,334)	468,259	(1,069,949)
Income tax benefit (expense)	5,632	(12,525)	581	(11,944)	17,576

Net Income (Loss)	$(596,058)	$6,098,068	$(5,641,753)	$456,315	$(1,052,373)

Factors Affecting Our Business
During the periods discussed herein, the following are significant factors which have affected our business and materially impacted our results of operations:
•	changes in our AUM;
•	level of performance of our funds;
•	growth of our fund management and investment platform and our compensation structure to sustain that growth; and
•	the income tax expense as a result of our reorganization which occurred in 2007.
Fee Paying Assets Under Management
We measure AUM by reference to the fee paying assets we manage, including the capital we have the right to call from our investors due to their capital commitments. As a result of raising new private equity funds and hybrid PE funds with sizeable capital commitments, raising capital for our Castles, and increases in the NAVs of our hedge funds from new investor capital and their retained profits, our AUM has increased significantly over the periods discussed. Recently, lower performance in our funds coupled with redemptions in our liquid hedge funds have caused offsetting reductions in our AUM.

Our AUM has changed over these periods as follows (in millions):

	Private Equity		Liquid Hedge	Hybrid Funds
	Funds	Castles	Funds	Hedge Funds	PE Funds	Total
2006
AUM January 1, 2006	$3,532	$1,266	$3,180	$3,228	$103	$11,309
Capital raised (A)	3,000	1,489	2,030	1,702	—	8,221
Increase in invested capital	2,019	—	—	—	221	2,240
Redemptions	—	—	(649)	(84)	—	(733)
Return of capital distributions	(917)	—	—	(50)	—	(967)
Adjustment for reset date (C)	(446)	—	—	—	—	(446)
Crystallized incentive income (D)	—	—	(194)	(73)	—	(267)
Income (loss) and foreign exchange (E)	28	110	738	932	—	1,808

AUM December 31, 2006	$7,216	$2,865	$5,105	$5,655	$324	$21,165

2007
Capital raised (A)	3,996	259	2,651	2,309	82	9,297
Increase in invested capital	3,947	—	—	—	275	4,222
Redemptions	—	—	(381)	(53)	—	(434)
Return of capital distributions	(847)	—	—	(16)	(46)	(909)
Adjustment for reset date (C)	(1,367)	—	—	—	—	(1,367)
Crystallized incentive income (D)	—	—	(231)	(134)	—	(365)
Income (loss) and foreign exchange (E)	(302)	204	984	435	—	1,321

AUM December 31, 2007	$12,643	$3,328	$8,128	$8,196	$635	$32,930

2008
Capital raised (A)	745	—	2,827	1,385	167	5,124
Increase in invested capital	1,804	—	—	27	2,599	4,430
Redemptions (B)	—	—	(1,804)	(471)	—	(2,275)
Return of capital distributions	(366)	(28)	—	(13)	(514)	(921)
Adjustment for reset date (C)	—	—	—	—	—	—
Equity buyback (F)	—	(31)	—	—	—	(31)
Crystallized incentive income (D)	—	—	(15)	(95)	—	(110)
Income (loss) and foreign exchange (E)	(4,519)	(87)	(1,967)	(2,535)	(585)	(9,693)

AUM December 31, 2008	$10,307	$3,182	$7,169	$6,494	$2,302	$29,454

(A)	Includes offerings of shares by the Castles.

(B)	Excludes redemptions which reduced AUM subsequent to December 31, 2008. See “– Market Considerations” above.

(C)	The reset date is the date on which a private equity fund or hybrid PE fund stops paying management fees based on commitments and starts paying such fees based on invested capital, which therefore changes fee paying AUM.

(D)	Represents the transfer of value from investors (fee paying) to Fortress (non-fee paying) related to realized hedge fund incentive income.

(E)	Represents the change in fee-paying NAV resulting from realized and unrealized changes in the reported value of the fund.

(F)	Represents the buyback of shares by Eurocastle.
Average Fee Paying AUM
Average fee paying AUM represents the reference amounts upon which our management fees are based. The reference amounts for management fee purposes are: (i) capital commitments or invested capital (or NAV, on an investment by investment basis, if lower) for the private equity funds and hybrid PE funds, which in connection with funds raised after March 2006 includes the mark-to-market value on public securities held within the fund, (ii) contributed capital for the Castles, or (iii) the NAV for hedge funds.
Management Fees
Growth of our average AUM has a positive effect on our management fee revenues. As the AUM in our funds grew, so did the management fees we earned. Depending on the timing of capital contributions in a given period, the full economic benefits of an increase in AUM may not be recognized until the following period.

Performance of Our Funds
The performance of our funds has been as follows (dollars in millions):

		AUM			Returns (A)
	Inception	December 31,			Inception to December 31,
Name of Fund	Date	2008	2007	2006	2008	2007	2006
Private Equity Funds
Fund I	Nov-99	$36	$58	$58	25.8%	27.7%	31.9%
Fund II	Jul-02	328	143	361	35.0%	48.1%	73.7%
Fund III	Sep-04	803	1,349	1,499	(16.2)%	19.5%	60.6%
Fund III Coinvestment	Nov-04	112	208	208	(9.3)%	21.5%	63.2%
Fund IV	Mar-06	1,893	2,647	3,000	(21.4)%	(5.8)%	(C)
Fund IV Coinvestment	Apr-06	441	677	226	(20.5)%	2.1%	(C)
Fund V	May-07	4,000	4,000	—	(C)	(C)	N/A
Fund V Coinvestment	Jul-07	878	252	—	(C)	(C)	N/A
FRID	Mar-05	260	860	731	(28.9)%	0.6%	(C)
FECI	Jul-07	532	520	—	(7.9)%	(21.7)%	N/A
GAGACQ Fund	Sep-04	—	—	207	4.4%	41.2%	82.0%
GAGACQ Coinvestment Fund	Sep-04	9	25	82	15.8%	43.2%	95.6%
RIC Coinvestment Fund LP	Jul-06	34	171	288	(47.0)%	(12.4)%	62.7%
FICO	Aug-06	113	556	556	(64.6)%	(7.8)%	(0.9)%
FHIF	Dec-06	772	1,031	—	(12.1)%	0.1%	N/A

					Returns (A)
								Inception to
					2008	2007	2006	Date (B)
Other Private Equity Funds
Mortgage Opportunities Funds I, II and III	Apr-08	97	—	—	(C)	N/A	N/A	(C)

Castles
Newcastle Investment Corp.	Jun-98	1,165	1,193	943	N/A	(8.1)%	14.9%	N/A
Eurocastle Investment Limited	Oct-03	2,017	2,135	1,922	3.6%	12.7%	9.1%	N/A

Liquid Hedge Funds
Drawbridge Global Macro Funds (D)	Jul-02	6,087	8,104	5,052	(21.9)%	12.7%	17.1%	8.1%
Fortress Commodities Fund	Jan-08	1,068	—	—	6.8%	N/A	N/A	6.8%
Drawbridge Relative Value Funds	Feb-05	—	—	53	N/A	(5.3)%	2.2%	(1.1)%

Hybrid Hedge Funds
Drawbridge Special Opportunities Fund LP	Aug-02	4,430	5,720	4,542	(26.4)%	10.0%	15.9%	6.1%
Drawbridge Special Opportunities Fund LTD	Aug-02	446	714	659	(29.4)%	11.5%	15.4%	5.2%
Fortress Partners Fund LP	Jul-06	858	1,152	364	(33.0)%	9.3%	11.8%	(7.7)%
Fortress Partners Offshore Fund LP	Nov-06	672	555	74	(25.3)%	7.5%	2.4%	(8.6)%

					Returns (A)
					Inception to December 31,
					2008		2007		2006
Hybrid PE Funds
Credit Opportunities Fund	Jan-08	1,235	—	—		(C)	N/A		N/A
Long Dated Value Fund I	Apr-05	193	190	199		(C)		(C)		(C)
Long Dated Value Fund II	Nov-05	207	201	125	(0.3)%			(C)		(C)
Long Dated Value Fund III	Feb-07	115	125	—		(C)		(C)	N/A
Long Dated Value Patent Fund	Nov-07	16	40	—		(C)		(C)	N/A
Real Assets Fund	Jun-07	121	79	—		(C)		(C)	N/A
Assets Overflow Fund	Jul-08	90	—	—		(C)	N/A		N/A

Subtotal — all funds		29,028	32,070	20,825
Managed accounts		426	225	16

Total		$29,454	$32,295	$20,841

(A)	Represents the following:
For private equity funds, other than the Mortgage Opportunities Funds, and hybrid PE funds, returns represent net internal rates of return to limited partners after management fees and incentive allocations, and are computed on an inception to date basis consistent with industry standards. Incentive allocations are computed based on a hypothetical liquidation of net assets of each fund as of the balance sheet date. Returns are calculated for the investors as a whole. The computation of such returns for an individual investor may vary from these returns based on different management fee and incentive arrangements, and the timing of capital transactions.
For Castles, returns represent the return on invested equity (ROE) as reported by such entities. ROE is not reported on an inception to date basis. Newcastle’s 2008 ROE is not meaningful because Newcastle incurred a loss and had negative book equity.
For liquid and hybrid hedge funds, as well as Mortgage Opportunities Funds, returns represent net returns after taking into account any fees borne by the funds for a “new issue eligible,” single investor class as of the close of business on the last date of the relevant period. Specific performance may vary based on, among other things, whether fund investors are invested in one or more special investments.

(B)	For liquid hedge funds, hybrid hedge funds and Mortgage Opportunities Funds, reflects a composite of monthly returns presented on an annualized net return basis.

(C)	These funds were in their investment periods, or less than one year had elapsed from their inception, through the end of these years. In some cases, particularly the Mortgage Opportunities Funds, Fund V, Fund V Coinvestment and Credit Opportunities Fund, returns during these periods were significantly negative.

(D)	AUM was reduced by $2.4 billion of redemptions on January 1, 2009.
Incentive Income
Incentive income is calculated as a percentage of profits earned by the Fortress Funds. Incentive income that is not subject to contingent repayment is recorded as earned. Incentive income received from funds that continues to be subject to contingent repayment is deferred and recorded as a deferred incentive income liability until the related contingency is resolved. The contingencies related to a portion of the incentive income we have received from certain private equity Fortress Funds have been resolved.
Fund Management and Investment Platform
In order to accommodate the increasing demands of our funds’ growing investment portfolios, we have expanded our investment platforms, which are comprised primarily of our people, financial and operating systems and supporting infrastructure. Expansion of our investment platform required increases in headcount, consisting of newly hired investment professionals and support staff, as well as leases and associated improvements to corporate offices to house the increasing number of employees, and related augmentation of systems and infrastructure. Our headcount increased from 580 employees as of December 31, 2006 to 806 employees as of December 31, 2007 and then to 914 employees as of December 31, 2008. This resulted in increases in our compensation, office related and other personnel related expenses. In addition, in conjunction with and subsequent to our initial public offering, we have implemented an equity-based compensation plan described in Note 8 to Part II, Item 8, “Financial Statements and Supplementary Data — Equity-Based and Other Compensation” as a means to provide an additional financial incentive to retain our existing and future employees.
Income Tax Expense
Prior to January 17, 2007, we, as a partnership, generally had not been subject to U.S. federal income tax but certain of our subsidiaries had been subject to the New York City unincorporated business tax (“UBT”) on their U.S. earnings based on a statutory rate of 4%. One of our subsidiaries was subject to U.S. federal corporate income taxes. Certain of our subsidiaries are subject to income tax of the foreign countries in which they conduct business.
In connection with the Nomura transaction and the initial public offering (see Note 1 to Part II, Item 8, “Financial Statements and Supplementary Data – Organization and Basis of Presentation”), our operating entities were reorganized and a portion of our income is now subject to U.S. federal and state corporate income tax. We have also entered into a tax receivable agreement with our Principals (see Note 6 to Part II, Item 8, “Financial Statements and Supplementary Data – Income Taxes and Tax Related Payments”).
The amount of income taxes that we may be required to pay could increase significantly if legislation introduced in Congress is passed in its proposed form. During June 2007, legislation was introduced in the U.S. Senate, which would tax us and other publicly traded partnerships as corporations, and similar legislation was introduced in the House. The proposed Senate legislation would not apply to us for five years, but the House legislation does not include any corresponding exemption period. As of today, no action has been taken on either bill. In addition, legislation has also been introduced in the House, and passed by the House Ways and Means Committee, that would have the effect of taxing income recognized from “carried interests” as ordinary income thereby effectively causing such income to be treated as nonqualifying income under the publicly traded partnership rules, which would preclude us qualifying for treatment as a partnership for U.S. federal income tax purposes. If any of this legislation is enacted in its current or similar form, we would incur a material increase in our tax liability. For more information on the proposed legislation, see Part I, Item 1A, “Risk Factors –Risks Related to Taxation – Legislation has been introduced that would, if enacted, preclude us from qualifying for treatment as a partnership for U.S. federal income tax purposes under the publicly traded partnership rules. Our structure also is subject to potential judicial or administrative change and differing interpretations, possibly on a retroactive basis.”
Although we are not aware of any issue that would cause the IRS to challenge a tax basis increase, our principals will not reimburse the corporate taxpayers for any payments that have been previously made under the tax receivable agreement if the tax savings claimed are later disallowed by the IRS. As a result, in certain circumstances, payments could be made to our principals under the tax receivable agreement in excess of the corporate taxpayers’ cash tax savings. The corporate taxpayers’ ability to achieve benefits from any tax basis increase, and the payments to be made under this agreement, will depend upon a number of factors, including the timing and amount of our future taxable income.

Revenues

	Year Ended December 31,			Variance
	2008	2007(A)	2006(A)	2008 / 2007	2007 / 2006
Management fees from affiliates	$593,007	$467,238	$319,004	$125,769	$148,234
Incentive income from affiliates	56,588	654,574	325,515	(597,986)	329,059
Other revenues	82,205	66,695	12,700	15,510	53,995

Total Revenues	$731,800	$1,188,507	$657,219	$(456,707)	$531,288

(A)	Pro Forma results of our operations on a deconsolidated basis.
Year Ended December 31, 2008 compared to the Year Ended December 31, 2007
For the year ended December 31, 2008 compared with the year ended December 31, 2007, total revenues changed as a result of the following:
Management fees from affiliates increased by $125.8 million primarily due to the net effect of increases in average AUM of $2.6 billion, $0.1 billion, $2.2 billion, $1.4 billion and $0.7 billion in our private equity funds, our Castles, our liquid hedge funds, our hybrid hedge funds, and our hybrid PE funds, respectively. The combined increase to average AUM generated $113.7 million of additional management fees. In addition, management fees from affiliates increased by $10.1 million as a result of an increase in the average management fee percentage earned and by $2.0 million as a result of changes in foreign currency exchange rates.
Incentive income from affiliates decreased by $598.0 million as a result of $39.1 million of incentive income recognized from our private equity funds and hybrid PE funds for the year ended December 31, 2008, as contingencies for repayment had been resolved in certain funds allowing income recognition, compared to $321.5 million of incentive income recognized from our private equity funds and hybrid PE funds for the year ended December 31, 2007, which was no longer subject to contingencies. Furthermore, our liquid hedge funds, our Castles and our hybrid hedge funds contributed additional decreases of $180.8 million, $37.6 million and $97.2 million, respectively, in incentive income primarily due to lower returns.
Other revenues increased by $15.5 million primarily due to a $7.7 million increase in expense reimbursements from our funds, which are recorded gross on our statement of operations, a $12.1 million increase in incentive income from non-affiliates, dividend income of $1.7 million from our Castles (prior to the adoption of SFAS 159, dividend income was recorded as return of capital on investments), and a $0.4 million increase in management fees from non-affiliates, which were offset by a decrease in interest income of $6.4 million. Expense reimbursements increased primarily due to an increase in expenses related to an increase in average headcount needed to support the growth of the hybrid hedge funds, private equity funds and our Castles of $4.0 million, $0.8 million, and $1.0 million, respectively, and a net increase due to new private equity funds, liquid hedge funds and hybrid PE funds of $1.4 million. Incentive income from non-affiliates increased primarily due to a realization event in 2008 from a third party account we manage.
Year Ended December 31, 2007 compared to the Year Ended December 31, 2006
For the year ended December 31, 2007 compared with the year ended December 31, 2006, total revenues increased as a result of the following:
Management fees from affiliates increased by $148.2 million primarily due to the net effect of increases in average AUM of $3.8 billion, $1.1 billion, $2.6 billion, $2.8 billion and $0.2 billion in our private equity funds, our Castles, our liquid hedge funds, our hybrid hedge funds, and our hybrid PE funds, respectively. The combined increase to average AUM generated $171.5 million of additional management fees. This increase was partially offset by a decrease of $29.5 million related to the receipt of options recorded as management fee income from the Castles.
Incentive income from affiliates increased by $329.1 million primarily as a result of $321.5 million of incentive income recognized from our private equity funds for the year ended December 31, 2007, as contingencies for repayment had been resolved in certain funds allowing income recognition, compared to $9.5 million of incentive income accrued for one of our private equity funds for the year ended December 31, 2006, which was no longer subject to contingencies. Furthermore, our liquid hedge funds contributed an additional increase of $43.6 million in incentive income primarily from growth of average capital eligible for incentive income, partially offset by a $38.2 million decrease from our hybrid hedge funds due to lower returns.
Other revenues increased by $54.0 million primarily due to $18.0 million of additional expense reimbursements from our funds, which are recorded gross on our statement of operations, interest income which increased by $11.1 million, and other miscellaneous items.

Expenses

	Year Ended December 31,			Variance
	2008	2007 (A)	2006 (A)	2008 / 2007	2007 / 2006
Interest expense	$40,140	$34,313	$40,608	$5,827	$(6,295)
Compensation and benefits	440,659	649,010	385,090	(208,351)	263,920
Principals agreement compensation	954,685	852,956	—	101,729	852,956
General, administrative and other (including depreciation and amortization)	94,869	86,315	50,621	8,554	35,694

Total Expenses	$1,530,353	$1,622,594	$476,319	$(92,241)	$1,146,275

(A)	Pro Forma results of our operations on a deconsolidated basis.
Year Ended December 31, 2008 compared to the Year Ended December 31, 2007
For the year ended December 31, 2008 compared with the year ended December 31, 2007, total expenses changed as a result of the following:
Interest expense increased by $5.8 million primarily due to (i) a net increase of $3.5 million due to higher average borrowings in 2008, offset by a decrease in average interest rates, and (ii) a net increase of $2.1 million in the amortization and write off of deferred financing costs.
Compensation and benefits decreased by $208.4 million primarily due to a decrease in profit sharing compensation of $252.1 million, offset by an increase due to growth in our employee population of $14.8 million, a $7.0 million discretionary bonus declared during the first quarter of 2008 to one senior employee, and an increase in equity based compensation of $22.0 million, primarily due to the 31 million FOG RPUs granted in April 2008 (see discussion below). Profit-sharing compensation decreased due largely to greater private equity realization events in 2007 than in 2008, and decreased profit from our liquid and hybrid hedge funds. Our average headcount for the year ended December 31, 2008 grew 23% compared to the year ended December 31, 2007.
Principals agreement compensation increased by $101.7 million because there was not a full year of amortization in 2007. In connection with the initial public offering in February 2007, the principals entered into an agreement among themselves, which provides that in the event a principal voluntarily terminates his employment with Fortress Operating Group for any reason prior to the fifth anniversary of the initial public offering, a portion of the equity interests held by that principal as of the completion of the initial public offering will be forfeited to the principals who remain employed by Fortress Operating Group. As a result of this service requirement, the fair value of Fortress Operating Group units subject to the risk of forfeiture of $4,763.0 million is being charged to compensation expense on a straight-line basis over the five-year vesting period. When Fortress records this non-cash expense, it records a corresponding increase in capital.
General, administrative and other expenses increased by $8.6 million, primarily as a result of a net increase of $6.5 million in office and administrative costs to support a larger workforce and increased infrastructure demands, an increase of $1.2 million in other general expenses related to being a public company and an increase of $0.9 million in professional fees and consulting fees.
Future Compensation Expense
In future periods, we will further recognize non-cash compensation expense on our non-vested equity-based awards of $479.2 million with a weighted average recognition period of 4.1 years. This does not include amounts related to the Principals Agreement, which is discussed above.
In April 2008, we granted 31 million Fortress Operating Group (“FOG”) restricted partnership units (“RPUs”) to a senior employee.  In connection with the grant of these interests, the employee receives partnership distribution equivalent payments on such units with economic effect as from January 1, 2008. The interests will vest into full capital interests in FOG units in three equal portions on the first business day of 2011, 2012 and 2013, respectively, subject to continued employment with Fortress. In connection with this grant, we have reduced the employee’s profit sharing interests in various Fortress Funds.
Year Ended December 31, 2007 compared to the Year Ended December 31, 2006
For the year ended December 31, 2007 compared with the year ended December 31, 2006, total expenses changed as a result of the following:
Interest expense decreased by $6.3 million primarily due to a reduction in our weighted average interest rate from 7.92% for the year ended December 31, 2006 to 7.49% for the year ended December 31, 2007, decreasing interest expense by $4.0 million. Furthermore, our weighted average debt outstanding under Fortress Operating Group’s credit facility decreased from $468.0 million for the year ended December 31, 2006 to $422.8 million for the year ended December 31, 2007, decreasing interest expense by $3.4 million. This decrease was partially offset by an increase in unused commitment fees of $1.0 million related primarily to our undrawn delayed term loan issued in May 2007.

Compensation and benefits increased by $263.9 million primarily due to profit-sharing compensation, equity-based compensation and growth in our employee population of $49.3 million, $113.6 million and $63.5 million, respectively. Profit-sharing compensation increased due largely to significant private equity realization events in the first and second quarters of 2007 and increased profit from our liquid hedge funds. The increase in equity-based compensation to employees was primarily related to the restricted stock units and LTIP award as described in Note 8 to Part II, Item 8, “Financial Statements and Supplementary Data — Equity-Based and Other Compensation.” In addition, our average headcount for the year ended December 31, 2007 grew 44.4% compared to the year ended December 31, 2006. The remaining increase is due to increases in other miscellaneous items such as health benefits.
Principals agreement compensation was $853.0 million for the year ended December 31, 2007 for the reasons discussed above.
General, administrative and other expenses increased by $35.7 million, primarily as a result of increased office and administrative costs needed to support a significantly larger workforce, increased infrastructure demands, and professional fees and consulting fees relating to our transition to becoming a public company.
Other Income (Loss)

	Year Ended December 31,			Variances
	2008	2007 (A)	2006 (A)	2008 / 2007	2007 / 2006
Gains (Losses) — other investments	$(58,305)	$(109,160)	$179,174	$50,855	$(288,334)
Tax receivable agreement liability reduction	55,115	—	—	55,115	—
Earnings (losses) from equity method investees	(304,180)	(58,443)	108,185	(245,737)	(166,628)

Total Other Income (Loss)	$(307,370)	$(167,603)	$287,359	$(139,767)	$(454,962)

(A)	Pro Forma results of our operations on a deconsolidated basis.
Year Ended December 31, 2008 compared to the Year Ended December 31, 2007
For the year ended December 31, 2008 compared with the year ended December 31, 2007, total other income (loss) changed as a result of the following:
Losses — other investments decreased by $50.9 million primarily due to the net effect of:
•	recognition of an unrealized loss of $16.0 million for the year ended December 31, 2008 on our options in our Castles as a result of a decline in the relative performance of the underlying stock price, as compared to the recognition of an unrealized loss of $109.6 million for the year ended December 31, 2007;

•	recognition of an unrealized loss of $36.7 million for the year ended December 31, 2008 attributable to a decline in the market value of our investments in the Castles. Our investments in the Castles are held at fair value as of January 1, 2008 pursuant to the provisions of SFAS 159; and

•	recognition of an unrealized loss of $3.2 million attributable to our guarantee of the maximum potential clawback in one of our private equity Fortress Funds which was reorganized in November 2008.
As described below, in connection with the establishment of a valuation allowance for a portion of the deferred tax asset, we have recorded other income of $55.1 million arising from a reduction in the tax receivable agreement liability.
Earnings (losses) from equity method investees decreased by $245.7 million primarily due to the net effect of (i) the recognition of a $304.2 million net loss from equity method investees in 2008 as a result of a loss attributable to investments in our private equity funds, our Castles, our liquid hedge funds, our hybrid hedge funds, and our hybrid PE funds, compared to (ii) the recognition of a $58.4 million loss on our equity method investments for the year ended December 31, 2007. The overall decrease was primarily a result of diminished returns within the funds.

Year Ended December 31, 2007 compared to the Year Ended December 31, 2006
For the year ended December 31, 2007 compared with the year ended December 31, 2006, total other income decreased as a result of the following:
Gains (losses) — other investments decreased by $288.3 million primarily due to the net effect of:
•	in 2007 we recognized an unrealized loss of $109.6 million on our options in one of our Castles as a result of a decline in the relative performance of the underlying stock price as compared to the recognition of an unrealized gain of $85.8 million in 2006;

•	in 2007 we recognized $2.9 million in gains from our deferred fee arrangements as compared to $101.7 million in gains in 2006. These deferred fee arrangements were terminated prior to our initial public offering;

•	in 2007 we recognized a $3.6 million write down of our Newcastle options; and

•	in 2006 we recognized a $5.9 million write-off of our Northcastle options.
Earnings (losses) from equity method investees decreased by $166.6 million primarily due to the net effect of (i) the recognition of a $58.4 million net loss from equity method investees in 2007 as a result of a $92.6 million net loss attributed to investments in our private equity funds and hybrid PE funds offset by our share of income from investments in our hedge funds and other investments of $34.2 million compared to (ii) the recognition of $108.2 million in earnings on our equity method investments in 2006.
Income Tax Benefit (Expense)
Fortress has recorded a significant deferred tax asset, primarily in connection with the Nomura Transaction and IPO. A substantial portion of this asset is offset by a liability associated with the tax receivable agreement with our Principals. For the year ended December 31, 2008, we have recorded income tax expense of $115.2 million primarily attributable to the establishment of a valuation allowance for a portion of this deferred tax asset resulting in a $95.9 million charge to income tax expense. In addition, the establishment of the valuation allowance resulted in a reduction of the obligation associated with the tax receivable agreement and a corresponding reduction of the deferred tax asset of $20.8 million. This deferred tax asset is further discussed under “— Critical Accounting Policies” below.
For the year ended December 31, 2007, Fortress recorded an income tax benefit of $5.6 million. This tax benefit was primarily attributable to certain expenses recorded in our financial statements which are not currently deductible for income tax purposes. For the year ended December 31, 2006, Fortress recognized income tax expense of $12.5 million. Given our partnership structure prior to our reorganization in January 2007 (see Note 1 to Part II, Item 8, “Financial Statements and Supplementary Data—Organization and Basis of Presentation”), our 2006 tax expense primarily arose from the New York City unincorporated business tax at a statutory rate of 4%.
Segment Analysis
Fortress conducts its management and investment business through the following six primary segments: (i) private equity funds, (ii) Castles, (iii) liquid hedge funds, (iv) hybrid hedge funds, (v) hybrid PE funds and (vi) principal investments in these funds as well as cash that is available to be invested. These segments are differentiated based on their varying investment strategies. Due to the increased significance of the principal investments segment and the hybrid PE funds segment, they have been disaggregated from the other segments in this period and for all periods presented.
Discussed below are our results of operations for each of our reportable segments. They represent the separate segment information available and utilized by our management committee, which consists of our principals and certain key officers, and which functions as our chief operating decision maker to assess performance and to allocate resources. Management evaluates the performance of each segment based on its distributable earnings.
As segment revenues reflected in our distributable earnings are presented on an unconsolidated basis, management fee and incentive income are reflected on a gross basis prior to elimination as required in consolidation. As a result of this presentation, management fees and incentive income are greater than those reflected on a consolidated GAAP basis for periods prior to the deconsolidation on March 31, 2007. Other items within distributable earnings are less than the related amounts on a GAAP basis for these periods, as they do not include the effects of consolidating the Fortress Funds.
As mentioned above, results of operations for each of our segments are reflected on an unconsolidated basis, even for periods prior to the deconsolidation. Management also assesses our segments on a Fortress Operating Group and pre-tax basis, and therefore adds back the non-controlling interests in consolidated subsidiaries related to Fortress Operating Group units (held by the principals) and income tax expense.
Distributable earnings is defined in Note 11 to Part II, Item 8, “Financial Statements and Supplementary Data — Segment Reporting.” Furthermore, a complete discussion of distributable earnings basis impairment and reserves, including the methodology used in estimating the amounts as well as the amounts incurred in the relevant periods, is disclosed therein.

Private Equity Funds

	Year Ended December 31,			Variance
	2008	2007	2006	2008 / 2007	2007 / 2006

Management Fees	$162,891	$127,490	$82,137	$35,401	$45,353
Incentive Income	(94,719)	275,254	129,800	(369,973)	145,454

Segment revenues — total	$68,172	$402,744	$211,937	$(334,572)	$190,807

Pre-tax distributable earnings	$65,208	$267,726	$148,181	$(202,518)	$119,545

Year Ended December 31, 2008 compared to Year Ended December 31, 2007
Pre-tax distributable earnings decreased by $202.5 million primarily due to:
•	a $35.4 million increase in management fees. Management fees increased primarily due to (i) $32.9 million of management fees generated by the creation of new private equity funds during 2007 and 2008, most notably Fund V, Fund V Coinvestment, FECI, Mortgage Opportunities Fund I, Mortgage Opportunities Fund II and Mortgage Opportunities Fund III, and (ii) an increase of $10.7 million related to an increase in average AUM from Fund IV, Fund IV Coinvestment, and FHIF. These increases to management fees were partially offset by a decrease of $4.8 million in management fees collected from Fund II, Fund III, and FRID as a result of distributions to investors (which reduces AUM) during 2007 and a decrease of $3.1 million from Fund IV, as a consequence of the creation of Fund V in May 2007 (which caused the management fees from Fund IV to be based on invested capital rather than capital commitments);

•	a $239.2 million net decrease in incentive income. Incentive income decreased by $370.0 million partially offset by a corresponding decrease in the employees’ share of incentive income of $130.8 million reflected as profit sharing compensation expense. The decrease of $370.0 million in incentive income was primarily attributable to a decline in the results of realization events of our private equity funds of $247.8 million, and a reserve for the potential clawback of incentive income to FRID, Fund II and Fund III of $123.5 million, offset by an increase of $2.7 million in incentive income due to higher FFO in excess of certain performance hurdles generated by NIH; and

•	a $2.4 million decrease in operating expenses primarily related to a decrease in compensation and benefits expense.
Year Ended December 31, 2007 compared to Year Ended December 31, 2006
Pre-tax distributable earnings increased by $119.5 million mainly due to:
•	a $45.4 million increase in management fees. Management fees increased mainly due to (i) $45.9 million of management fees generated by the creation of new private equity funds, most notably Fund V and FHIF, (ii) increases in AUM from Fund IV Coinvestment Fund (“Fund IV Co”) and FICO which resulted in an increase in management fees of $5.9 million and $6.1 million, respectively, and (iii) an increase of $1.8 million as a consequence of management fees being charged for a full year for RIC Coinvestment Fund (“FRIC”) which was formed during 2006. These increases to management fees were partially offset by a decrease of $6.9 million in management fees collected from Fund II as a result of distributions to investors (which reduces AUM), a decrease of $3.2 million from Fund III as a consequence of the creation of Fund IV in March 2006 (which caused the management fees from Fund III to be based on invested capital rather than capital commitments), and decreases of $1.4 million and $1.6 million from Fund IV and Fund IV Co, respectively, as a consequence of the creation of Fund V in May 2007 (which caused the management fees from Fund IV and Fund IV Co to be based on invested capital rather than capital commitments);

•	a $93.2 million net increase in incentive income. Incentive income grew by $145.5 million partially offset by a corresponding increase in the employees’ share of incentive income of $52.3 million reflected as profit sharing compensation expense. The increase of $145.5 million of incentive income was the result of proceeds distributed in relation to realization events by our private equity funds’ investments in a residential housing company and Crown Castle International during the year ended December 31, 2007, net of proceeds distributed from realization events by our private equity funds’ investments in Brookdale that occurred during the year ended December 31, 2006;

•	a $20.4 million increase in operating expenses mainly generated by an increase in average headcount.

Publicly Traded Alternative Investment Vehicles (''Castles’’)

	Year Ended December 31,			Variance
	2008	2007	2006	2008 / 2007	2007 / 2006

Management Fees	$54,102	$49,661	$32,544	$4,441	$17,117
Incentive Income	12	39,490	15,682	(39,478)	23,808

Segment revenues — total	$54,114	$89,151	$48,226	$(35,037)	$40,925

Pre-tax distributable earnings	$15,409	$44,223	$4,898	$(28,814)	$39,325

Year Ended December 31, 2008 compared to Year Ended December 31, 2007
Pre-tax distributable earnings decreased by $28.8 million primarily due to:
•	a $4.2 million net increase in management fees. Management fees increased primarily due to (i) $0.6 million as a result of the growth of average AUM, (ii) a $1.8 million increase in management fees from non-affiliates and (iii) $2.0 million as a result of changes in foreign currency exchange rates. These increases to management fees were partially offset by an increase in the employees’ share of management fees of $0.2 million;

•	a $30.0 million net decrease in incentive income. Incentive income decreased by $39.5 million which was offset by a decrease in the employees’ share of incentive income of $9.5 million reflected as profit sharing compensation expense. The decrease of $39.5 million was primarily due to the recognition of incentive income generated by Newcastle and Eurocastle as a result of FFO exceeding certain performance hurdles for the year ended December 31, 2007. For the year ended December 31, 2008, Newcastle’s and Eurocastle’s FFO did not exceed these performance hurdles so no incentive income was generated; and

•	a $3.0 million net increase in operating expenses primarily due to increases in general and administrative and other expenses.
Year Ended December 31, 2007 compared to Year Ended December 31, 2006
Pre-tax distributable earnings increased by $39.3 million primarily due to:
•	a $15.5 million net increase in management fees. Management fees increased by $17.1 million primarily as a result of the growth of average AUM. The $17.1 million increase was partially offset by a $1.6 million increase in the employees’ share of operating income, reflected as profit sharing compensation expense;

•	a $22.7 million net increase in incentive income. Incentive income increased by $23.8 million offset by an increase in the employees’ share of incentive income of $1.1 million reflected as profit sharing compensation expense. The increase of $23.8 million was primarily due to (i) an increase of $15.6 million in incentive income due to higher FFO in excess of certain performance hurdles, generated by Eurocastle, (ii) increased equity eligible for incentive, which resulted in a $6.0 million increase in incentive income, and (iii) $1.9 million of additional incentive compensation resulting from the sale of shares received upon the exercise of options held in Eurocastle.

•	a $1.1 million net decrease in operating expenses primarily due to the liquidation of Northcastle in 2006.
Liquid Hedge Funds

	Year Ended December 31,			Variance
	2008	2007	2006	2008 / 2007	2007 / 2006

Management Fees	$217,575	$158,882	$92,746	$58,693	$66,136
Incentive Income	17,658	199,283	154,068	(181,625)	45,215

Segment revenues — total	$235,233	$358,165	$246,814	$(122,932)	$111,351

Pre-tax distributable earnings	$96,063	$159,296	$101,098	$(63,233)	$58,198

Year Ended December 31, 2008 compared to Year Ended December 31, 2007
Pre-tax distributable earnings decreased by $63.2 million primarily due to:
•	a $63.6 million net increase in management fees. Management fees increased by $58.7 million and the employees’ share of management fees decreased by $4.9 million (due to a reduction in the employees’ percentage share of such fees). The $58.7 million increase was primarily a result of the growth in average AUM, an increase in the average management fee percentage earned, and management fees generated by the formation of the new Commodities Fund, which generated $32.0 million, $11.2 million and $16.5 million of additional management fees, respectively, partially offset by a decrease in management fees from non-affiliates of $1.0 million;

•	a $106.4 million net decrease in incentive income. Incentive income decreased by $181.6 million partially offset by a corresponding decrease in the employees’ share of incentive income of $75.2 million, reflected as profit sharing compensation expense. The $181.6 million decrease in incentive income is primarily attributable to a decrease of $198.9 million due to lower returns in our liquid hedge funds, offset by an increase in incentive income generated by realization events from special investments and the new Commodities Fund of $2.1 million and $15.2 million, respectively; and

•	a $20.5 million increase in operating expenses primarily due to an increase in average headcount.
Year Ended December 31, 2007 compared to Year Ended December 31, 2006
Pre-tax distributable earnings increased by $58.2 million mainly due to:
•	a $57.4 million net increase in management fees. Management fees increased by $66.1 million partially offset by a corresponding increase in the employees’ share of management fees of $8.7 million. The $66.1 million increase was primarily a result of the growth in average AUM and an increase in the average management fee percentage earned, which drove $54.1 million and $13.8 million of additional management fees, respectively, partially offset by a decrease in non-affiliated management fees of $1.8 million;

•	a $34.2 million net increase to incentive income. Incentive income increased by $45.2 million partially offset by a corresponding increase in the employees’ share of incentive income of $11.0 million, reflected as profit sharing compensation expense. The $45.2 million increase in incentive income is primarily attributable to an increase in average capital eligible for incentive income, which contributed an increase of $96.6 million, offset by lower returns of $53.1 million; and

•	a $33.4 million increase in operating expenses mainly due to an increase in average headcount.
Hybrid Hedge Funds

	Year Ended December 31,			Variance
	2008	2007	2006	2008 / 2007	2007 / 2006

Management Fees	$147,823	$129,516	$84,536	$18,307	$44,980
Incentive Income	13,609	97,465	135,939	(83,856)	(38,474)

Segment revenues — total	$161,432	$226,981	$220,475	$(65,549)	$6,506

Pre-tax distributable earnings	$37,548	$59,137	$70,045	$(21,589)	$(10,908)

Year Ended December 31, 2008 compared to Year Ended December 31, 2007
Pre-tax distributable earnings decreased by $21.6 million primarily due to:
•	a $14.6 million net increase in management fees. Management fees increased by $18.3 million partially offset by a corresponding increase in the employees’ share of management fees of $3.7 million. The $18.3 million increase in management fees was primarily a result of growth in average AUM, which resulted in a $19.2 million increase, offset by a decrease of $0.7 million due to a decrease in the average management fee percentage earned, and a $0.2 million decrease in management fees from third party accounts we manage;

•	a $44.8 million net decrease in incentive income. Incentive income decreased by $83.9 million and the employees’ share of incentive income, reflected as profit sharing compensation expense, decreased by $39.0 million. The $83.9 million decrease in incentive income was primarily attributable to a decline in the returns of our hybrid hedge funds which generated a decrease of $102.7 million, partially offset by an increase of $5.8 million due to the change in the average capital eligible for incentive income and a $13.1 million realization event in 2008 from a third party account we manage; and

•	an $8.6 million decrease in operating expenses primarily related to a decrease in discretionary bonuses, offset by an increase in other expenses based on increased average headcount.
Year Ended December 31, 2007 compared to Year Ended December 31, 2006
Pre-tax distributable earnings decreased by $10.9 million mainly due to:
•	a $45.0 million increase in management fees. The increase in management fees was mainly a result of growth in average capital eligible for incentive income, which drove a $47.7 million increase.

•	an $8.0 million net decrease in incentive income. Incentive income decreased by $38.5 million and the employees’ share of incentive income, reflected as profit sharing compensation expense, decreased by $30.5 million. The $38.5 million decrease in incentive income was mainly attributable to a decline in the return of our hybrid hedge funds, including special investments, which generated a decrease of $98.2 million, partially offset by an increase of $58.2 million due to the change in the average capital eligible for incentive income; and

•	a $47.9 million increase in operating expenses primarily related to an increase in average headcount.

Hybrid PE Funds

	Year Ended December 31,			Variance
	2008	2007	2006	2008 / 2007	2007 / 2006

Management Fees	$15,300	$4,449	$2,142	$10,851	$2,307
Incentive Income	412	—	—	412	—

Segment revenues — total	$15,712	$4,449	$2,142	$11,263	$2,307

Pre-tax distributable earnings	$3,167	$3,288	$1,444	$(121)	$1,844

Year ended December 31, 2008 compared to Year Ended December 31, 2007
Pre-tax distributable earnings decreased by $0.1 million primarily due to:
•	a $10.9 million increase in management fees primarily due to $9.7 million of management fees generated by the creation of new Hybrid PE Funds, most notably Credit Opportunities Fund, Real Assets Fund and Assets Overflow Fund and an increase of $1.1 million primarily due to an increase in average AUM from Long Dated Value Fund II and Long Dated Value Fund III;

•	a $0.1 million net increase in incentive income. Incentive income increased by $0.4 million partially offset by a corresponding decrease in the employees’ share of incentive income of $0.3 million reflected as profit sharing compensation expense. The increase of $0.4 million in incentive income was primarily attributable to an incentive distribution from Long Dated Value Fund II; and

•	an $11.1 million increase in operating expenses primarily related to an increase in average headcount.
Year ended December 31, 2007 compared to Year Ended December 31, 2006
Pre-tax distributable earnings increased by $1.8 million primarily due to:
•	a $2.3 million increase in management fees primarily due to a $0.9 million of management fees generated by the creation of new Hybrid PE Funds, most notably Long Dated Value Fund III and Real Assets Fund and an increase of $1.4 million related to an increase in average AUM from Long Dated Value Fund I and Long Dated Value Fund II;

•	a $0.5 million increase in operating expenses primarily related to an increase in average headcount.
Principal Investments

	Year Ended December 31,			Variance
	2008	2007	2006	2008/2007	2007/2006

Pre-tax distributable earnings (loss)	$(379,032)	$27,026	$85,707	$(406,058)	$(58,681)

Year Ended December 31, 2008 compared to Year Ended December 31, 2007
Pre-tax distributable earnings decreased by $406.1 million primarily due to:
•	Private Equity funds: a $241.9 million decrease in net investment income primarily as a result of a $231.8 million impairment on our investments in our private equity funds recognized in 2008 as compared to $10.5 million of realized gains (representing our share) primarily from an investment in a residential housing company during 2007;

•	Castles: a $29.2 million decrease in net investment income primarily as a result of a $28.5 million impairment on our shares held in Newcastle and Eurocastle during 2008, and a decrease of $3.0 million in the dividend income received on our shares held in Eurocastle and Newcastle, offset by a foreign currency hedge loss in the amount of $2.3 million recognized during the year ended December 31, 2007;

•	Liquid hedge funds: a $12.8 million decrease in net investment income primarily as a result of (i) $12.7 million attributable to lower returns in 2008, (ii) recognition of a $0.6 million impairment on our investments in special investments in 2008, (iii) the distribution of previously earned fees which had generated $2.0 million of income for the year ended December 31, 2007, and (iv) a net decrease in other miscellaneous items of $1.3 million. This was partially offset by an increase of $3.8 million due to the increase in our average investment balance;

•	Hybrid hedge funds: a $100.5 million decrease in net investment income of which $77.9 million was due to a decline in returns including special investments, $10.0 million was due to the decrease in our average investment balance and $19.4 million was due to recognition of an impairment on our investments including special investments, in 2008. This was partially offset by a net increase of $6.7 million due to other miscellaneous items;

•	Hybrid PE funds: a $6.5 million decrease in net investment income primarily as a result of a $6.1 million impairment on our investments in our hybrid PE funds recognized in 2008 as compared to $0.4 million of realized gains during the year ended December 31, 2007; and

•	Expenses and other: a $15.1 million decrease in net investment income primarily due to (i) a $5.7 million decrease in interest income as a result of lower interest rates and lower average cash balances, (ii) a net increase of $5.6 million in interest expense due to higher average borrowings in 2008 and an increase in amortization of deferred financing costs, offset by a decrease in average interest rates, and (iii) $3.8 million of loss related to a foreign currency translation loss during the year ended December 31, 2008.
Year Ended December 31, 2007 compared to Year Ended December 31, 2006
Pre-tax distributable earnings decreased $58.7 million primarily due to:
•	a $5.7 million increase in net investment income from private equity funds primarily as a result of our share in the realized gains from the private equity funds’ investment in a residential housing company during the year ended December 31, 2007, net of the gains related to Brookdale during the year ended December 31, 2006;

•	a $0.2 million increase in net investment income from Castles primarily due to an increase of $0.3 million in the dividend income received on our shares held in Eurocastle and Newcastle;

•	a $77.5 million decrease in net investment income from liquid hedge funds. This decline is mainly attributable to the distribution of previously earned fees which had generated $79.0 million of income for the year ended December 31, 2006, compared to $2.0 million for the year ended December 31, 2007;

•	a $6.7 million decrease in net investment income from hybrid hedge funds. This decrease was mainly due to lower returns of $9.5 million, as well as a $13.7 million decrease in income from the distribution of previously earned fees. These decreases were partially offset by an increase of $19.9 million due to the change in average investment balance;

•	a $0.3 million increase in net investment from hybrid PE funds primarily due to $0.4 million of realized gains during the year ended December 31, 2007, compared to $0.1 million recognized during the year ended December 31, 2006; and

•	Expenses and other: a $19.4 million decrease in net investment income primarily due to (i) a $10.6 million increase in interest income, primarily as a result of interest earned on cash, in part cash received from our initial public offering, (ii) a $6.3 million decrease in interest expense mainly driven by a decrease to the weighted average interest rate from 7.92% for the year ended December 31, 2006 to 7.49% for the year ended December 31, 2007, as well as a decrease in the average debt outstanding from $468.0 million for the year ended December 31, 2006 to $422.8 million for the year ended December 31, 2007 and (iii) a $2.8 million increase in income related to foreign currency translation during the year ended December 31, 2007.
Unallocated

	Year Ended December 31,			Variance
	2008	2007	2006	2008/2007	2007/2006

Pre-tax distributable earnings (loss)	$(548)	$(9,196)	$(14,450)	$8,648	$5,254

Year Ended December 31, 2008 compared to Year Ended December 31, 2007
Pre-tax distributable loss decreased by $8.6 million. The decrease in loss is due to a decrease in corporate expenses and professional fees that were incurred in 2007 in relation to the demands of being a new public company.
Year Ended December 31, 2007 compared to Year Ended December 31, 2006
Pre-tax distributable loss decreased by $5.3 million. The decrease in loss is due to a decrease in the amount of operating expenses that were not allocable to our funds.

Sensitivity
For an analysis of the sensitivity of segment revenues to changes in the estimated fair value of the Fortress Fund investments, see Part II, Item 7A, “Quantitative and Qualitative Disclosures About Market Risk.”
Liquidity and Capital Resources
Liquidity is a measurement of our ability to meet potential cash requirements, including ongoing commitments to repay borrowings, fund and maintain investments, including our capital commitments to our funds, pay compensation, and satisfy our other general business needs including our obligation to pay U.S. federal income tax. In addition, we may require cash to make distributions. Our primary sources of funds for liquidity consist of cash flows provided by operating activities, primarily the management fees and incentive income paid to us from the Fortress Funds, borrowings under loans, and the potential issuance of debt and equity securities, as well as the investment returns on our principal investments in these funds. Our primary uses of liquidity include operating expenses (which include compensation, rent and interest, among others), working capital expenses, amortization payments under our credit agreement, capital commitments to our funds and tax and tax-related payments.
The receipt of management fees generally occurs on a fixed and fairly predictable schedule, subject to changes in the NAV of the Fortress Funds (due to performance or capital transactions). From time to time, we may elect, in our discretion, to defer the receipt of management or other fees, to which we are legally entitled, in order to optimize the operations of the underlying managed funds. The timing of receipt of cash flows from other operating activities is in large part dependent on the timing of distributions from our private equity funds and hybrid PE funds, which are subject to restrictions and to management’s judgment regarding the optimal timing of the monetization of underlying investments, as well as dates specified in our hedge funds’ operating documents, which outline the determination and payment of our incentive income, if any. The timing of capital requirements to cover fund commitments is subject to management’s judgment regarding the acquisition of new investments by the funds, as well as the ongoing liquidity requirements of the respective funds. The timing of capital requirements and the availability of liquidity from operating activities may not always coincide, and we may make short-term, lower-yielding investments with excess liquidity or fund shortfalls with short-term debt or other sources of capital.
We expect that our cash on hand and our cash flows from operating activities, capital receipts from balance sheet investments and available financing will be sufficient to satisfy our liquidity needs with respect to expected current commitments relating to investments and with respect to our debt obligations over the next twelve months. We estimate that our expected management fee receipts over the next twelve months, a portion of which may be deferred, will be sufficient (along with our cash on hand of $263.3 million and expected capital receipts from our balance sheet investments) to meet our operating expenses (including compensation and lease obligations), required debt amortization payments, and fund capital commitments, in each case expected to be funded during the next twelve months (see obligation tables below). These uses of cash would not (barring changes in other relevant variables) cause us to violate any of our debt covenants. We believe that the compensation we will be able to pay from these available sources will be sufficient to retain key employees and maintain an effective workforce. We may elect, if we deem it appropriate, to defer certain payments due to our principals and affiliates or raise capital to enable us to satisfy the amortization payments required under our credit agreement, which amortization payments we increased in connection with the amendment to our credit agreement discussed below under “—Debt Obligations”.
We expect to meet our long-term liquidity requirements, including the repayment of our debt obligations and any new commitments or increases in our existing commitments relating to principal investments, through the generation of operating income (including management fees, a portion of which may be deferred), capital receipts from balance sheet investments and, potentially, additional borrowings and equity offerings. As discussed above, we believe that we will generate adequate operating cash flows to service our periodic debt payments, which will result in a gradual reduction in our debt level. Our ability to execute our business strategy, particularly our ability to form new funds and increase our AUM, depends on our ability to raise additional investor capital within our funds and on our ability to monetize our balance sheet investments, each of which is more challenging given current market conditions. Furthermore, strategic initiatives and the ability to make principal investments in funds may be dependent on our ability to raise capital at the Fortress level. Decisions by counterparties to enter into transactions with us will depend upon a number of factors, such as our historical and projected financial performance and condition, compliance with the terms of our current credit arrangements, industry and market trends and performance, the availability of capital and our counterparties’ policies and rates applicable thereto, the rates at which we are willing to borrow, and the relative attractiveness of alternative investment or lending opportunities. Furthermore, given the current, depressed level of the market price of our Class A shares as well as the illiquidity in the credit market (as described above under “— Market Considerations), raising equity capital could be highly dilutive to our current shareholders and issuing debt obligations could result in significant increases to operating costs, if either were achieved in this market. The level of our share price also limits our ability to use our equity as currency in the potential acquisition of businesses, other companies or assets.

On February 8, 2007, we completed an initial public offering of 39,428,900 of our Class A shares. We contributed the net proceeds from the offering to Fortress Operating Group in exchange for 39,428,900 limited partnership units. We are a publicly traded partnership and have established a wholly owned corporate subsidiary (“FIG Corp.”). Accordingly, a substantial portion of our income earned by the corporate subsidiary is subject to U.S. federal income taxation and taxed at prevailing rates. The remainder of our income is allocated directly to our shareholders and is not subject to any corporate level of taxation.
As of December 31, 2008, our material cash commitments and contractual cash requirements were related to our capital commitments to our funds, lease obligations and debt obligations. Our potential liability for the contingent repayment of incentive income is discussed under “—Contractual Obligations” below.
Capital Commitments
We determine whether to make capital commitments to our private equity funds and hybrid PE funds in excess of the minimum required amounts based on a variety of factors, including estimates regarding our liquidity over the estimated time period during which commitments will have to be funded, estimates regarding the amounts of capital that may be appropriate for other funds which we are in the process of raising or are considering raising, and our general working capital requirements.
We generally fund our principal investments in the Fortress Funds with cash, either from working capital or borrowings, and not with carried interest. We do not hold any principal investments in the funds other than through the Fortress Operating Group entities. Our principals do not own any portion of the carried interest in any fund personally. Accordingly, their personal investments in the funds are funded directly with cash.
Our capital commitments to our funds with outstanding commitments as of December 31, 2008 consisted of the following (in thousands):

Outstanding
Private Equity Funds	Commitment
Fund I	$12
Fund II	566
Fund III Coinvestment	2
Fund IV	4,053
Fund IV Coinvestment	3
Fund V	59,693
Fund V Coinvestment	7
Fund VI	15,000
FRID	795
FHIF	11,446
FECI	1,551

Hybrid PE Funds
Credit Opportunities Fund	4,512
Long Dated Value Fund I	735
Long Dated Value Fund II	2,081
Long Dated Value Fund III	453
Real Assets Fund	33,846
Assets Overflow Fund	19
Karols Development Co	5,433
FTS SIP L.P.	730

Total	$140,937

Lease Obligations
Minimum future rental payments under our operating leases are as follows (in thousands):

2009	$18,667
2010	21,482
2011	11,747
2012	10,818
2013	10,608
Thereafter	32,159

Total	$105,481

Debt Obligations
As of December 31, 2008, our debt obligations consisted of the amounts outstanding under our credit agreement, as described below.
In 2002, we borrowed $2.9 million collateralized by our interest in an aircraft (the ''aircraft loan’’). This loan bore interest at LIBOR plus 2.25%. We had hedged our exposure to the risk of changes in market interest rates with respect to this loan by entering into an interest rate swap, which fixed the effective interest rate on this loan at approximately 6.80% through maturity. In June 2007, we repaid all amounts outstanding under the aircraft loan and terminated the related interest rate swap.
In June 2006, we entered into a $750 million credit agreement (the “2006 Credit Agreement”). Borrowings under the 2006 Credit Agreement bore interest at LIBOR plus 2.00%, with the agreement being subject to unused commitment fees of 0.375% per annum. The purpose of the 2006 Credit Agreement was to refinance a prior credit agreement, to make funds available for investments in the various existing and new Fortress Funds, and to make a one-time $250 million distribution of capital to our principals.
As a result of our initial public offering, we became subject to a reduced unused commitment fee of 0.25% and a letter of credit fee of 1.50% and borrowings under the 2006 Credit Agreement accrued interest at a rate equal to (i) with respect to LIBOR loans, LIBOR plus 1.50% and (ii) with respect to base rate loans, the base rate, as defined in the credit agreement, plus 0.50%. $250 million of the term loan and $85 million of the revolving credit facility under the 2006 Credit Agreement were repaid with proceeds received from our initial public offering. In connection with the partial paydown of the existing credit facility, deferred loan costs of $2.0 million were written off to interest expense in February 2007.
In May 2007, we entered into a new $1 billion credit agreement (as amended, the “2007 Credit Agreement” or “our credit agreement”) in order to refinance the 2006 Credit Agreement described above, reduce the amount of interest and other fees payable under our credit facilities and increase the amount of funds available for investments. The credit facilities available under the 2007 Credit Agreement include a $200 million revolving credit facility (including a $25 million letter of credit subfacility) and an $800 million term loan facility. Borrowings and letters of credit issued under the 2007 Credit Agreement bore interest at a rate equal to (i) with respect to LIBOR loans, LIBOR plus 1.20%, or (ii) with respect to base rate loans, the base rate, as defined in the agreement, plus 0.20%. On February 1, 2008, the rate on LIBOR loans was reduced to LIBOR + 0.65% pursuant to the terms of the agreement. In addition, we were required to pay a commitment fee of 0.20% per annum on the unused portion of amounts available under our revolving credit facility.
On April 17, 2008, we entered into an amendment to the 2007 Credit Agreement. The amendment, among other things, (i) permits us to issue an unlimited amount of subordinated indebtedness with specified terms so long as 40% of the net proceeds are used to repay amounts outstanding under the 2007 Credit Agreement, (ii) increased the applicable rate on Eurodollar loans and letters of credit by 20 basis points (making the current rate LIBOR plus 0.85%) and the undrawn commitment fee by 5 basis points (making the current fee 0.25%), (iii) added an amortization schedule requiring us to repay $100 million of amounts outstanding under the agreement each year during the next three years (with the first payment due on January 15, 2009), (iv) modified the financial covenants by (a) replacing the EBITDA-based financial covenant with a Consolidated Leverage Ratio covenant, (b) increasing the minimum amount of management fee earning assets by $3 billion to $21.5 billion (which minimum amount increases annually by $500 million) and (c) eliminating the annual $50 million increase in required minimum investment assets, and (v) revised various definitions and clarified terms with respect to swap providers who are lenders under the agreement. In addition, on May 29, 2008, we entered into an amendment of our credit agreement to change from a co-borrower structure to a single borrower structure.
On November 12, 2008, we entered into an additional amendment to the 2007 Credit Agreement. The amendment, among other things: (i) modified the definition of EBITDA, which is used to calculate our Consolidated Leverage Ratio, to exclude any realized or unrealized gains and losses on investments and to reflect private equity incentive income clawbacks on a cash basis; (ii) modified the financial covenants by (a) reducing the amount of required investment assets to $975 million (less any future term loan repayments) and (b) changing the required Consolidated Leverage Ratios for the quarters ending June 30 and September 30, 2009 from 2.5 to 1.0 to 2.75 to 1.0; (iii) increased the rate on LIBOR loans to LIBOR + 2.00% (and Base Rate loans to the prime rate + 1.00%) - this rate is no longer subject to change pursuant to a ratings-based pricing grid; (iv) established the commitment fee for the unused portion of the revolving credit facility at 0.25% - this rate is also no longer subject to change pursuant to a ratings-based pricing grid; (v) reduced the revolving credit facility commitments to $125 million; (vi) established a requirement that outstanding term loans be prepaid with 25% of the amount by which EBITDA for any twelve-month period exceeds $370 million (unless and until the amount of outstanding term loans equals or is less than $250 million); (vii) required $50 million of additional term loan repayments ($25 million in July of 2009 and 2010); (viii) established a requirement that the borrower cash collateralize the letter of credit obligations of distressed lenders under certain circumstances, including lender non-funding or bankruptcy; and (ix) established an event of default under certain circumstances if the borrower, any guarantor or certain of their subsidiaries are required to make incentive income clawback payments in excess of $20 million during any calendar year. In connection with the amendment, we prepaid $75 million of the outstanding term loans.

On March 12 and March 13, 2009, we entered into additional amendments to the 2007 Credit Agreement. The amendments, among other things: (i) modified the financial covenants by (a) amending the amount of required management fee earning assets to $22 billion as of the end of each fiscal quarter through December 31, 2009 and $20 billion as of the end of each fiscal quarter thereafter; (b) reducing the amount of investment assets required as of any point in time to an amount equal to the term loans and revolving loans (including outstanding letters of credit) then outstanding; (c) changing the required Consolidated Leverage Ratio to 3.5 to 1.0 for the remainder of the term of the credit agreement; (ii) increased the rate on LIBOR loans to LIBOR + 2.50 (and Base Rate loans to the prime rate plus 1.50%); (iii) reduced the revolving credit facility commitments to $75 million; (iv) established an annual requirement, beginning in 2010, that outstanding loans be prepaid in an amount equal to 75% of Free Cash Flow (as defined in the agreement) generated during the previous year; (v) increased the amount of our scheduled amortization payments (the amortization schedule now requires the following payments: $50 million in July 2009, $25 million in each of October 2009 and January, April, July and October 2010, and $75 million in January 2011); (vi) established a requirement that 50% of the net proceeds from any equity issuance by the Fortress Operating Group be applied to prepay outstanding term loans; (vii) reduced the amount of certain types of distributions we can make to equity holders of the Fortress Operating Group and, in turn, our Class A shareholders, and (viii) provided that the dissolution or termination of specified material funds would not constitute an event of default. In connection with the amendment, we prepaid $75 million of outstanding term loans and $50 million of outstanding revolving facility loans.
In addition, the amendments provide that, with respect to a specified fund, it would not be a default under the credit agreement if the fund’s 2008 audited financials contain language noting substantial doubt as to the fund’s status as a “going concern.” If, by April 15, 2009, (a) the fund has not delivered audited financials without a “going concern” statement and (b) the fund has not extended the maturity of certain debt until the end of 2009, then we will be required to prepay $25 million of outstanding term loans. If we are required to make this prepayment, the required amortization payment due in July 2009 would be reduced from $50 million to $25 million.
The foregoing description of the terms of the amendments is not complete and is qualified in its entirety by the full text of both the amendments, which are filed as Exhibits 10.31 and 10.32 hereto and are incorporated by reference herein, and the 2007 Credit Agreement (including other amendments thereto), each of which has been filed with the Securities and Exchange Commission.
Increases in the interest rate on our debt obligations, whether through amendments, refinancings, or increases in LIBOR, result in a direct reduction in our earnings and cash flow from operations and, therefore, our liquidity.
The following table presents information regarding our debt obligations (dollars in thousands):

				December 31, 2008
	Face Amount and Carrying Value		Final Stated	Weighted Average	Weighted Average
Debt Obligation	December 31, 2008	December 31, 2007	Maturity	Funding Cost (1)	Maturity (Years)
Credit Agreement (2)
Revolving debt (3)	$104,041	$185,000	May 2012	4.65%	3.36
Term loan	350,000	350,000	May 2012	3.17%	3.36
Delayed term loan	275,000	—	May 2012	2.99%	1.18

Total	$729,041	$535,000		3.31%	2.54

(1)	The weighted average funding cost is calculated based on the contractual interest rate (utilizing the most recently reset LIBOR rate) plus the amortization of deferred financing costs. The most recently reset LIBOR rate was 0.47%.

(2)	Collateralized by substantially all of Fortress Operating Group’s assets as well as Fortress Operating Group’s rights to fees from the Fortress Funds and its equity interests therein.

(3)	Approximately $21 million was undrawn under the revolving debt facility as of December 31, 2008. The revolving debt facility included a $25 million letter of credit subfacility of which $9.8 million was utilized. Lehman Brothers Commercial Paper, Inc., which is committed to fund $11.9 million (including $1.0 million of the outstanding letters of credit) of the $125 million revolving credit facility, has filed for bankruptcy protection, did not fund its portion of the last borrowing under this facility, and it is reasonably possible that it will not fund its portion of the commitments. As a result, none of the undrawn amount was available.
On March 13, 2009, we amended the terms of our credit agreement. In connection with the amendment, we repaid (i) $50 million of outstanding revolving debt and (ii) $75 million of outstanding term loans. In addition, we reduced the revolving credit facility to $75 million. As of March 13, 2009, we had $54 million of revolving debt and $550 million of term loans outstanding.
Assuming no EBITDA-based required prepayments, our outstanding debt matured as follows, based on terms in effect at December 31, 2008 (in thousands). See above for a discussion of the amendment which occurred in March 2009 which changed the payment terms.

2009	$25,000
2010	125,000
2011	100,000
2012	479,041

Total	$729,041

As a result of the Nomura transaction and our initial public offering, FIG Asset Co. LLC lent excess proceeds of $215 million to FIG Corp. pursuant to a demand note. Since then, FIG Corp. has repaid a portion of the demand note and, as of December 31, 2008, the outstanding balance was $125.3 million. This intercompany debt is eliminated in consolidation.
Covenants
Fortress Operating Group is required to prepay the 2007 Credit Agreement upon the occurrence of certain events, including certain asset sales and other dispositions.
The events of default under the 2007 Credit Agreement are typical of such agreements and include payment defaults, failure to comply with credit agreement covenants, cross-defaults to material indebtedness, bankruptcy and insolvency, change of control, and adverse events (as defined in the 2007 Credit Agreement) with respect to our material funds. A default under this agreement would likely have a material, adverse impact on our liquidity and, given the current lack of available credit for refinancing in the market, could threaten our ability to continue as a going concern.
The 2007 Credit Agreement includes customary covenants. We were in compliance with all of these covenants as of December 31, 2008. Among other things, we are prohibited from incurring additional unsubordinated indebtedness or further encumbering our assets, subject to certain exceptions. In addition, based on terms in effect as of December 31, 2008, which were amended in March 2009, as described above, Fortress Operating Group must not:
•	Permit AUM to be less than $21.5 billion as of December 31, 2007, plus an additional $500 million at the end of each subsequent fiscal year;

•	Permit the Consolidated Leverage Ratio, as defined in the 2007 Credit Agreement and measured on a rolling four-quarter basis, to be greater than (i) for the fiscal quarters ending March 31, 2008 through September 30, 2009, 2.75 to 1.0, (ii) for the fiscal quarters ending December 31, 2009 and March 31, 2010, 2.50 to 1.0 and (iii) for each fiscal quarter thereafter, 2.25 to 1.0;

•	Permit the aggregate value of investments held, including certain cash, to be less than $975 million (less the amount of any term loans repaid after November 12, 2008) (the “Required Investment Assets”);

•	Permit the aggregate value of Fortress Fund Investments (generally defined in the 2007 Credit Agreement as cash, the stock of Newcastle, Eurocastle and any other publicly traded company pledged as collateral (and any options in respect of such stock), and Fortress Operating Group’s interests in the Fortress private equity funds, liquid hedge funds and hybrid funds and certain other investment funds) to be less than 40% of the Required Investment Assets;

•	Permit the aggregate value of the sum of (i) the Fortress Fund Investments plus (ii) certain investments in co-investment funds (in the aggregate, “Total Investments”) to be less than 60% of the Required Investment Assets (with no single co-investment fund investment exceeding $75 million).

•	Make incentive income clawback payments in excess of $20 million during a calendar year. To date, no clawback payments have been required. See Note 11 to Part II, Item 8 “Financial Statements and Supplementary Data” for a further discussion of clawback.
The following table sets forth the financial covenant requirements as of December 31, 2008.

	December 31, 2008
	(dollars in millions)
	Requirement (D)	Actual	Notes
AUM	> $22,000	$29,454		(A)
Consolidated Leverage Ratio	< 2.75	2.18		(B)
Required Investment Assets	> $925	$1,002		(C)
Fortress Fund Investments	> $370	$604		(C)
Total Investments	> $555	$762		(C)

(A)	Impacted by capital raised in funds, redemptions from funds, and valuations of fund investments.

(B)	Impacted by EBITDA, as defined, which is impacted by the same factors as distributable earnings, except EBITDA is not impacted by clawback reserves or the impairment of investments.

(C)	Impacted by capital investments in funds and the valuation of such funds’ investments.

(D)	These requirements were amended as of March 13, 2009. For a description of the current requirements, please see “— Debt Obligations” above.
We recently amended the terms of our credit agreement to significantly relax the financial covenants, and thereby increase our operational flexibility, in exchange for agreeing to make additional amortization payments over the course of the term of the facilities. Fortress expects to comply with these new covenants as of the applicable testing dates. However, as a result of recent market conditions and their impact on Fortress, it is possible that we may not be able to comply with one or more of these covenants if conditions continue to worsen over time. As a result of the increased amortization requirements, we may take steps to ensure that we are able to make the required periodic cash amortization payments, including (i) deferring payments to our Principals and affiliates in order to preserve cash, including payments to our Principals under the tax receivable agreement, and (ii) considering potential capital raise transactions in order to increase investments, reduce debt, or a combination of the two options.

Furthermore, under the terms of the 2007 Credit Agreement, Fortress must provide annual audit opinions with respect to each of its “Material Fortress Funds,” as defined, which do not include an emphasis expressing concern over such respective fund’s ability to continue as a going concern for a period of one year (commonly referred to as a “going concern opinion”). As of now, we have not yet received the audit opinions for our material funds for the fiscal year ended December 31, 2008. However, we anticipate, based on discussions with our auditors, that we may receive a going concern opinion for one of our material funds. On March 12, 2009, our lenders agreed to waive the application of this covenant with respect to the affected fund’s annual audited financial statements. As a result, the receipt by such fund of a going concern opinion in its audited financial statements would not result in a default under our 2007 Credit Agreement.
In addition, under the 2007 Credit Agreement, Fortress Operating Group is permitted to make (i) cash distributions in order for our shareholders to pay their taxes, and (ii) loans to its intermediate holding companies and cash distributions subject to the following restrictions: (a) no event of default exists immediately prior to, or subsequent to, the loan or distribution, as the case may be, and (b) the loan or distribution would not exceed cumulative free cash flow. Free cash flow, as defined in our 2007 Credit Agreement, is calculated on a cumulative basis as $163 million plus EBITDA earned since March 31, 2007, minus interest paid, capital expenditures made, loans made (net of any repayments) and distributions made since March 31, 2007.
This summary is qualified by reference to our 2007 Credit Agreement, a copy of which, including all amendments thereto, has been filed with the SEC.
Dividends / Distributions
2008
On June 25, 2008, we declared a second quarter cash dividend of $0.225 per Class A share. The dividend was paid on July 11, 2008 to holders of record of our Class A shares on June 30, 2008. The aggregate amount of this dividend payment was $21.3 million. In connection with this dividend, a distribution of $70.2 million was declared from Fortress Operating Group to the principals, dividend equivalent payments of $5.5 million were made to holders of restricted Class A share units, and a distribution equivalent payment of $7.0 million was made to the holder of the Fortress Operating Group RPUs.
On March 25, 2008, we declared a first quarter cash dividend of $0.225 per Class A share. The dividend was paid on April 15, 2008 to holders of record of our Class A shares on March 31, 2008. The aggregate amount of this dividend payment was $21.3 million. In connection with this dividend, a distribution of $70.2 million was declared from Fortress Operating Group to the principals and dividend equivalent payments of $5.4 million were made to holders of restricted Class A share units.
During the year ended December 31, 2008, in addition to the distributions described above, Fortress Operating Group made distributions to the principals of $3.0 million (all of which was distributed prior to the issuance of the RPUs) in connection with distributions made to FIG Corp. to pay Fortress’s income taxes.
2007
On December 21, 2007, we declared a fourth quarter cash dividend of $0.225 per Class A share. The dividend was paid on January 11, 2008 to holders of record of our Class A shares on December 31, 2007. The aggregate amount of this dividend payment was $21.3 million. In connection with this dividend, a distribution of $70.2 million was declared from Fortress Operating Group to the principals and dividend equivalent payments of $5.4 million were made to holders of restricted Class A share units.
On September 15, 2007, we declared a third quarter cash dividend of $0.225 per Class A share. The dividend was paid on October 12, 2007 to holders of record of our Class A shares on September 28, 2007. The aggregate amount of this dividend payment was $21.3 million. In connection with this dividend, a distribution of $70.2 million was declared from Fortress Operating Group to the principals and dividend equivalent payments of $5.4 million were made to holders of restricted Class A share units.
On June 15, 2007, we declared a second quarter cash dividend of $0.225 per Class A share. The dividend was paid on July 13, 2007 to holders of record of our Class A shares on June 29, 2007. The aggregate amount of this dividend payment was $21.3 million. In connection with this dividend, a distribution of $70.2 million was declared from Fortress Operating Group to the principals and dividend equivalent payments of $5.4 million were made to holders of restricted Class A share units.
On March 20, 2007, we declared a partial first quarter cash dividend of $0.1225 per Class A share for the period beginning February 8, 2007 (the pricing date of our initial public offering) through March 31, 2007. The dividend was paid on April 13, 2007 to holders of record of our Class A shares on March 30, 2007. The aggregate amount of this dividend payment was $11.6 million. In connection with this dividend, a distribution of $39.4 million was declared from Fortress Operating Group to the principals and dividend equivalent payments of $3.0 million were made to holders of restricted Class A share units.

Prior to our IPO, but subsequent to our reorganization, we made a distribution to our Class A shareholders of $2.5 million and to the principals of $22.3 million.
During 2007, in addition to the distributions described above, Fortress Operating Group made distributions to the principals of $47.8 million, in connection with distributions made to FIG Corp. to pay Fortress’s income taxes, and of $415.9 million prior to the reorganization.
Cash Flows
Our historical consolidated and combined statements of cash flows reflect the cash flows of Fortress Operating Group as well as those of our consolidated Fortress Funds (through their deconsolidation on March 31, 2007), which were all investment companies, for the years ended December 31, 2007 and 2006.
The consolidated Fortress Funds, on a gross basis, are much larger than Fortress Operating Group and therefore substantially all of the gross cash flows reflected in our statement of cash flows, through their deconsolidation on March 31, 2007, relate to their activities. The primary cash flow activities of Fortress Operating Group are: (i) generating cash flow from operations, (ii) making investments in Fortress Funds (these cash flows are eliminated in consolidation through March 31, 2007), (iii) meeting financing needs through our credit agreement, and (iv) distributing cash flow to equity holders. The primary cash flow activities of the Fortress Funds which were consolidated through March 31, 2007 were: (i) raising capital from their investors, which have historically been reflected as Principals’ and others’ interests in equity of consolidated subsidiaries in our financial statements, (ii) using this capital to make investments, (iii) financing certain investments with debt, (iv) generating cash flow from operations through the realization of investments, and (v) distributing cash flow to investors.
As described above in “— Results of Operations,” our AUM has generally grown throughout the periods reflected in our financial statements included in the Annual Report on Form 10-K. This growth is a result of the consolidated Fortress Funds raising and investing capital, and, in some periods, generating gains from investments. Their cash flows are reflected in our statement of cash flows through their deconsolidation on March 31, 2007.
Our dividend policy has certain risks and limitations, particularly with respect to liquidity. Although we may pay dividends in accordance with our stated dividend policy, we may not pay the amount of dividends suggested by our policy, or at all, if, among other things, we do not have the cash necessary to pay the intended dividends, or if our board of directors determines it would be prudent to reduce or eliminate future dividend payments. To the extent we do not have cash on hand sufficient to pay dividends, we may borrow funds to pay dividends, but we are not obligated to do so. By paying cash dividends rather than investing that cash in our future growth, we risk slowing the pace of our growth, or not having a sufficient amount of cash to fund our operations or unanticipated capital expenditures, should the need arise.
Operating Activities
Our net cash flow provided by (used in) operating activities was $295.1 million, ($1,209.4) million and ($4,583.9) million during the years ended December 31, 2008, 2007 and 2006, respectively. In addition to cash from Fortress’s operations, these amounts included net purchases of investments by consolidated Fortress Funds (included in our statements of cash flows through their deconsolidation on March 31, 2007), which are investment companies, after proceeds from sales of investments, of ($1,707.1) million and ($4,574.2) million for the years ended December 31, 2007 and 2006, respectively, which are reflected as operating activities pursuant to investment company accounting.
Operating Activities — Comparative
Cash received for management fees increased by $131.3 million from $459.4 million in 2007 to $590.7 million in 2008. Management fees are based on average fee paying AUM, which increased from 2007 to 2008 (hybrid hedge funds increased by $1.4 billion, hybrid PE funds increased by $0.7 billion, liquid hedge funds increased by $2.2 billion, and private equity funds increased by $2.6 billion) as a result of capital raising, including new fund formation, offset by redemptions and losses.
Incentive income is calculated as a percentage of profits earned by the Fortress Funds or is based on profitable realization events within private equity funds and hybrid PE funds. Severe market conditions have resulted in lower fund performance and reduced realizations and thus a decrease of $352.5 million in cash received for incentive income from 2007 to 2008.
Despite an increase in headcount from December 31, 2007 to December 31, 2008, cash paid for compensation decreased by $35.9 million from 2007 to 2008. This decrease is mainly attributable to reduced profit sharing compensation, as a result of lower performance within our funds. We anticipate an additional decrease in total compensation expense in 2009 due to the restructuring that took place in the fourth quarter of 2008.

Cash paid for interest increased approximately $9.2 million due to a higher average debt balance of $759.2 million in 2008 compared to $422.8 million in 2007. This was partially offset by a decrease in the weighted average interest rate to 4.2% in 2008 compared to 6.7% in 2007.
Cash paid for rent increased approximately $3.4 million due to the opening of the Dubai, Chicago, Charlotte, Atlanta and Seattle offices, where we entered into leases during 2008 and which did not exist in 2007, as well as the leasing of a new floor in New York. We anticipate a decrease in rent in 2009 due to office closings in San Diego, Dubai, and Geneva.
Cash received from previously accrued but deferred fees decreased by $187.0 million due to deferred fee arrangements which were terminated in the first quarter of 2007.
Investing Activities
Our net cash flow provided by (used in) investing activities was $32.1 million, ($416.6) million and $361.9 million during the years ended December 31, 2008, 2007 and 2006, respectively. Our investing activities primarily included: (i) purchases, net of proceeds from sale of investments, of loan and security investments by one of our consolidated Fortress Funds (included in our statements of cash flows through its deconsolidation on March 31, 2007), which is not an investment company, of $380.5 million during 2006, (ii) contributions to equity method investees of ($167.8) million and ($571.8) million during the years ended December 31, 2008 and 2007, respectively, (iii) distributions of capital from equity method investees of $213.4 million and $136.3 million during the years ended December 31, 2008 and 2007, respectively, (iv) proceeds from the sale of equity method investments of $30.7 million in 2007, and (v) purchases of fixed assets, net of proceeds from the disposal of fixed assets, of ($13.5) million, ($8.4) million and ($15.0) million during these years, respectively.
Financing Activities
On December 18, 2006, the principals entered into a securities purchase agreement with Nomura, pursuant to which Nomura acquired a then 15% indirect stake in Fortress Operating Group for $888 million, all of the proceeds of which were paid to the principals. On January 17, 2007, Nomura completed the transaction by purchasing 55,071,450 Class A shares for $888 million and we, in turn, purchased 55,071,450 Fortress Operating Group limited partnership units, which then represented 15% of Fortress Operating Group’s economic interests, and the sole general partner interest, from the principals for $888 million.
In addition, on February 8, 2007, we completed an initial public offering of 39,428,900 of our Class A shares, for net proceeds of approximately $652.7 million.
Our net cash flow provided by (used in) financing activities was ($164.3) million, $1,665.3 million and $4,246.8 million during the years ended December 31, 2008, 2007 and 2006, respectively. Our financing activities primarily included (i) contributions made by, net of distributions made to, the investors in our consolidated Fortress Funds (included in our statements of cash flows through their deconsolidation on March 31, 2007), historically reflected as others’ interests in consolidated subsidiaries, of $1,470.5 million and $3,676.9 million during 2007 and 2006, respectively, (ii) distributions made to principals, including those classified within “principals’ and others’ interests in consolidated subsidiaries,” of ($203.6) million, ($477.9) million and ($447.0) million during these years, respectively, (iii) distributions to employees related to their interests in consolidated subsidiaries of ($61.3) million, ($17.1) million and ($41.8) million during these years, respectively, (iv) dividends to our shareholders, and (v) our net borrowing and repayment activity.
Critical Accounting Policies
Consolidation
Historically, we consolidated certain of the Fortress Funds as a result of owning a substantive, controlling general partner interest in these entities, or, for variable interest entities, by being their primary beneficiary. We had operational discretion and control of these funds combined with the limited partners’ limited substantive rights to impact their ongoing governance and operating activities which resulted in their being consolidated by us; however, in no case were we the majority equity holder. In connection with the initial public offering, Fortress granted rights effective March 31, 2007 to the investors in the consolidated Fortress Funds to provide a simple majority of the unrelated limited partners with the ability to liquidate the funds without cause or to otherwise have the ability to exert control over the funds, resulting in the deconsolidation of these funds for financial reporting purposes.
The analysis as to whether to consolidate an entity is subject to a significant amount of judgment. Some of the criteria considered are the determination as to the degree of control over an entity by its various equity holders, the design of the entity, how closely related the entity is to each of its equity holders, the relation of the equity holders to each other and a determination of the primary beneficiary in entities in which we have a variable interest. These analyses involve estimates, probability weighting of subjectively determined cash flow scenarios, and other estimates based on the assumptions of management.

Fortress Operating Group’s combined financial statements reflected the assets, liabilities, revenues, expenses and cash flows of the consolidated Fortress Funds on a gross basis through March 31, 2007. Our investors’ interests in these funds, which are the majority ownership interests, have historically been reflected as others’ interests in consolidated subsidiaries in these financial statements. The management fees and incentive income earned by Fortress from the consolidated Fortress Funds were eliminated in consolidation; however, our allocated share of the net income from these funds was increased by the amount of these eliminated fees. Accordingly, the consolidation of these Fortress Funds had no net effect on our net earnings from the Fortress Funds and the deconsolidation of the funds likewise had no net effect on Fortress’s earnings attributable to Class A shareholders. The deconsolidation has had the effect of restoring the presentation of management fees and incentive income from the Fortress Funds that had been eliminated in consolidation.
Revenue Recognition on Incentive Income
Incentive income is calculated as a percentage of the profits earned by the Fortress Funds subject to the achievement of performance criteria. Incentive income from certain of the private equity funds and hybrid PE funds we manage is subject to contingent repayment (or clawback) and may be paid to us as particular investments made by the funds are realized. If, however, upon liquidation of a fund the aggregate amount paid to us as incentive income exceeds the amount actually due to us based upon the aggregate performance of the fund, the excess is required to be returned by us (i.e. ''clawed back’’) to that fund. We have elected to adopt the preferred method of recording incentive income subject to contingencies, Method 1 of Emerging Issues Task Force Topic D-96 ''Accounting for Management Fees Based on a Formula.’’ Under this method, we do not recognize incentive income subject to contingent repayment until all of the related contingencies have been resolved. Deferred incentive income related to a particular private equity fund, or hybrid PE fund, each of which has a limited life, would be recognized upon the termination of a private equity fund, or hybrid PE fund, or when distributions from a fund exceed the point at which a clawback of a portion or all of the historic incentive income distributions could no longer occur. Recognition of incentive income allocated to us prior to that date is deferred and recorded as a deferred incentive income liability. For GAAP purposes, the determination of when incentive income is recognized as income is formulaic in nature, resulting directly from each fund’s governing documents.
Profit Sharing Arrangements
Pursuant to employment arrangements, certain of Fortress’s employees are granted profit sharing interests and are thereby entitled to a portion of the incentive income realized from certain Fortress Funds, which is payable upon a realization event within the respective funds. Accordingly, incentive income resulting from a realization event within a fund gives rise to the incurrence of a profit sharing obligation. Amounts payable under these profit sharing plans are recorded as compensation expense when they become probable and reasonably estimable.
For profit sharing plans related to hedge funds, where incentive income is received on a quarterly or annual basis, the related compensation expense is accrued during the period for which the related payment is made.
For profit sharing plans related to private equity funds and hybrid PE funds, where incentive income is received as investments are realized but is subject to clawback (see “Revenue Recognition on Incentive Income” above), although Fortress defers the recognition of incentive income until all contingencies are resolved, accruing expense for employee profit sharing is based upon when it becomes probable and reasonably estimable that incentive income has been earned and therefore a profit sharing liability has been incurred. Based upon this policy, the recording of an accrual for profit sharing expense to employees generally precedes the recognition of the related incentive income revenue. Furthermore, such profit sharing expense may be reversed upon a determination that the expense is no longer probable of being incurred based on the performance of the fund.
Our determination of the point at which it becomes probable and reasonably estimable that incentive income will be earned and therefore a corresponding profit sharing expense should be recorded is based upon a number of factors, the most significant of which is the level of realized gains generated by the underlying funds that may ultimately give rise to incentive income payments. Accordingly, profit sharing expense is generally recorded upon realization events within the underlying funds. A realization event has occurred when an investment within a fund generates proceeds in excess of its related invested capital, such as when an investment is sold at a gain. Changes in the judgments and estimates made in arriving at the appropriate amount of profit sharing expense accrual could materially impact net income.
For further information on amounts paid and payable in the future under our profit sharing arrangements, please see Note 3 to Part II, Item 8, “Financial Statements and Supplementary Data — Management Agreements and Fortress Funds.”

Valuation of Investments
As a result of the deconsolidation described above, our investments in the Fortress Funds are recorded based on the equity method of accounting subsequent to March 31, 2007. The Fortress Funds themselves apply specialized accounting principles specified by the AICPA Audit and Accounting Guide — Investment Companies. As such, our results are based on the reported fair value of the funds as of the reporting date with our pro rata ownership interest (based on our principal investment) in the changes in each fund’s NAV reflected in our results of operations. Fair value generally represents the amount at which an investment could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale. We are the manager of these funds and in certain cases participate in the valuation of underlying investments, many of which are illiquid and/or without a public market. The fair value of these investments is generally estimated based on either values provided by independent valuation agents, who use their own proprietary valuation models, or proprietary models developed by us, which include discounted cash flow analyses, public market comparables, and other techniques and may be based, at least in part, on independently sourced market parameters. The material estimates and assumptions used in these models include the timing and expected amount of cash flows, the appropriateness of discount rates used, and, in some cases, the ability to execute, timing of, and estimated proceeds from expected financings. Significant judgment and estimation goes into the selection of an appropriate valuation methodology as well as the assumptions which generate these models, and the actual values realized with respect to investments could be materially different from values obtained based on the use of those estimates. The valuation methodologies applied impact the reported value of our investments in the Fortress Funds in our consolidated financial statements.
Private Equity Funds
Under the valuation policies and guidelines of our private equity funds, investments are categorized into two types of securities: those for which there is a market quotation and those for which there is no market quotation. Securities for which there is a market quotation are valued at their quoted market price. A discount may be applied to those securities with sale restrictions. Securities for which there is no market quotation are referred to as private securities and are valued at fair value. Our guidelines state that the fair values of private securities are generally based on the following methods:
1.	Public market transactions of similar securities

2.	Private market transactions of similar or identical securities

3.	Analytical methods
Our private equity funds have never based a valuation of a private security upon public or private market transactions in a similar security. There have been no circumstances to date in which a security in a public market transaction, or a private market transaction of which we were aware, has been considered to be sufficiently similar to a private security owned by one of our private equity funds to be used as a measure of valuation for such private security investment.
Our private equity funds have used the price of private market transactions in identical securities as a valuation method for investments. In cases in which there has been a significant private transaction in a private security held by our private equity funds, the value of private equity fund investments in the private security are based upon the price of such recent private transaction in that security and no sensitivity analysis is used.
If the fair value of private security investments held by our private equity funds cannot be valued by reference to a public or private market transaction, then the primary analytical methods used to estimate the fair value of such private securities are the discounted cash flow method, by reference to performance statistics of similar public companies (for example, EBITDA multiples) or the use of third party valuations. Sensitivity analysis is applied to the estimated future cash flows using various factors depending on the investment, including assumed growth rates (in cash flows), capitalization rates (for determining terminal values) and appropriate discount rates based on the investment to determine a range of reasonable values. The valuation based on the inputs determined to be the most probable is used as the fair value of the investment.
Liquid Hedge Funds
The majority of the investments in our liquid hedge funds are valued based on quoted market prices, including broker quotations in illiquid or inactive markets which include disclaimers stating they are not “actionable” and are therefore included in level 3A as described below. Investments valued based on other observable market parameters in our liquid hedge funds include (i) interest rate swaps and swaptions, equity swaps and foreign exchange swaps which are valued by the independent fund administrator using models with significant observable market parameters, and (ii) funds managed by third parties for which we receive value information from the fund managers. The fair value of interest rate swaps and swaptions is calculated using the current market yield of the relevant interest rate durations and an appropriate discount rate to determine a present value. The fair value of equity swaps and foreign exchange swaps is calculated using the market price of the underlying stock or foreign exchange pair, plus the financing cost of carrying the transaction. The fair value of these investments is also confirmed independently with the counterparty to the transaction. Investments valued using methods, including internal models, with significant unobservable market parameters consist primarily of investments in other funds and certain illiquid securities. Counterparty risk is also considered.

Hybrid Hedge Funds
In our hybrid hedge funds, investments are valued using quoted market prices, to the extent available. Independent valuation agents are used by our hybrid hedge funds to provide estimates of the fair value of investments, other than investments in other funds, for which quoted market prices are not available. For these investments, we understand that the independent valuation agents use some or all of the following methods and techniques to estimate the fair value of the relevant type of investments:
Private loans — The most common method used to value private loans is a discounted cash flow analysis. In this method, the estimated future payments to be made by the borrower under the loan agreement are discounted to the present using a discount rate appropriate to the risk level of the borrower and current market interest rates.
If it is likely that a borrower will not be able to repay a loan in full, the loan may be valued by estimating how much the borrower will be able to repay based on obtaining refinancing from a new lender. Under this method, the borrower’s business must be examined in detail, and then compared to known loans in the market to estimate how much the borrower will likely be able to borrow, and therefore repay under the existing loan. If the amount likely to be able to be refinanced is less than the total payments due under the loan, the fair value of the loan will be reduced.
Another method used to value loans that may not be repaid in full is to value the total amount of assets of the borrower that might be sold to raise proceeds to repay the loan (and debt, if any, that has a higher claim against assets) if necessary. Under this method, all assets of the borrower must be analyzed and valued. If the total value is less than the total payments due under the loan (and debt, if any, that has a higher claim against assets), the fair value of the loan will be reduced.
Asset-backed securities and collateralized debt obligations for which there are no quoted market prices are valued using a discounted cash flow analysis based on the estimated cash flows to be generated by the relevant underlying assets and the appropriate interest rate based on the nature of the underlying assets.
Real estate is usually valued based on sales of comparable property. The value of real estate which is net leased is also influenced by the credit quality of major tenants, as their ability to make lease payments is relevant to the value of the property under lease.
Investments in other funds are valued primarily based on the net asset values provided by the fund managers of those funds. Adjustments to such net asset values are made for liquidity or other factors if deemed material and necessary.
Investments valued using methods, including internal models, with significant unobservable market parameters consist primarily of investments in other funds and certain illiquid investments.
Hybrid PE Funds
Investments held within these funds are valued in a consistent manner with either the private equity funds or hybrid hedge funds, as applicable depending on the nature of the investment.
Sensitivity
Changes in the fair value of our funds’ investments would impact our results of operations as described in Part II, Item 7A, “Quantitative and Qualitative Disclosures About Market Risk.”
As discussed above, the determination of investment fair values involves management’s judgments and estimates. The degree of judgment involved is dependent upon the availability of quoted market prices or observable market parameters. The following table summarizes the investments held by the Fortress Funds by valuation methodology as of December 31, 2008.
The categories displayed below correspond directly with the disclosures which are required under SFAS 157, described under “— Recent Accounting Pronouncements” below. Note that negative percentages represent net short positions.

	Private Equity	Liquid Hedge	Hybrid Hedge	Hybrid PE	Total Investment
Basis for Determining Fair Value	Funds	Funds	Funds	Funds	Company Holdings
1. Quoted market prices (A)	6%	(8%)	3%	1%	2%

2. Other observable market parameters	5%	53%	0%	0%	7%

3A. Third party pricing sources with significant unobservable market parameters (B)	4%	54%	88%	97%	56%

3B. Internal models with significant unobservable market parameters	85%	1%	9%	2%	35%

Total	100%	100%	100%	100%	100%

(A)	For liquid hedge funds, includes gross long positions of 7% and short positions of (15%).

(B)	Primarily represents valuations based on third party pricing services, certain broker quotes, and third party fund managers. The result is skewed for the liquid hedge funds due to the offsetting net short positions in Level 1 and net long positions in Level 2.

As of December 31, 2008, $7.6 billion of investments in our private equity funds, $0.1 billion of investments in our liquid hedge funds, $0.8 billion of investments in our hybrid hedge funds and $0.1 billion of investments in our hybrid PE funds are valued by internal models with significant unobservable market parameters. A 10% increase or decrease in the value of investments held by the Fortress Funds valued at level 3 (A or B) would have had the following effects on our results of operations on an unconsolidated basis for the year ended December 31, 2008, consistent with the table above:

	Private Equity Funds	Liquid Hedge Funds	Hybrid Hedge Funds	Hybrid PE Funds
Management fees, per annum on a prospective basis	$3.3 million or ($3.5 million) (A)	$3.1 million	$15.0 million	$0.8 million or ($1.2 million) (A)

Incentive income	N/A (B)	$0.0 million	$0.0 million	N/A (B)

Earnings from equity method investees	$45.1 million	$0.6 million	$24.7 million	$6.4 million

Note:	The tables above exclude non-investment assets and liabilities of the funds, which are not classified in the fair value hierarchy. Such net assets may be material, particularly within the liquid hedge funds.

(A)	Private equity fund and hybrid PE fund management fees would be generally unchanged as, for investments in non-publicly traded securities, they are not based on the value of the funds, but rather on the amount of capital invested in the funds. However, if the NAV of a portfolio company of certain private equity funds or hybrid PE funds is reduced below its invested capital, there would be a reduction in management fees. As of December 31, 2008, $3.3 billion of such portfolio companies valued at level 3 (A or B) were carried at or below their invested capital and are in funds which are no longer in their commitment period. Management fees are generally calculated as of certain reset dates. The amounts disclosed show what the estimated effects would be to management fees over the next year assuming December 31, 2008 is the current reset date.

(B)	Private equity fund and hybrid PE fund incentive income would be unchanged as it is not recognized until received and all contingencies are resolved. Furthermore, incentive income would be based on the actual price realized in a transaction, not based on a valuation.
Income Taxes
Historically, we operated as a limited liability company which was not subject to U.S. federal income tax and had limited state income taxes. However, certain of our consolidated subsidiaries are subject to UBT on their trade and business activities conducted in New York City. The UBT rates vary significantly between the rate applicable to income from business activities and the rate applicable to income from investment activities. Allocation of income between business activities and investing activities is subject to detailed and complex rules applied to facts and circumstances that generally are not readily determinable at the date financial statements are prepared. Accordingly, estimates are made of income allocations in computing our effective tax rate that might be different from actual allocations determined when tax returns are prepared by investee companies and subsidiaries.
As a result of the completion of the transactions resulting from the initial public offering, and the reorganization of our businesses, FIG Corp. is subject to U.S. federal and state income tax on income allocated to it from Fortress Operating Group. FIG Corp. has recorded a significant deferred tax asset, primarily in connection with the Nomura transaction and the IPO. These transactions resulted in the basis of Fortress Operating Group’s net assets being in excess of its book basis, which will result in future tax deductions. A substantial portion of this asset is offset by a liability associated with the tax receivable agreement with our Principals.
The realization of the deferred tax assets is dependent on the amount of our future taxable income before deductions related to the establishment of the deferred tax asset. The deferred tax asset is comprised of a portion that would be realized in connection with future ordinary income and a portion that would be realized in connection with future capital gains.
We project that we will have sufficient future taxable ordinary income in the normal course of business without any projected significant change in circumstances to fully realize the portion of the deferred tax asset that would be realized in connection with future ordinary income. Our projections do not include material changes in AUM or incentive income from the current levels which, due to the market crisis, have declined from historical levels. However, the projections do contain an estimated marginal growth assumption in years beyond 2009. Based on our historical and projected taxable income, we have concluded that the realization of the portion of the deferred tax asset that would be realized in connection with future taxable ordinary income is more likely than not. If our estimates change in the future and it is determined that it is more likely than not that some portion, or all, of this portion of the deferred tax asset will not be realized, a valuation allowance would be recorded for that portion. However, in most cases, any tax expense recorded in connection with the establishment of a valuation allowance or the reversal of a deferred tax asset would be partially offset by other income recorded in connection with a corresponding reduction of a portion of the tax receivable agreement liability (see below). The following table sets forth our estimated federal taxable ordinary income for 2007 and 2008 before deductions relating to the establishment of the deferred tax assets, excluding deferred tax assets arising from equity-based compensation, as well as the average of such amount needed over the approximate period of the deductibility (approximately 15 years from the date of establishment, based on the amortization period of the tax basis intangible assets recorded) in order to fully realize the portion of the deferred tax asset that would be realized in connection with future ordinary income (in millions):

2007	$74.9

2008: Estimated	$47.9

2009 – 2015: Average Required	$55.4

2016 – 2021: Average Required	$79.1

As of December 31, 2008, based on the effects of the continuing credit crisis, particularly the fourth quarter declines in equity investment values, we revised our assessment of the realizability of the portion of the deferred tax asset that would only be realized in connection with future capital gains. We have established a full valuation allowance of $95.9 million for this portion of the deferred tax asset as management does not believe that the projected generation of material taxable capital gains is sufficiently assured in the foreseeable future. In addition, the establishment of the valuation allowance resulted in a reduction of the obligations associated with the tax receivable agreement and a corresponding reduction of the deferred tax asset of $20.8 million. As a result, we recorded a $116.7 million total charge to tax expense in 2008, and recorded other income of $55.1 million arising from a reduction in the tax receivable agreement liability.
For further information on our effective tax rate, and the tax receivable agreement, see Note 6 to our financial statements in Part II, Item 8, “Financial Statements and Supplementary Data — Income Taxes and Tax Related Payments.”
Our effective tax rate for GAAP reporting purposes may be subject to significant variation from period to period. In addition, legislation has been introduced in the United States, which, if enacted in its current or similar form, would cause us to incur a material increase in our tax liability. See “— Factors Affecting Our Business — Income Tax Expense.”
Equity-Based Compensation
We currently have several categories of equity-based compensation which are described in Note 8 to Part II, Item 8, “Financial Statements and Supplementary Data — Equity-Based and Other Compensation.” The aggregate fair value of each of the RSU grants that are subject to service conditions is reduced by an estimated forfeiture factor (that is, the estimated amount of awards which will be forfeited prior to vesting). The estimated forfeiture factor is based upon historic turnover rates within our company adjusted for the expected effects of the grants on turnover, if any, and other factors in the judgment of management. The estimated forfeiture factor is updated at each reporting date.
The volatility assumption used in valuing certain awards, as described below, was based on five-year historical stock price volatilities observed for a group of comparable companies, since we do not have sufficient historical share performance to use our own historical volatility, adjusted for management’s judgment regarding our expected volatility. Since our IPO in February 2007, our actual volatility has exceeded the volatility assumption used. To the extent that this trend continues, and management’s judgment concerning volatility is changed, we would adjust the volatility assumption used. The risk-free discount rate assumptions used in valuing certain awards were based on the applicable U.S. treasury rate of like term. The dividend yield assumptions used in valuing certain awards were based on our actual dividend rate at the time of the award; the dividend growth rate used with respect to one type of award was based on management’s judgment and expectations.
The following elements of the accounting for equity-based compensation are subject to significant judgment and estimation:
•	the estimated forfeiture factor;

•	the discount related to RSUs which do not entitle the recipients to dividend equivalents prior to the delivery of Class A shares. This discount was based on the estimated present value of dividends to be paid during the service period, which in turn was based on an estimated initial dividend rate, an estimated dividend growth rate and a risk-free discount rate of like term;

•	the discount related to RSUs with no service conditions which are subject to the delayed delivery of Class A shares, which occurs in periods subsequent to the grant date. This discount was based on the estimated value of a put option on such shares over the delayed delivery period since essentially this would be the value of owning, and being able to trade, those shares during the delayed delivery period rather than having to wait for delivery. This estimated value was in turn derived from a binomial option pricing model based on the following assumptions: volatility, term, dividend rate and risk-free discount rate; and

•	the estimated fair value of the LTIP awards, which was estimated using a Monte Carlo simulation valuation model, with the following assumptions: volatility, term, dividend rate, and risk-free discount rate.
Each of these elements, particularly the forfeiture factor and the volatility assumptions used in valuing certain awards, are subject to significant judgment and variability and the impact of changes in such elements on equity-based compensation expense could be material. Increases in the assumed forfeiture factor would decrease compensation expense. Increases in the volatility assumption would (i) decrease compensation expense related to RSUs with no service conditions since the discount for delayed delivery would have increased, and (ii) increase compensation expense related to the LTIP since the value of the LTIP would have increased. Increases in the assumed risk-free rate would (i) decrease compensation expense related to RSUs which do not entitle recipients to dividend equivalents since the estimated value of the foregone dividends would have increased, thereby increasing the discount related to their non-receipt, (ii) decrease compensation expense related to RSUs with no service conditions since the discount for delayed delivery would have increased, and (iii) increase compensation expense related to the LTIP since the value of the LTIP would have increased. Except for the forfeiture factor, changes in these assumptions will only affect awards made in the future and awards whose accounting is impacted by changes in their fair value (generally those to non-employees, known as “liability awards”).

Recent Accounting Pronouncements
In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements.” SFAS 157 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants in the market in which the reporting entity transacts, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. SFAS 157 applies to reporting periods beginning after November 15, 2007. Fortress adopted SFAS 157 on January 1, 2008. To the extent they are measured at fair value, SFAS 157 did not materially change Fortress’s fair value measurements for any of its existing financial statement elements. As a result, the adoption of SFAS 157 did not have a material impact on Fortress’s financial condition, liquidity or results of operations.
In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities.” SFAS 159 permits entities to choose to measure many financial instruments, and certain other items, at fair value. SFAS 159 also establishes presentation and disclosure requirements designed to facilitate comparisons between entities that choose different measurement attributes for similar types of assets and liabilities. SFAS 159 applies to reporting periods beginning after November 15, 2007. Fortress adopted SFAS 159 on January 1, 2008. Fortress elected to measure its equity investments in Newcastle and Eurocastle, as well as its options in Newcastle, at fair value pursuant to the provisions of SFAS 159 upon adoption. As a result, Fortress recorded an aggregate increase to the carrying amounts of these assets as of January 1, 2008 of $22.9 million, which was recorded as a cumulative effect adjustment to retained earnings ($2.1 million) and also impacted the Principals’ interests in the equity of consolidated subsidiaries (Fortress Operating Group) ($17.6 million), our deferred tax assets ($1.9 million), and accumulated other comprehensive income ($1.2 million). Fortress made this election to simplify its accounting for these publicly traded equity securities, which were previously recorded based on the equity method of accounting. The adoption of SFAS 159 did not have any other material impact on Fortress’s financial condition, liquidity or results of operations.
In June 2007, Emerging Issues Task Force (“EITF”) issue No. 06-11 “Accounting for Income Tax Benefits of Dividends on Share-Based Payment Awards” (“EITF 06-11”) was issued. EITF 06-11 specified that a realized tax benefit from dividend equivalents that are charged to retained earnings and are paid to employees for equity classified nonvested equity share units should be recognized as an increase to paid-in capital. EITF 06-11 applies to reporting periods beginning after December 15, 2007 and is applied prospectively. We adopted EITF 06-11 on January 1, 2008. The adoption of EITF 06-11 had no effect on our financial condition, liquidity or results of operations.
In December 2007, the FASB issued SFAS No. 160 “Noncontrolling Interests in Consolidated Financial Statements an amendment of ARB No. 51.” SFAS 160 clarifies the classification of non-controlling interests in consolidated statements of financial position and the accounting for and reporting of transactions between the reporting entity and holders of such non-controlling interests. We adopted SFAS 160 effective January 1, 2009 and we have reflected it on a retrospective basis for all periods presented. SFAS 160 had the following effects on Fortress’s financial statements: (i) reclassification of Principals’ and Others’ Interests in Equity of Consolidated Subsidiaries from the “mezzanine” section of the balance sheet (between liabilities and equity) to equity, (ii) removal of Principals’ and Others’ Interests in Income of Consolidated Subsidiaries from the calculation of Net Income (Loss) on the statement of operations, and disclosure thereof below Net Income (Loss), and (iii) with respect to potential future transactions in which Fortress could acquire Fortress Operating Group units from the Principals pursuant to their exchange (along with Class B shares) for Class A shares (or otherwise), these transactions would be accounted for as equity transactions rather than as a step acquisition of Fortress Operating Group (as would be required under current accounting principles). There was no effect from adoption of SFAS 160 on the equity which pertains to Class A shareholders, or net income (loss) allocable to Class A shareholders, or on Fortress’s liquidity.
In June 2008, FSP EITF 03-6-1 “Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities” was issued. FSP EITF 03-6-1 addressed whether instruments granted in share-based payment transactions were participating securities prior to vesting and, therefore, needed to be included in the earnings allocation in computing earnings per share under the two-class method. Prior to this FSP, practice varied with regard to the accounting for these instruments. As Fortress applied the methodology set forth in this FSP prior to its issuance, the adoption of FSP EITF 03-6-1 had no effect on our financial condition, liquidity or results of operations.
In September 2008, the FASB issued exposure drafts of two proposed standards, “Accounting for Transfers of Financial Assets, an amendment of FASB Statement No. 140,” and “Amendments to FASB Interpretation No. 46(R).” These proposed standards would fundamentally change the requirements to consolidate (or deconsolidate) special purpose and variable interest entities and would be effective for us in 2010. We are currently evaluating the potential impact of these proposed standards on us. To the extent they result in changes to the entities included in our consolidated financial statements, the impact could be material to our gross assets, liabilities, revenues and expenses but would not be material to our net income or equity.
In November 2008, EITF No. 08-6 “Equity Method Investment Accounting Considerations” was issued. EITF No. 08-6 clarified the accounting for certain transactions and impairment considerations involving equity method investees. The adoption of EITF No. 08-6 had no effect on our financial condition, liquidity or results of operations.

Market Risks
Our predominant exposure to market risk is related to our role as investment manager for the Fortress Funds and the sensitivities to movements in the fair value of their investments on management fee and incentive income revenue, as well as on returns on our principal investments in such funds. For a discussion of the impact of market risk factors on our financial instruments refer to Part II, Item 7A “Quantitative and Qualitative Disclosures About Market Risk’’ and “— Critical Accounting Policies — Valuation of Investments.”
Off-Balance Sheet Arrangements
We do not have any off-balance sheet arrangements.
Contractual Obligations
As of December 31, 2008, our material contractual obligations are our capital commitments to our funds, our lease obligations and our debt obligations as described above. Furthermore, we have potential clawback obligations with respect to our private equity deferred incentive income received to date. Fixed and determinable payments due in connection with these obligations are as follows:

	Payments due by period
Contractual Obligations	Total	2009	2010 and 2011	2012 and 2013	Thereafter
Operating lease obligations (1)	$105,481	$18,667	$33,229	$21,426	$32,159
Debt obligations payable (2)	777,731	42,702	251,752	483,277	—
Deferred incentive income (3)	130,264	—	—	41,042	89,222
Service contracts	36,774	12,036	9,852	6,070	8,816
Tax receivable agreement obligations (4)	338,649	33,008	35,718	31,826	238,097
Capital commitments to Fortress Funds (5)	140,937	140,937	—	—	—

Total	$1,529,836	$247,350	$330,551	$583,641	$368,294

(1)	Excludes escalation charges which per our lease agreements are not fixed and determinable payments.

(2)	Includes interest to be paid over the maturity of the related debt obligation which has been calculated assuming no prepayments are made and debt is held until its contractual due date. The future interest payments are calculated using effective rates as the reporting date, including both variable and fixed rates pursuant to the debt agreements. The obligations presented above are based on the debt obligations which existed as of December 31, 2008. These obligations were amended in March 2009. See “— Debt Obligations” above.

(3)	Incentive income received from private equity funds and hybrid PE funds may be subject to contingent repayment or clawback upon termination of each fund, depending on the overall performance of each fund. The amounts presented herein represent the amount of clawback that would be due based on a liquidation of the fund at its net recorded asset value as of the reporting date, which we refer to as intrinsic clawback. The period of payment is based on the contractual maturities of the funds including all available extensions. Based on the accounting method we have adopted, which requires us to record incentive income revenue only when all related contingencies are resolved, the amounts accrued as a deferred incentive income liability on our balance sheet exceed the intrinsic clawback.

(4)	In February 2007, the corporate taxpayers (i.e., FIG Corp.) entered into a tax receivable agreement with each of the principals that provides for the payment to an exchanging or selling principal of 85% of the amount of cash savings, if any, in U.S. federal, state, local and foreign income tax that the corporate taxpayers actually realize (or are deemed to realize in the case of an early termination payment by the corporate taxpayers or a change of control, as defined) as a result of an increase in the tax basis of the assets owned by Fortress Operating Group at the time of an exchange of a Fortress Operating Group limited partnership unit for one of the Class A shares. Such payments are expected to occur over approximately 15 years.

(5)	These obligations represent commitments by us to provide capital funding to the Fortress Funds. These amounts are due on demand and are therefore presented in the less than one year category. However, the capital commitments are expected to be called substantially over the next three years.
The adoption of FIN 48 did not have a material impact on our financial condition, liquidity or results of operations and therefore did not cause us to incur any material contractual obligations.

Item 7A. Quantitative and Qualitative Disclosures About Market Risk
Our predominant exposure to market risk is related to our role as investment manager for the Fortress Funds and the sensitivities to movements in the fair value of their investments on management fee and incentive income revenue and investment income (loss).
The fair value of the financial assets and liabilities of the Fortress Funds may fluctuate in response to changes in the value of securities, foreign exchange, commodities and interest rates. Fluctuations in the fair value of the Fortress Funds directly affect the value of our investments in the Fortress Funds and thereby our earnings from equity method investees, as well as the management fees and incentive income we record, to the extent that they are earned based on fair value or NAV.
Risks are analyzed across funds from the ''bottom up’’ and from the ''top down’’ with a particular focus on asymmetric risk. Management gathers and analyzes data, monitors investments and markets in detail, and constantly strives to better quantify, qualify and circumscribe relevant risks.
Although the Fortress Funds share many common themes, each segment within the investment companies runs their own investment and risk management process subject to the company’s overall risk tolerance and philosophy:
• the investment process of our private equity funds involves a detailed analysis of potential acquisitions, and asset management teams assigned to oversee the strategic development, financing and capital deployment decisions of each portfolio investment;
• our hybrid hedge funds, hybrid PE funds and Castles perform extensive credit and cash-flow analysis of borrowers, tenants and credit-based assets, and have extensive asset management teams that monitor covenant compliance by, and relevant financial data of, borrowers, tenants and other obligors, asset pool performance statistics, tracking of cash payments relating to investments, and ongoing analysis of the credit status of investments; and
• our liquid hedge funds continuously monitor a variety of markets for attractive trading opportunities, applying a number of traditional and customized risk management metrics to analyze risk related to specific assets or portfolios, as well as fund-wide risks.
Each segment has an institutional risk management process and related infrastructure to address these risks. The following table summarizes our financial assets and liabilities that may be impacted by various market risks such as equity prices, interest rates and exchange rates as of December 31, 2008:

Assets
Equity method investees	$774,382
Options in affiliates	39

$774,421

Liabilities
Debt obligations payable	$729,041

Since Fortress’s investments in the various Fortress Funds are not equal, Fortress’s risks from a management fee and incentive income perspective (which mirror the funds’ investments) and its risks from an investment perspective are not proportional.
Fortress Funds’ Market Risk Impact on Management Fees
Our management fees are generally based on either: (i) capital commitments to a Fortress Fund, (ii) capital invested in a Fortress Fund, or (iii) the NAV of a Fortress Fund, as described in our historical consolidated financial statements. Management fees will only be impacted by changes in market risk factors to the extent they are based on NAV. These management fees will be increased (or reduced) in direct proportion to the impact of changes in market risk factors on our investments in the related funds and would occur only in periods subsequent to the change, as opposed to having an immediate impact. The proportion of our management fees that are based on NAV is dependent on the number and types of Fortress Funds in existence and the current stage of each fund’s life cycle. As of December 31, 2008, approximately 63% of our management fees earned were based on the NAV of the applicable funds.
•	For private equity funds and hybrid PE funds, management fees are charged on committed capital during the investment period of a new fund, and then generally on invested capital after the investment period, with the exception of funds formed after March 2006. For funds formed after March 2006 that are no longer in the investment period, management fees are earned on the NAV of investments in publicly traded entities. Reductions in net asset value below invested capital for any fund investment will also cause reductions in management fees.

•	For Castles, management fees are not calculated based on NAV but instead a fee is charged based on the funds’ contributed capital.

•	For hedge funds, management fees are based on their NAV, which in turn is dependant on the estimated fair values of their investments.
Changes in values of investments could indirectly affect future management fees by, among other things, reducing the funds’ access to capital or liquidity and their ability to currently pay the management fees.
Fortress Funds’ Market Risk Impact on Incentive Income
Our incentive income is generally based on a percentage of profits of the various Fortress Funds subject to the achievement of performance criteria. Our incentive income will be impacted by changes in market risk factors. However, several major factors will influence the degree of impact: (i) the performance criteria for each individual fund in relation to how that fund’s results of operations are impacted by changes in market risk factors, (ii) whether such performance criteria are annual or over the life of the fund, (iii) to the extent applicable, the previous performance of each fund in relation to its performance criteria, and (iv) whether each fund’s incentive income is subject to contingent repayment. As a result, the impact of changes in market risk factors on incentive income will vary widely from fund to fund, as summarized below, and is heavily dependent on the prior performance of each fund, and is therefore not readily predicted or estimated.
•	Incentive income from our private equity funds and hybrid PE funds is not recorded as revenue but instead is deferred under GAAP until the related clawback contingency is resolved. Deferred incentive income, which is subject to contingencies, will be recognized as revenue to the extent it is received and all the associated contingencies are resolved. Assuming that the deferred incentive income earned to date would be equal to what would be recognized when all contingencies are resolved, a 10% increase or decrease in the fair values of investments held by all of the private equity funds and hybrid PE funds at December 31, 2008 would increase or decrease future incentive income by $19.2 million or ($10.1 million), respectively; however, this would have no effect on our current reported financial condition or results of operations. One fund’s incentive income is not subject to contingencies.

•	Incentive income from the Castles is not impacted by changes in the fair values of their investments, except to the extent they represent impairment, since these changes do not impact the measure of current operating results (i.e. FFO in excess of specified returns to the company’s shareholders) upon which the incentive income is calculated. The definition of FFO excludes unrealized changes in the values of the Castles’ investments (primarily real estate, loans and securities), except for minor items (for example, the unrealized gain or loss on non-hedge derivatives which make up only an immaterial portion of their assets).

•	Incentive income from our hedge funds is directly impacted by changes in the fair value of their investments. Incentive income from certain of our hedge funds is earned based on achieving quarterly or annual performance criteria. For the hedge funds with quarterly performance criteria, a 10% decrease to the NAV of the fund on December 31, 2008 would have resulted in a loss to investors for the quarter. In future quarters, this loss would create or cause the fund to fall below a “high water mark” (minimum future return to recover the loss to the investors) for our funds’ performance which would need to be achieved prior to any incentive income being earned by us. For the hedge funds with annual performance criteria, a 10% decrease to the NAV of the fund on December 31, 2008, assuming that NAV is constant for the rest of the current year, would result in no incentive income recorded as revenue at year end (in the fourth quarter of the year).
Fortress Funds’ Market Risk Impact on GAAP Investment Income
Our investments in the Fortress Funds, other than the Castles, are accounted for under the equity method. To the extent they are investment companies, our investments are directly affected by the impact of changes in market risk factors on the investments held by such funds, which could vary significantly from fund to fund.

Market Risk — Quantitative Analysis
The following table presents information on the impact to Fortress of a 10% change in the fair values of all of the investments held by the Fortress Funds at December 31, 2008 (in millions).

	10% Positive Change
	GAAP Revenues				Segment Revenues (A)
				Earnings from
	Management	Incentive		Equity Method	Management	Incentive		Investment
	Fees (B)	Income		Investees (C)	Fees (B)	Income		Income
Private Equity
Funds	$4.3	$ N/A	(E)	$45.9	$4.3	$ N/A	(E)	$ N/A
Castles (D)	N/A	N/A		N/A	N/A	N/A		N/A
Liquid Hedge Funds	15.2	—		2.8	15.2	—		2.5
Hybrid
Hedge Funds	10.3	—		17.6	10.3	—		8.8
PE Funds	0.9	N/A	(E)	9.7	0.9	N/A	(E)	N/A

Total	$30.7	$—		$76.0	$30.7	$—		$11.3

	10% Negative Change
	GAAP Revenues				Segment Revenues (A)
				Earnings from
	Management	Incentive		Equity Method	Management	Incentive		Investment
	Fees (B)	Income		Investees (C)	Fees (B)	Income		Income
Private Equity
Funds	$(4.5)	$ N/A	(E)	$(45.9)	$(4.5)	$ N/A	(E) (F)	$ N/A	(F)
Castles (D)	N/A	N/A		N/A	N/A	N/A		N/A	(F)
Liquid Hedge Funds	(15.2)	—		(2.8)	(15.2)	—		(2.5)
Hybrid
Hedge Funds	(10.3)	—		(17.6)	(10.3)	—		(8.8)
PE Funds	(1.2)	N/A	(E)	(9.7)	(1.2)	N/A	(E) (F)	N/A	(F)

Total	$(31.2)	$—		$(76.0)	$(31.2)	$—		$(11.3)

(A)	See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Segment Analysis” for a discussion of the differences between GAAP and segment basis revenues.

(B)	Changes in management fees represent an annual change for the one year period following the measurement date assuming there is no change to the investments held by the funds during that period. For private equity funds and hybrid PE funds, it assumes that the management fees reset as of the reporting date. Private equity fund and hybrid PE fund management fees would be generally unchanged as, for investments in non-publicly traded securities, they are not based on the value of the funds, but rather on the amount of capital invested in the funds. However, if the NAV of a portfolio company of certain private equity funds or hybrid PE funds is reduced below its invested capital, there would be a reduction in management fees. As of the reporting date, $3.8 billion of such portfolio companies were carried at or below their invested capital and are in funds which are no longer in their commitment period.

(C)	Presented on a gross basis, before Principals’ and others’ interests in income of consolidated subsidiaries.

(D)	Our investments in the Castles are held at fair value, based on the market value of the shares we own, as of January 1, 2008 pursuant to the provisions of SFAS 159. Gains (losses) on our shares in the Castles and options granted to us by the Castles are affected by movements in the equity price of the shares. A 10% increase (decrease) in the equity price of the shares would affect unrealized gains and losses by $0.1 million. Furthermore, the Castles’ management fees and incentive income are not directly impacted by changes in the fair value of their investments (unless the changes are deemed to be impairment, which would impact incentive income).

(E)	For GAAP Revenues, private equity fund and hybrid PE fund incentive income would be unchanged as it is not recognized until received and all contingencies are resolved. Furthermore, incentive income would be based on the actual price realized in a transaction, not based on a valuation. For Segment Revenues, private equity fund and hybrid PE fund incentive income is based on realizations.

(F)	A reduction in the fair value of investments could impact our conclusion regarding the potential impairment of our investments or a potential segment basis incentive income reserve for funds which are subject to clawback.
Interest Rate Risk
Fortress Operating Group has debt obligations payable that accrue interest at variable rates. Interest rate changes may therefore impact the amount of interest payments, future earnings and cash flows. Based on debt obligations payable as of December 31, 2008, we estimate that interest expense relating to variable rate debt obligations payable would increase $7.3 million on an annual basis in the event interest rates were to increase by one percentage point.
Exchange Rate Risk
Our investment in Eurocastle is directly exposed to foreign exchange risk. As of December 31, 2008 we had a $0.3 million investment in Eurocastle which is accounted for at fair value. In the event of a 10% change in the applicable foreign exchange rate against the U.S. dollar on December 31, 2008, we estimate the gains and losses for the year ended December 31, 2008 in relation to the value of the shares and options would increase or decrease by $0.03 million.

Item 8. Financial Statements and Supplementary Data.
Index to Financial Statements:

Fortress Investment Group (prior to January 17, 2007, Fortress Operating Group)
Report of Independent Registered Public Accounting Firm	46
Consolidated Balance Sheets as of December 31, 2008 and 2007	48
Consolidated and Combined Statements of Operations for the years ended December 31, 2008, 2007 and 2006	49
Consolidated and Combined Statements of Changes in Equity for the years ended December 31, 2008, 2007 and 2006	50
Consolidated and Combined Statements of Cash Flows for the years ended December 31, 2008, 2007 and 2006	52
Notes to Consolidated and Combined Financial Statements	54
All supplemental schedules have been omitted because either the required information is included in our consolidated and combined financial statements and notes thereto or it is not applicable.

Report of Independent Registered Public Accounting Firm
The Board of Directors and Shareholders of Fortress Investment Group LLC
We have audited the accompanying consolidated balance sheets of Fortress Investment Group LLC and subsidiaries (the “Company”) as of December 31, 2008 and 2007, and the related consolidated and combined statements of operations, changes in equity, and cash flows for each of the three years in the period ended December 31, 2008. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Fortress Investment Group LLC and subsidiaries at December 31, 2008 and 2007, and the consolidated and combined results of their operations and their cash flows for each of the three years in the period ended December 31, 2008, in conformity with U.S. generally accepted accounting principles.
As discussed in Note 4 to the consolidated financial statements, in 2008 the Company adopted Statement of Financial Accounting Standards No. 159, The Fair Value Option for Financial Assets and Financial Liabilities.
We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), Fortress Investment Group LLC’s internal control over financial reporting as of December 31, 2008, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission and our report dated March 15, 2009 expressed an unqualified opinion thereon.
/s/ Ernst & Young LLP
New York, New York
March 15, 2009, except for Notes 2 and 11, as to
which the date is May 12, 2009

Report of Independent Registered Public Accounting Firm on Internal Control over Financial Reporting
The Board of Directors and Shareholders of Fortress Investment Group LLC
We have audited Fortress Investment Group LLC’s (the “Company”) internal control over financial reporting as of December 31, 2008, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (the COSO criteria). The Company’s management is responsible for maintaining effective internal control over financial reporting, and for its assessment of the effectiveness of internal control over financial reporting included in the accompanying Management’s Report on Internal Control Over Financial Reporting. Our responsibility is to express an opinion on the company’s internal control over financial reporting based on our audit.
We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Our audit included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, testing and evaluating the design and operating effectiveness of internal control based on the assessed risk, and performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.
A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the company’s assets that could have a material effect on the financial statements.
Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.
In our opinion, Fortress Investment Group LLC maintained, in all material respects, effective internal control over financial reporting as of December 31, 2008, based on the COSO criteria. We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated balance sheets of Fortress Investment Group LLC and subsidiaries as of December 31, 2008 and 2007, and the related consolidated and combined statements of operations, changes in equity, and cash flows for each of the three years in the period ended December 31, 2008, and our report dated March 15, 2009, except for Notes 2 and 11, as to which the date is May 12, 2009, expressed an unqualified opinion thereon.
/s/ Ernst & Young LLP
New York, New York
March 15, 2009

FORTRESS INVESTMENT GROUP LLC
(PRIOR TO JANUARY 17, 2007, FORTRESS OPERATING GROUP — NOTE 1)
CONSOLIDATED BALANCE SHEETS
(dollars in thousands)

	December 31,
	2008	2007
Assets
Cash and cash equivalents	$263,337	$100,409
Due from affiliates	38,504	198,669
Investments
Equity method investees	774,382	1,091,918
Options in affiliates	39	16,001
Deferred tax asset	408,066	511,204
Other assets	93,407	71,580

	$1,577,735	$1,989,781

Liabilities and Shareholders’ Equity

Liabilities
Accrued compensation and benefits	$158,033	$269,324
Due to affiliates	346,265	455,734
Dividends payable	—	21,285
Deferred incentive income	163,635	173,561
Debt obligations payable	729,041	535,000
Other liabilities	26,741	36,729

	1,423,715	1,491,633

Commitments and Contingencies

Equity
Class A shares, no par value, 1,000,000,000 shares authorized, 94,609,525 and 94,597,646 shares issued and outstanding at December 31, 2008 and 2007, respectively	—	—
Class B shares, no par value, 750,000,000 shares authorized, 312,071,550 shares issued and outstanding	—	—
Paid-in capital	596,803	384,700
Retained earnings (accumulated deficit)	(513,379)	(193,200)
Accumulated other comprehensive income (loss)	(866)	(1,375)

Total Fortress Shareholders’ Equity	82,558	190,125

Principals’ and Others’ Interests in Equity of Consolidated Subsidiaries	71,462	308,023

Total Equity	154,020	498,148

	$1,577,735	$1,989,781

See notes to consolidated and combined financial statements.

FORTRESS INVESTMENT GROUP LLC
(PRIOR TO JANUARY 17, 2007, FORTRESS OPERATING GROUP — NOTE 1)
CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS
(dollars in thousands, except share data)

	Year Ended December 31,
	2008	2007	2006

Revenues
Management fees from affiliates	$593,007	$414,166	$154,649
Incentive income from affiliates	56,588	442,892	185,364
Other revenues (affiliate portion disclosed in Note 7)	82,205	69,927	70,802
Interest and dividend income — investment company holdings
Interest income	—	243,713	843,589
Interest income from controlled affiliate investments	—	4,707	54,003
Dividend income	—	7,436	9,184
Dividend income from controlled affiliate investments	—	53,174	203,713

	731,800	1,236,015	1,521,304

Expenses
Interest expense
Investment company holdings	—	132,620	505,340
Other	40,140	34,313	54,026
Compensation and benefits	440,659	658,815	436,004
Principals agreement compensation	954,685	852,956	—
General, administrative and other	84,875	99,885	115,095
Depreciation and amortization	9,994	8,454	6,818

	1,530,353	1,787,043	1,117,283

Other Income (Loss)
Gains (losses) from investments
Investment company holdings
Net realized gains (losses)	—	86,264	(47,494)
Net realized gains (losses) from controlled affiliate investments	—	715,024	998,212
Net unrealized gains (losses)	—	(19,928)	86,404
Net unrealized gains (losses) from controlled affiliate investments	—	(1,428,837)	5,556,907
Other investments
Net realized gains (losses)	(1,770)	(2,037)	(13,608)
Net realized gains (losses) from affiliate investments	(689)	145,449	977
Net unrealized gains (losses)	—	1,316	4,044
Net unrealized gains (losses) from affiliate investments	(55,846)	(253,888)	182,228
Tax receivable agreement liability reduction	55,115	—	—
Earnings (losses) from equity method investees	(304,180)	(61,674)	5,039

	(307,370)	(818,311)	6,772,709

Income (Loss) Before Deferred Incentive Income and Income Taxes	(1,105,923)	(1,369,339)	7,176,730
Deferred incentive income	—	307,034	(1,066,137)

Income (Loss) Before Income Taxes	(1,105,923)	(1,062,305)	6,110,593
Income tax benefit (expense)	(115,163)	5,632	(12,525)

Net Income (Loss)	$(1,221,086)	$(1,056,673)	$6,098,068

Principals’ and Others’ Interests in Income (Loss) of Consolidated Subsidiaries	$(898,798)	$(996,870)	$5,655,184

Net Income (Loss) Attributable to Class A Shareholders	$(322,288)	$(59,803)	$442,884

Dividends Declared Per Class A Share	$0.4500	$0.8424

		Jan 1 through Jan 16

Earnings Per Unit — Fortress Operating Group
Net income per Fortress Operating Group unit		$0.36	$1.21

Weighted average number of Fortress Operating Group units outstanding		367,143,000	367,143,000

		Jan 17 through Dec 31

Earnings (Loss) Per Class A Share — Fortress Investment Group
Net income (loss) per Class A share, basic	$(3.50)	$(2.14)

Net income (loss) per Class A share, diluted	$(3.50)	$(2.14)

Weighted average number of Class A shares outstanding, basic	94,934,487	92,214,827

Weighted average number of Class A shares outstanding, diluted	94,934,487	92,214,827

See notes to consolidated and combined financial statements.

FORTRESS INVESTMENT GROUP LLC
(PRIOR TO JANUARY 17, 2007, FORTRESS OPERATING GROUP — NOTE 1)
CONSOLIDATED AND COMBINED STATEMENTS OF CHANGES IN EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2008, 2007 AND 2006
(dollars in thousands)

								Principals’ and
				Retained Earnings	Fortress Operating			Others’ Interests in
				(Accumulated Deficit)	Group Members’ Equity	Accumulated Other	Total Fortress	Equity of
			Paid-In	(Subsequent to	(Prior to	Comprehensive	Shareholders’ /	Consolidated
	Class A Shares	Class B Shares	Capital	January 16, 2007)	January 17, 2007)	Income (Loss)	Members’ Equity	Subsidiaries	Total Equity

Fortress Operating Group equity — December 31, 2005	—	—	$—	$—	$123,704	$(195)	$123,509	$8,397,167	$8,520,676
Contributions from principals’ and others’ interests in equity	—	—	—	—	—	—	—	6,350,491	6,350,491
Distributions to principals’ and others’ interests in equity	—	—	—	—	—	—	—	(2,532,746)	(2,532,746)
Distributions to principals	—	—	—	—	(447,027)	—	(447,027)	—	(447,027)
Comprehensive income
Net income	—	—	—	—	442,884	—	442,884	5,655,184	6,098,068
Net unrealized (loss) on securities available for sale	—	—	—	—	—	(92)	(92)	—	(92)
Foreign currency translation	—	—	—	—	—	686	686	—	686
Net unrealized gain on derivatives designated as cash flow hedges	—	—	—	—	—	2	2	—	2
Comprehensive income from equity method investees	—	—	—	—	—	1,559	1,559	(1,201)	358

Total comprehensive income									6,099,022

Fortress Operating Group equity — December 31, 2006	—	—	—	—	119,561	1,960	121,521	17,868,895	17,990,416

Deconsolidation of Fortress Funds	—	—	—	—	—	—	—	(18,866,563)	(18,866,563)
Contributions from principals’ and others’ interests in equity	—	—	—	—	—	—	—	3,250,483	3,250,483
Distributions to principals’ and others’ interests in equity	—	—	—	—	—	—	—	(1,736,565)	(1,736,565)
Distributions declared by Fortress Operating Group prior to January 17, 2007	—	—	—	—	(415,876)	—	(415,876)	—	(415,876)
Reorganization and issuance of shares to Nomura	55,071,450	312,071,550	888,000	—	—	—	888,000	(888,000)	—
Dilution impact of Nomura transaction	—	—	(909,813)	—	162,918	—	(746,895)	746,895	—
Dividends declared after January 16, 2007 but prior to initial public offering	—	—	(2,474)	—	—	—	(2,474)	—	(2,474)
Initial public offering of Class A shares	39,428,900	—	652,669	—	—	—	652,669	—	652,669
Dilution impact of initial public offering	—	—	(490,648)	—	—	—	(490,648)	490,648	—
Net deferred tax effects resulting from acquisition of Fortress Operating Group units	—	—	95,586	—	—	—	95,586	—	95,586
Director restricted share grant	97,296	—	124	—	—	—	124	412	536
Dividends declared subsequent to initial public offering	—	—	(75,444)	—	—	—	(75,444)	(296,706)	(372,150)
Capital increase related to equity-based compensation	—	—	229,086	—	—	—	229,086	755,969	985,055
Dividend equivalents accrued in connection with equity-based compensation (net of tax)	—	—	(2,386)	—	—	—	(2,386)	(13,595)	(15,981)
Comprehensive income (loss) (net of tax)
Net income (loss)	—	—	—	(193,200)	133,397	—	(59,803)	(996,870)	(1,056,673)
Foreign currency translation	—	—	—		—	(220)	(220)	2,265	2,045
Net unrealized (loss) on derivatives designated as cash flow hedges	—	—	—	—	—	(8)	(8)	—	(8)
Comprehensive income (loss) from equity method investees	—	—	—	—	—	(3,107)	(3,107)	(9,245)	(12,352)

Total comprehensive income (loss)									(1,066,988)

Equity — December 31, 2007	94,597,646	312,071,550	$384,700	$(193,200)	$—	$(1,375)	$190,125	$308,023	$498,148

See notes to consolidated and combined financial statements.

FORTRESS INVESTMENT GROUP LLC
(PRIOR TO JANUARY 17, 2007, FORTRESS OPERATING GROUP — NOTE 1)
CONSOLIDATED AND COMBINED STATEMENTS OF CHANGES IN EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2008, 2007 AND 2006
(dollars in thousands)

							Principals’ and
							Others’ Interests in
					Accumulated Other	Total Fortress	Equity of
			Paid-In	Retained Earnings	Comprehensive	Shareholders’	Consolidated
	Class A Shares	Class B Shares	Capital	(Accumulated Deficit)	Income (Loss)	Equity	Subsidiaries	Total Equity

Equity — December 31, 2007	94,597,646	312,071,550	$384,700	$(193,200)	$(1,375)	$190,125	$308,023	$498,148
Contributions from principals’ and others’ interests in equity	—	—	—	—	—	—	17,394	17,394
Distributions to principals’ and others’ interests in equity	—	—	—	—	—	—	(60,606)	(60,606)
Director restricted share grant	11,879	—	279	—	—	279	461	740
Dividends declared	—	—	(42,572)	—	—	(42,572)	(148,815)	(191,387)
Capital increase related to equity-based compensation	—	—	256,458	—	—	256,458	846,112	1,102,570
Dividend and distribution equivalents accrued in connection with equity-based compensation (net of tax)	—	—	(2,062)	—	—	(2,062)	(5,584)	(7,646)
Cumulative effect adjustment — adoption of SFAS 159 (Note 4)	—	—	—	2,109	1,212	3,321	21,137	24,458
Comprehensive income (loss) (net of tax)
Net income (loss)	—	—	—	(322,288)	—	(322,288)	(898,798)	(1,221,086)
Foreign currency translation	—	—	—		(696)	(696)	(6,028)	(6,724)
Comprehensive income (loss) from equity method investees	—	—	—	—	(7)	(7)	(1,834)	(1,841)

Total comprehensive income (loss)								(1,229,651)

Equity — December 31, 2008	94,609,525	312,071,550	$596,803	$(513,379)	$(866)	$82,558	$71,462	$154,020

See notes to consolidated and combined financial statements.

FORTRESS INVESTMENT GROUP LLC
(PRIOR TO JANUARY 17, 2007, FORTRESS OPERATING GROUP — NOTE 1)
CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS
(dollars in thousands)

	Year Ended December 31,
	2008	2007	2006
Cash Flows From Operating Activities
Net income (loss)	$(1,221,086)	$(1,056,673)	$6,098,068
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities
Depreciation and amortization	9,994	8,454	6,818
Other amortization and accretion	6,125	2,495	6,782
(Earnings) losses from equity method investees	304,180	61,674	(5,039)
Distributions of earnings from equity method investees	9,146	12,443	10,076
(Gains) losses from investments	58,305	756,637	(6,767,671)
Deferred incentive income	(36,003)	(359,269)	1,066,137
Deferred tax (benefit) expense	101,339	(29,748)	389
Options received from affiliates	—	(2,006)	(31,588)
Assignments of options to employees	—	4,627	15,947
Tax receivable agreement liability reduction	(55,115)	—	—
Equity-based compensation	1,103,171	985,425	—
Cash flows due to changes in
Cash held at consolidated subsidiaries and restricted cash	—	(166,199)	(311,471)
Due from affiliates	101,308	56,376	(168,216)
Receivables from brokers and counterparties and other assets	(22,686)	(45,790)	(110,107)
Accrued compensation and benefits	(85,854)	178,074	181,812
Due to affiliates	5,822	(6,795)	(42,978)
Deferred incentive income	26,077	—	—
Due to brokers and counterparties and other liabilities	(9,640)	97,978	41,338
Investment company holdings
Purchases of investments	—	(5,105,865)	(14,779,729)
Proceeds from sale of investments	—	3,398,739	10,205,552

Net cash provided by (used in) operating activities	295,083	(1,209,423)	(4,583,880)

Cash Flows From Investing Activities
Purchase of other loan and security investments	—	(12,828)	(353,289)
Proceeds from sale of other loan and security investments	—	14,112	733,825
Purchase of interests in equity method investees	—	—	(1,732)
Contributions to equity method investees	(167,812)	(571,847)	—
Distributions of capital from equity method investees	213,436	136,280	—
Proceeds from sale of equity method investments	—	30,664	—
Cash received (paid) on settlement of derivatives	—	(4,632)	(1,882)
Purchase of fixed assets	(13,562)	(10,956)	(14,998)
Proceeds from disposal of fixed assets	53	2,587	—

Net cash provided by (used in) investing activities	32,115	(416,620)	361,924

continued on next page
See notes to consolidated and combined financial statements.

FORTRESS INVESTMENT GROUP LLC
(PRIOR TO JANUARY 17, 2007, FORTRESS OPERATING GROUP — NOTE 1)
CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS
(dollars in thousands)

	Year Ended December 31,
	2008	2007	2006
Cash Flows From Financing Activities
Borrowings under debt obligations	554,041	2,159,070	5,862,011
Repayments of debt obligations	(360,000)	(2,061,525)	(4,817,151)
Payment of deferred financing costs	(8,694)	(7,087)	(27,875)
Issuance of Class A shares to Nomura	—	888,000	—
Issuance of Class A shares in initial public offering	—	729,435	—
Costs related to initial public offering	—	(76,766)	—
Dividends and dividend equivalents paid	(78,272)	(70,444)	—
Fortress Operating Group capital distributions to Principals	—	(219,112)	(447,027)
Purchase of Fortress Operating Group units from Principals	—	(888,000)	—
Principals’ and others’ interests in equity of consolidated subsidiaries — contributions	153	3,183,771	6,209,635
Principals’ and others’ interests in equity of consolidated subsidiaries — distributions	(271,498)	(1,972,010)	(2,532,746)

Net cash provided by (used in) financing activities	(164,270)	1,665,332	4,246,847

Net Increase (Decrease) in Cash and Cash Equivalents	162,928	39,289	24,891
Cash and Cash Equivalents, Beginning of Period	100,409	61,120	36,229

Cash and Cash Equivalents, End of Period	$263,337	$100,409	$61,120

Supplemental Disclosure of Cash Flow Information
Cash paid during the period for interest (excluding interest paid by master funds while such funds were consolidated of $85.1 million and $342.1 million in 2007 and 2006, respectively)	$33,909	$78,234	$175,945

Cash paid during the period for income taxes	$7,309	$46,800	$11,163

Supplemental Schedule of Non-cash Investing and Financing Activities
Employee compensation invested directly in subsidiaries	$19,142	$66,712	$138,055

Investments of receivable amounts into Fortress Funds	$58,170	$150,210	$—

Dividends, dividend equivalents and Fortress Operating Group unit distributions declared but not yet paid	$—	$86,889	$—

Fortress Operating Group pre-IPO distributions of investments to Principals	$—	$196,764	$—

Fortress Operating Group pre-IPO distributions of investments to employees	$—	$23,338	$—

See Note 1 regarding the non-cash deconsolidation transaction in 2007.

FORTRESS INVESTMENT GROUP LLC
(PRIOR TO JANUARY 17, 2007, FORTRESS OPERATING GROUP — NOTE 1)
NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2008
(dollars in tables in thousands, except share data)
1.	ORGANIZATION AND BASIS OF PRESENTATION
Fortress Investment Group LLC (the “Registrant,” or, together with its subsidiaries, “Fortress”) is a global alternative asset management firm whose predecessor was founded in 1998. Its primary business is to sponsor the formation of, and provide investment management services for, various investment funds and companies (the “Fortress Funds”). Fortress generally makes principal investments in these funds.
Fortress has three primary sources of income from the Fortress Funds: management fees, incentive income, and investment income on its principal investments in the funds. The Fortress Funds fall into the following business segments in which Fortress operates:
1)	Private equity funds:
a)	Primarily funds which make significant, control-oriented investments in debt and equity securities of public or privately held entities; and
b)	Publicly traded alternative investment vehicles that Fortress refers to as the “Castles,” which are companies that invest primarily in real estate and real estate related debt investments.
2)	Liquid hedge funds, which invest globally in fixed income, currency, equity and commodity markets, and their related derivatives.
3)	Hybrid Funds:
a)	Hybrid hedge funds, which invest globally in diversified assets, opportunistic lending situations and securities throughout the capital structure, as well as investment funds managed by external managers; and
b)	Hybrid PE funds: three families of funds investing in long dated, distressed and other asset classes.
4)	Principal investments in the above described funds.
2007 Reorganization of Fortress Operating Group
Fortress Investment Group LLC was formed on November 6, 2006 for the purpose of becoming the general partner of Fortress Operating Group, completing the Nomura Transaction (described below), and effecting a public offering of shares and related transactions (collectively, the “Transactions”) in order to carry on the business of its predecessor, Fortress Operating Group, as a publicly traded entity. The Registrant is a limited liability company and its members are not responsible for any of its liabilities beyond the equity they have invested. Fortress’s formation documents allow for an indefinite life. Fortress Operating Group is comprised of four limited partnerships (reorganized from eight), each with a unitized capital structure. As a result of the Transactions, the Registrant acquired control of Fortress Operating Group through two intermediate holding companies (FIG Corp. and FIG Asset Co. LLC).
In December 2006, the Principals (defined below) entered into a securities purchase agreement with Nomura Investment Managers U.S.A., Inc., or Nomura (whose ultimate parent is Nomura Holdings, Inc., a Japanese corporation). On January 17, 2007, the Registrant commenced its operations and Nomura completed the transaction (the “Nomura Transaction”) by purchasing 55,071,450 Class A shares of the Registrant for $888 million and the Registrant, in turn, purchased 55,071,450 Fortress Operating Group units, which then represented 15% of Fortress Operating Group’s economic interests, from the Principals for $888 million. The term “Fortress Operating Group unit” is used to represent one limited partnership interest in each limited partnership within Fortress Operating Group.
On February 8, 2007, the Registrant completed an initial public offering (“IPO”) of 39,428,900 of its Class A shares for net proceeds of approximately $652.7 million.
As the Registrant was a newly formed company, Fortress Operating Group is considered its predecessor for accounting purposes, and its combined financial statements have become the Registrant’s historical financial statements. Also, because the Principals controlled Fortress Operating Group before the Transactions and control the Registrant after the Transactions, the Transactions have been accounted for as a reorganization of entities under common control.
Accordingly, the Registrant has carried forward unchanged the value of assets and liabilities recognized in Fortress Operating Group’s combined financial statements into its consolidated financial statements. When the Registrant purchased Fortress Operating Group units, from the Principals and directly from the Fortress Operating Group partnerships, it recorded the proportion of Fortress Operating Group net assets acquired at their historical carrying value and proportionately reduced the Principals’ and others’ interests in equity of consolidated subsidiaries. The estimated fair value of such units exceeded their historical carrying value due to Fortress’s management contracts and related agreements which were internally generated and, therefore, ascribed no value in the consolidated and combined financial statements. The excess of the amounts paid for the purchase of the Fortress Operating Group units (based on estimated fair value) over the historical carrying value of the proportion of net assets acquired was charged to paid-in capital and is identified in the statement of equity as dilution to the Class A shareholders. The dilution impact of the Nomura Transaction exceeded the amount paid by Nomura because at the date of the Nomura Transaction the carrying value of the Fortress Operating Group liabilities exceeded the carrying value of its assets. The dilution impact of the initial public offering was less than the proceeds of the initial public offering because, after the Registrant invested the net proceeds of the offering into Fortress Operating Group, the carrying value of its assets exceeded the carrying value of its liabilities.

FORTRESS INVESTMENT GROUP LLC
(PRIOR TO JANUARY 17, 2007, FORTRESS OPERATING GROUP — NOTE 1)
NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2008
(dollars in tables in thousands, except share data)
FIG Corp. is a corporation for tax purposes. As a result, the Registrant is subject to income taxes on that portion of its income which flows through FIG Corp. The acquisition of Fortress Operating Group units for amounts in excess of the historical carrying value of the proportion of net assets acquired, as described above, resulted in the tax basis of such assets being increased and therefore in the recording of a deferred tax asset related to the expected future tax deductions connected with such increase in tax basis. See Note 6.
Following the completion of the Transactions, substantially all of Fortress’s expenses (other than (i) income tax expenses of the Registrant, FIG Corp. and FIG Asset Co. LLC (Note 6), (ii) obligations incurred under the tax receivable agreement (Note 6), and (iii) payments on indebtedness incurred by the Registrant, FIG Corp. and FIG Asset Co. LLC), including substantially all expenses incurred by or attributable solely to the Registrant, such as expenses incurred in connection with the Transactions, are accounted for as expenses of Fortress Operating Group, which is consolidated by the Registrant.
Subsequent to the Transactions, the Principals own the majority of the economic interests in Fortress Operating Group through their ownership of Fortress Operating Group units and control Fortress through their ownership of an equivalent number of non-economic Class B shares of the Registrant. See Note 9. The Principals’ interests in the equity and income (loss) of Fortress Operating Group are recorded on the face of the consolidated and combined financial statements as further described in Note 7.
The accompanying consolidated and combined financial statements include the following:
•	subsequent to Fortress’s reorganization and the inception of operations of Fortress Investment Group LLC on January 17, 2007, the accounts of Fortress Investment Group LLC and its consolidated subsidiaries, and
•	prior to such reorganization and the inception of operations of Fortress Investment Group LLC, the accounts of eight affiliated entities under common control and management (“Fortress Operating Group” or the “predecessor”) and their respective consolidated subsidiaries. Each of the eight entities was owned either directly or indirectly by its members, Peter Briger, Wesley Edens, Robert Kauffman, Randal Nardone, and Michael Novogratz (the “Principals”).
2007 Consolidation and Deconsolidation of Fortress Funds
Certain of the Fortress Funds were consolidated into Fortress prior to the Transactions, notwithstanding the fact that Fortress has only a minority economic interest in these funds. Consequently, Fortress’s financial statements reflected the assets, liabilities, revenues, expenses and cash flows of the consolidated Fortress Funds on a gross basis through the date of their deconsolidation. The majority ownership interests in these funds, which are not owned by Fortress, were reflected as Principals’ and others’ interests in equity of consolidated subsidiaries in the accompanying financial statements during periods in which such funds were consolidated. The management fees and incentive income earned by Fortress from the consolidated Fortress Funds were eliminated in consolidation; however, Fortress’s allocated share of the net income from these funds was increased by the amount of these eliminated fees. Accordingly, the consolidation of these Fortress Funds had no net effect on Fortress’s earnings from the Fortress Funds.
Following the IPO, each Fortress subsidiary that acts as a general partner of a consolidated Fortress Fund granted rights, effective March 31, 2007, to the investors in the fund to provide that a simple majority of the fund’s unrelated investors are able to liquidate the fund, without cause, in accordance with certain procedures, or to otherwise have the ability to exert control over the fund. The granting of these rights has led to the deconsolidation of the Fortress Funds from Fortress’s financial statements as of March 31, 2007. The deconsolidation of the Fortress Funds has had significant effects on many of the items within these financial statements but has had no net effect on net income, or equity, attributable to Fortress’s Class A shareholders. Since the deconsolidation did not occur until March 31, 2007, the statements of operations and the statements of cash flows for the years ended December 31, 2007 and 2006 are presented with these funds on a consolidated basis for the period prior to the deconsolidation. The unaudited pro forma effects of the deconsolidation on the 2007 financial statements are described in Note 13 in order to provide more comparable information to 2008.

FORTRESS INVESTMENT GROUP LLC
(PRIOR TO JANUARY 17, 2007, FORTRESS OPERATING GROUP — NOTE 1)
NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2008
(dollars in tables in thousands, except share data)
Financial Statement Guide

Selected Financial Statement	Note
Captions	Reference	Explanation

Balance Sheet

Due from Affiliates	7	Generally, management fees, expense reimbursements and incentive income earned from Fortress Funds which are expected to be received in the short term.

Investments in Equity Method Investees	4	The carrying value of Fortress’s principal investments in the Fortress Funds.

Options in Affiliates	4	The fair value of common stock options received from the Castles.

Deferred Tax Asset	6	Relates to tax benefits expected to be realized in the future.

Due to Affiliates	7	Generally, amounts due to the Principals related to their interests in Fortress Operating Group and the tax receivable agreement.

Deferred Incentive Income	3	Incentive income already received from certain Fortress Funds based on past performance, which is subject to contingent repayment based on future performance.

Debt Obligations Payable	5	The balance outstanding on the credit agreement.

Principals’ and Others’ Interests in Equity of Consolidated Subsidiaries	7	The GAAP basis of the Principals’ ownership interests in Fortress Operating Group as well as employees’ ownership interests in certain subsidiaries.

Income Statement

Management Fees from Affiliates	3	Fees earned for managing Fortress Funds, generally determined based on the size of such funds.

Incentive Income from Affiliates	3	Income earned from Fortress Funds, based on the performance of such funds.

Compensation and Benefits	8	Includes equity-based, profit-sharing and other compensation to employees.

Principals Agreement Compensation	N/A	As a result of the principals agreement, the value of a significant portion of the Principals’ equity in Fortress prior to the Nomura Transaction is being recorded as an expense over a five year period. Fortress is not a party to this agreement. It is an agreement between the Principals to further incentivize them to remain with Fortress. This GAAP expense has no economic effect on Fortress or its shareholders.

FORTRESS INVESTMENT GROUP LLC
(PRIOR TO JANUARY 17, 2007, FORTRESS OPERATING GROUP — NOTE 1)
NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2008
(dollars in tables in thousands, except share data)

Selected Financial Statement	Note
Captions	Reference	Explanation

Gains (Losses) from Other Investments	N/A	Subsequent to the IPO, the result of asset dispositions or changes in the fair value of assets which are marked to market (primarily the Castles).

Tax receivable agreement liability reduction	6	Represents a change in the amount due to the Principals under the tax receivable agreement.

Earnings (Losses) from Equity Method Investees	4	Fortress’s share of the net earnings (losses) of Fortress Funds resulting from its principal investments.

Income Tax Benefit (Expense)	6	The net tax result related to the current period. Certain of Fortress’s revenues are not subject to taxes because they do not flow through taxable entities. Furthermore, Fortress has significant permanent differences between its GAAP and tax basis earnings.

Principals’ and Others’ Interests in (Income) Loss of Consolidated Subsidiaries	7	Primarily the Principals’ and employees’ share of Fortress’s earnings based on their ownership interests in subsidiaries, including Fortress Operating Group. This amount is presented in order to provide a net income (loss) which relates only to Fortress’s Class A shareholders.

Earnings Per Share	9	GAAP earnings per Class A share based on Fortress’s capital structure, which is comprised of outstanding and unvested equity interests, including interests which participate in Fortress’s earnings, at both the Fortress and subsidiary levels.

Other

Distributions	9	A summary of dividends and distributions, and the related outstanding shares and units, is provided.

Distributable Earnings	11	A presentation of our financial performance by segment (fund type) is provided, on the basis of the operating performance measure used by Fortress’s management committee.
Certain prior period amounts have been reclassified to conform to the current period’s presentation.

FORTRESS INVESTMENT GROUP LLC
(PRIOR TO JANUARY 17, 2007, FORTRESS OPERATING GROUP — NOTE 1)
NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2008
(dollars in tables in thousands, except share data)
2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
General
Basis of Accounting — The accompanying consolidated and combined financial statements are prepared in accordance with U.S. generally accepted accounting principles (“GAAP’’). The accompanying financial statements include the accounts of Fortress and its consolidated subsidiaries, which are comprised of (i) those entities in which it has an investment of 50% or more and has control over significant operating, financial and investing decisions of the entity, and (ii) for periods prior to the deconsolidation on March 31, 2007 (Note 1), the consolidated Fortress Funds, which are those entities in which it had a substantive, controlling general partner or managing member interest or in which it was the primary beneficiary of a variable interest entity (“VIE”) as described below. With respect to the consolidated Fortress Funds, Fortress generally had operational discretion and control, and the limited partners/members had no substantive rights to impact ongoing governance and operating activities. The combined entities were under the common ownership and control of the Principals. All significant intercompany transactions and balances have been eliminated.
VIEs are defined as entities in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. A VIE must be consolidated only by its primary beneficiary, which is defined as the party who, along with its affiliates and agents, will absorb a majority of the VIE’s expected losses or receive a majority of the expected residual returns as a result of holding variable interests. Fortress’s investment company subsidiaries, for periods prior to the deconsolidation on March 31, 2007 (Note 1), were not subject to these consolidation provisions with respect to the Portfolio Companies (as defined below) pursuant to their specialized accounting.
Principals’ and others’ interests in consolidated subsidiaries represent the ownership interests in certain consolidated subsidiaries, including the consolidated Fortress Funds for the applicable periods, held by entities or persons other than Fortress. This is currently primarily related to the Principals’ interests in Fortress Operating Group (Note 1). The non-Fortress interest holders in previously consolidated Fortress Funds (the “Investors”) owned a substantial portion (approximately 99% as of December 31, 2006) of Fortress’s combined net assets. Non-Fortress interests also include employee interests in majority owned and controlled fund advisor and general partner entities.
All of the previously consolidated Fortress Funds are, for GAAP purposes, investment companies under the AICPA Audit and Accounting Guide — Investment Companies. Fortress has retained the specialized accounting of these funds pursuant to Emerging Issues Task Force (“EITF”) No. 85-12 “Retention of Specialized Accounting for Investments in Consolidation.” Accordingly, for the periods in which these funds were consolidated, the accompanying financial statements reflect different accounting policies for similar investments depending on whether or not they were held through an investment company subsidiary. The previously consolidated Fortress Funds that were investment companies record unrealized gains (losses) resulting from changes in the fair value of their investments as a component of current income. Additionally, these funds do not consolidate their majority-owned and controlled investments (the “Portfolio Companies”), except to the extent that the Portfolio Companies act as operating subsidiaries by providing services to these funds. Four of the previously consolidated Fortress Funds (the “Feeder Funds”) invest primarily through unconsolidated subsidiaries (the “Master Funds”). Pursuant to their specialized accounting, which has been retained by Fortress, these previously consolidated Feeder Funds reflect their pro-rata share of the individual statement of operations line items of their related Master Funds similar to a proportionate consolidation.
Distributions by Fortress and its subsidiaries are recognized when declared.
For entities over which Fortress may exercise significant influence but which do not meet the requirements for consolidation, Fortress uses the equity method of accounting whereby it records its share of the underlying income of these entities. These entities include the previously consolidated Fortress Funds as of March 31, 2007.
Risks and Uncertainties — In the normal course of business, Fortress encounters primarily two significant types of economic risk: credit and market. Credit risk is the risk of default on Fortress’s or the Fortress Funds’ investments in debt securities, loans, leases and derivatives that results from a borrower’s, lessee’s or derivative counterparty’s inability or unwillingness to make required or expected payments. Market risk reflects changes in the value of investments due to changes in interest rates, credit spreads or other market factors. Credit risk is enhanced in situations where Fortress or a Fortress Fund is investing in distressed assets, as well as unsecured or subordinate loans or securities, which is a material part of its business. Management believes that the carrying values of its investments are reasonable taking into consideration these risks.

FORTRESS INVESTMENT GROUP LLC
(PRIOR TO JANUARY 17, 2007, FORTRESS OPERATING GROUP — NOTE 1)
NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2008
(dollars in tables in thousands, except share data)
Fortress makes investments outside of the United States. Fortress’s non-U.S. investments are subject to the same risks associated with its U.S. investments as well as additional risks, such as fluctuations in foreign currency exchange rates, unexpected changes in regulatory requirements, heightened risk of political and economic instability, difficulties in managing non-U.S. investments, potentially adverse tax consequences and the burden of complying with a wide variety of foreign laws.
Fortress is exposed to economic risk concentrations insofar as it is dependent on the ability of the Fortress Funds to compensate it for the services which Fortress provides to these funds. Further, the incentive income component of this compensation is based on the ability of the Fortress Funds to generate adequate returns on their investments. In addition, substantially all of Fortress’s net assets, after deducting the portion attributable to Principals’ and Others’ interests, are comprised of principal investments in, or receivables from, these funds.
Fair Values — The carrying amounts and estimated fair values of Fortress’s financial instruments as of December 31, 2008 and 2007 are described in Note 4 for investments and options and Note 5 for debt and derivatives.
Use of Estimates — The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.
Revenue Recognition
Management Fees — Management fees are recognized in the periods during which the related services are performed and the amounts have been contractually earned.
Incentive Income — Incentive income is calculated as a percentage of the profits earned by the Fortress Funds subject, in certain cases, to the achievement of performance criteria. Incentive income from certain funds is subject to contingent repayment based on the applicable Fortress Fund achieving earnings in excess of a specified minimum return. Incentive income that is not subject to contingent repayment is recognized as contractually earned. Incentive income subject to contingent repayment may be paid to Fortress as particular investments made by the funds are realized. However, if upon liquidation of each fund the aggregate amount paid to Fortress as incentive income exceeds the amount actually due to Fortress based upon the aggregate performance of each fund, the excess is required to be repaid by Fortress (i.e. “clawed back”) to that fund. Fortress has elected to adopt the preferred method of recording incentive income subject to contingencies, Method 1 of EITF Topic D-96 “Accounting for Management Fees Based on a Formula.” Under Method 1, Fortress does not recognize incentive income subject to contingent repayment until the termination of the related fund, or when and to the extent distributions from the fund exceed the point at which a clawback of a portion or all of the historic incentive income distributions could no longer occur due to the related contingencies being resolved. Recognition of incentive income allocated or paid to Fortress prior to that date is deferred and recorded as deferred incentive income liability.
Incentive income from previously consolidated Fortress Funds entitled Fortress to a greater allocable share of these funds’ earnings, and correspondingly reduced the Principals’ and others’ interests’ allocable share thereof. However, to the extent that this incentive income was subject to contingent repayment, Fortress deferred the recognition of this income by eliminating it from the statements of operations through the caption deferred incentive income and recording a corresponding liability on the balance sheet called deferred incentive income. When related contingencies were resolved, an applicable amount of deferred incentive income liability was reversed and reflected in earnings under the caption deferred incentive income.
Stock Options Received — Fully vested stock options are issued to Fortress by certain of the Castles as compensation for services performed in raising capital for these entities. These options are recognized by Fortress as management fees at their estimated fair value at the time of issuance. Fair value was estimated using a lattice-based option valuation model. Since the Castles’ option plans have characteristics significantly different from those of traded options, and since the assumptions used in such models, particularly the volatility assumption, are subject to significant judgment and variability, the actual value of the options could vary materially from this estimate.

FORTRESS INVESTMENT GROUP LLC
(PRIOR TO JANUARY 17, 2007, FORTRESS OPERATING GROUP — NOTE 1)
NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2008
(dollars in tables in thousands, except share data)
After receipt, stock options that met the characteristics of derivatives were measured at fair value with changes in fair value recognized in current income as unrealized gains or losses. Stock options that did not meet the characteristics of derivatives because, among other things, they could not be effectively settled for cash were held at cost (which is equal to the initial estimated value), subject to impairment review. As of January 1, 2008, Fortress elected to account for all of these options at fair value with changes in fair value recognized in current income as unrealized gains or losses from affiliate investments.
Security Transactions, Interest and Dividend Income and Other Income — Fortress recognizes security transactions on the trade date. Discounts and premiums on loans and securities purchased, as well as origination fees received, are amortized over the life of the respective securities using the effective interest method. Realized gains and losses are recorded based on the specific identification method. Dividend income is recognized on the ex-dividend date, or in the absence of a formal declaration, on the date it is received. Interest income is recognized as earned on an accrual basis. Fixed rate preferred dividends are recognized as earned. Fortress does not accrue interest on loans that are past due more than 90 days, or less when the probability of collection of interest is deemed insufficient to warrant further accrual. Upon such a determination, those loans are considered to be nonperforming.
Balance Sheet Measurement
Cash and Cash Equivalents — Fortress considers all highly liquid short term investments with maturities of 90 days or less when purchased to be cash equivalents. Substantially all amounts on deposit with major financial institutions exceed insured limits.
Due from/to Affiliates — For purposes of classifying amounts, Fortress considers its principals, employees, all of the Fortress Funds, and the Portfolio Companies to be affiliates. Amounts due from and due to affiliates are recorded at their current settlement amount.
Other Assets and Other Liabilities:
Other assets and liabilities are comprised of the following:

	Other Assets
	December 31,
	2008	2007
Fixed assets	$70,961	$58,075
Accumulated depreciation	(27,307)	(18,519)
Deferred charges	22,122	13,428
Accumulated amortization	(10,891)	(4,766)
Interest and other receivables	11,390	15,536
Prepaid compensation	19,526	—
Other assets	7,606	7,826

	$93,407	$71,580

	Other Liabilities
	December 31,
	2008	2007
Current taxes payable	$3,977	$3,390
Deferred taxes payable	592	891
Note payable	1,719	1,719
Interest payable	121	2,167
Accounts payable	3,688	1,285
Accrued expenses	8,032	17,376
Deferred rent	7,647	8,644
Other liabilities	965	1,257

	$26,741	$36,729

Fixed Assets, Depreciation and Amortization — Fixed assets consist primarily of leasehold improvements, furniture, fixtures and equipment, computer hardware and software, and fractional shares in corporate aircraft, and are recorded at cost less accumulated depreciation. Depreciation and amortization are calculated using the straight-line method over the assets’ estimated useful lives, which are the life of the related lease for leasehold improvements, and three to seven years for other fixed assets.
Deferred Charges — Deferred charges consist of costs incurred in obtaining financing, generally which are amortized over the term of the financing generally using the effective interest method.
Prepaid Compensation — Prepaid compensation consists of profit sharing compensation payments previously made to employees which are not considered probable of being incurred as expenses and would become receivable back from employees at the termination of the related funds. See Note 8.
Taxes Payable — See Note 6.

FORTRESS INVESTMENT GROUP LLC
(PRIOR TO JANUARY 17, 2007, FORTRESS OPERATING GROUP — NOTE 1)
NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2008
(dollars in tables in thousands, except share data)
Debt Obligations and related Interest Expense — Debt is presented net of any unamortized discounts or gross of any unamortized premiums. Discounts and premiums are amortized into interest expense on the effective interest (or level yield) method through the expected maturity date of the related financing.
Derivatives and Hedging Activities — All derivatives are recognized as either assets or liabilities in the balance sheet and measured at fair value. Fortress did not own any derivatives as of December 31, 2008.
Any unrealized gains or losses on derivatives not designated as hedges are recorded currently in income, either in Investment Company Holdings — Net Unrealized Gains from Non-affiliate Investments, or in Other Investments — Net Unrealized Gains from Non-affiliate Investments, as applicable. Net payments under these derivatives are similarly recorded, but as realized.
In order to reduce interest rate risk, Fortress has and may enter into interest rate swap agreements whereby Fortress would receive floating rate payments in exchange for fixed rate payments, effectively converting a floating rate borrowing to fixed rate. To qualify for cash flow hedge accounting, interest rate swaps must meet certain criteria, including (1) the items to be hedged expose Fortress to interest rate risk, (2) the interest rate swaps or caps are highly effective in reducing Fortress’s exposure to interest rate risk, and (3) with respect to an anticipated transaction, the transaction is probable. In addition, the hedging relationship must be properly documented. Effectiveness is periodically assessed based upon a comparison of the relative changes in the fair values or cash flows of the interest rate swaps and the items being hedged.
In order to reduce foreign currency exchange rates risk, Fortress has and may enter into foreign currency related derivatives. To qualify for hedge accounting with respect to a net investment in a foreign operation, the hedging instrument must be highly effective in reducing Fortress’s exposure to the risk of changes in foreign currency exchange rates with respect to the investment. In addition, the hedging relationship must be properly documented. Effectiveness is periodically assessed based upon a comparison of the relative changes in the fair values of the hedge and the item being hedged (with respect to changes in foreign currency exchange rates).
The effective portion of any gain or loss, and of net payments received or made, is reported as a component of other comprehensive income and reclassified into earnings in the same period or periods during which the hedged transaction effects earnings. The ineffective portion of any gain or loss, and of net payments received or made, is recognized in current earnings. No ineffectiveness was recorded during any period presented.
Comprehensive Income (Loss) — Comprehensive income (loss) is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances, excluding those resulting from investments by and distributions to owners. For Fortress’s purposes, comprehensive income represents net income, as presented in the accompanying statements of operations, adjusted for unrealized gains or losses on securities available for sale and on derivatives designated as cash flow hedges, as well as net foreign currency translation adjustments, including Fortress’s relative share of these items from its equity method investees.
The following table summarizes Fortress’s accumulated other comprehensive income (loss):

	December 31,
	2008	2007
Direct
Net foreign currency translation adjustments	$(601)	$622
Through equity method investees
Net unrealized gains (losses) on securities available for sale	1,107	(306)
Net unrealized gains (losses) on derivatives designated as cash flow hedges	(1,117)	(1,741)
Net foreign currency translation adjustments	(255)	50

Accumulated other comprehensive income (loss)	$(866)	$(1,375)

FORTRESS INVESTMENT GROUP LLC
(PRIOR TO JANUARY 17, 2007, FORTRESS OPERATING GROUP — NOTE 1)
NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2008
(dollars in tables in thousands, except share data)
Foreign Currency — Assets and liabilities relating to foreign investments are translated using the exchange rates prevailing at the end of each reporting period. Results of foreign operations are translated at the weighted average exchange rate for each reporting period. Translation adjustments are included in current income to the extent that unrealized gains and losses on the related investment are included in income, otherwise they are included as a component of accumulated other comprehensive income until realized. Foreign currency gains or losses resulting from transactions outside of the functional currency of a consolidated entity are recorded in income as incurred and were not material during the years ended December 31, 2008, 2007 and 2006.
Profit Sharing Arrangements — Pursuant to employment arrangements, certain of Fortress’s employees are granted profit sharing interests and are thereby entitled to a portion of the incentive income realized from certain Fortress Funds, which is payable upon a realization event within the respective funds. Accordingly, incentive income resulting from a realization event within a fund gives rise to the incurrence of a profit sharing obligation. Amounts payable under these profit sharing plans are recorded as compensation expense when they become probable and reasonably estimable.
For profit sharing plans related to hedge funds, where incentive income is received on a quarterly or annual basis, the related compensation expense is accrued during the period for which the related payment is made.
For profit sharing plans related to private equity funds and hybrid PE funds, where incentive income is received as investments are realized but is subject to clawback (see “Incentive Income” above), although Fortress defers the recognition of incentive income until all contingencies are resolved, accruing expense for employee profit sharing is based upon when it becomes probable and reasonably estimable that incentive income has been earned and therefore a profit sharing liability has been incurred. Based upon this policy, the recording of an accrual for profit sharing expense to employees generally precedes the recognition of the related incentive income revenue.
Fortress’s determination of the point at which it becomes probable and reasonably estimable that incentive income will be earned and therefore a corresponding profit sharing expense should be recorded is based upon a number of factors, the most significant of which is the level of realized gains generated by the underlying funds which may ultimately give rise to incentive income payments. Accordingly, profit sharing expense is generally recorded upon realization events within the underlying funds. A realization event has occurred when an investment within a fund generates proceeds in excess of its related invested capital, such as when an investment is sold at a gain. In some cases, this accrual is subject to reversal based on a determination that the expense is no longer probable of being incurred (in other words, that a clawback is probable).
Fortress may withhold a portion of the profit sharing payments relating to private equity fund or hybrid PE fund incentive income as a reserve against contingent repayment (clawback) obligations to the funds. Employees may opt to have these withheld amounts invested in either a money market account or in one of a limited group of Fortress Funds.
Guarantee — As described in Note 3, Fortress has, in effect, guaranteed a portion of the returns on one of its private equity funds. Fortress recorded this guarantee liability at its fair value at inception. Fortress will monitor this liability pursuant to the guidance regarding both guarantees and contingent liabilities and will adjust it in the future as necessary.
Equity-Based Compensation — Fortress currently has several categories of equity-based compensation, which are accounted for as described in Note 8. Generally, the grant date fair value of equity-based compensation granted to employees or directors is expensed ratably over the required service period (or immediately if there is no required service period). Equity-based compensation granted to non-employees, primarily to employees of certain Fortress Funds, is expensed ratably over the required service period based on its fair value at each reporting date. Equity-based compensation also includes compensation recorded in connection with the Principals Agreement as described in Note 8. Fortress is not a party to the Principals Agreement and this agreement has no direct economic impact on Fortress.
Income Taxes — Prior to January 17, 2007, Fortress, as a partnership, generally had not been subject to U.S. federal income tax but certain of its subsidiaries had been subject to the New York City unincorporated business tax (“UBT”) on their U.S. earnings based on a statutory rate of 4%. One subsidiary of Fortress was subject to U.S. federal corporate income taxes. Certain subsidiaries of Fortress are subject to income tax of the foreign countries in which they conduct business. In connection with the Nomura transaction and the initial public offering (Note 1), Fortress was reorganized. Fortress was established as a publicly traded partnership and also established a wholly owned corporate subsidiary. Accordingly, subsequent to January 16, 2007, a substantial portion of Fortress’s income earned by the corporate subsidiary is subject to U.S. federal and state income taxation, taxed at prevailing rates. The remainder of Fortress’s income is allocated directly to its shareholders and is not subject to a corporate level of taxation.

FORTRESS INVESTMENT GROUP LLC
(PRIOR TO JANUARY 17, 2007, FORTRESS OPERATING GROUP — NOTE 1)
NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2008
(dollars in tables in thousands, except share data)
Fortress accounts for these taxes using the asset and liability method under which deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. A valuation allowance is established when management believes it is more likely than not that a deferred tax asset will not be realized.
Fortress is party to a tax receivable agreement whereby the Principals will receive payments from Fortress related to tax savings realized by Fortress in connection with certain transactions entered into by the Principals. The accounting for this agreement is discussed in Note 6.
Principals’ and Others’ Interests in Consolidated Subsidiaries — In December 2007, the FASB issued SFAS No. 160 “Noncontrolling Interests in Consolidated Financial Statements an amendment of ARB No. 51.” SFAS 160 clarifies the classification of non-controlling interests in consolidated statements of financial position and the accounting for and reporting of transactions between the reporting entity and holders of such non-controlling interests. Fortress adopted SFAS 160 effective January 1, 2009 and has reflected it on a retrospective basis for all periods presented. SFAS 160 had the following effects on Fortress’s financial statements: (i) reclassification of Principals’ and Others’ Interests in Equity of Consolidated Subsidiaries from the “mezzanine” section of the balance sheet (between liabilities and equity) to equity, (ii) removal of Principals’ and Others’ Interests in Income of Consolidated Subsidiaries from the calculation of Net Income (Loss) on the statement of operations, and disclosure thereof below Net Income (Loss), and (iii) with respect to potential future transactions in which Fortress could acquire Fortress Operating Group units from the Principals pursuant to their exchange (along with Class B shares) for Class A shares (or otherwise), these transactions would be accounted for as equity transactions rather than as a step acquisition of Fortress Operating Group (as would be required under current accounting principles). There was no effect from adoption of SFAS 160 on the equity which pertains to Class A shareholders, or net income (loss) allocable to Class A shareholders, or on Fortress’s liquidity.
Recent Accounting Pronouncements — In June 2007, Statement of Position No. 07-1, “Clarification of the Scope of the Audit and Accounting Guide Investment Companies and Accounting by Parent Companies and Equity Method Investors for Investments in Investment Companies” (“SOP 07-1”) was issued. SOP 07-1 addresses whether the accounting principles of the Audit and Accounting Guide for Investment Companies may be applied to an entity by clarifying the definition of an investment company and whether those accounting principles may be retained by a parent company in consolidation or by an investor in the application of the equity method of accounting. Fortress is currently evaluating the potential effect on its financial condition, liquidity and results of operations upon adoption of SOP 07-1. If the status of any of our investees as investment companies (or not) were to change as a result of the adoption SOP 07-1, this could have a material impact on our financial statements and our ability to report the activities of such investee(s) on a timely basis. In February 2008, the FASB indefinitely postponed the adoption of SOP 07-1.
In September 2006, the FASB issued Statement of Financial Accounting Standards (“SFAS”) No. 157, “Fair Value Measurements”. SFAS 157 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants in the market in which the reporting entity transacts, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. SFAS 157 applies to reporting periods beginning after November 15, 2007. Fortress adopted SFAS 157 on January 1, 2008. To the extent they are measured at fair value, SFAS 157 did not materially change Fortress’s fair value measurements for any of its existing financial statement elements. As a result, the adoption of SFAS 157 did not have a material impact on Fortress’s financial condition, liquidity or results of operations.
In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities.” SFAS 159 permits entities to choose to measure many financial instruments, and certain other items, at fair value. SFAS 159 also establishes presentation and disclosure requirements designed to facilitate comparisons between entities that choose different measurement attributes for similar types of assets and liabilities. SFAS 159 applies to reporting periods beginning after November 15, 2007. Fortress adopted SFAS 159 on January 1, 2008. Fortress elected to measure its equity investments in Newcastle and Eurocastle, as well as its options in Newcastle (Note 4), at fair value pursuant to the provisions of SFAS 159 upon adoption. As a result, Fortress recorded an aggregate increase to the carrying amounts of these assets as of January 1, 2008 of $22.9 million, which was recorded as a cumulative effect adjustment to retained earnings ($2.1 million) and also impacted the Principals’ interests in the equity of consolidated subsidiaries (Fortress Operating Group) ($17.6 million), the deferred tax assets ($1.9 million), and accumulated other comprehensive income ($1.2 million). Fortress made this election to simplify its accounting for these publicly traded equity securities, which were previously on the equity method of accounting. The adoption of SFAS 159 did not have any other material impact on Fortress’s financial condition, liquidity or results of operations.

FORTRESS INVESTMENT GROUP LLC
(PRIOR TO JANUARY 17, 2007, FORTRESS OPERATING GROUP — NOTE 1)
NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2008
(dollars in tables in thousands, except share data)
In June 2007, Emerging Issues Task Force (“EITF”) issue No. 06-11 “Accounting for Income Tax Benefits of Dividends on Share-Based Payment Awards” (“EITF 06-11”) was issued. EITF 06-11 specified that a realized tax benefit from dividend equivalents that are charged to retained earnings and are paid to employees for equity classified nonvested equity share units should be recognized as an increase to paid-in capital. EITF 06-11 applies to reporting periods beginning after December 15, 2007 and is applied prospectively. Fortress adopted EITF 06-11 on January 1, 2008. The adoption of EITF 06-11 had no effect on Fortress’s financial condition, liquidity or results of operations.
In June 2008, FSP EITF 03-6-1 “Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities” was issued. FSP EITF 03-6-1 addressed whether instruments granted in share-based payment transactions were participating securities prior to vesting and, therefore, needed to be included in the earnings allocation in computing earnings per share under the two-class method. Prior to this FSP, practice varied with regard to the accounting for these instruments. As Fortress applied the methodology set forth in this FSP prior to its issuance, the adoption of FSP EITF 03-6-1 had no effect on its financial condition, liquidity or results of operations.
In September 2008, the FASB issued exposure drafts of two proposed standards, “Accounting for Transfers of Financial Assets, an amendment of FASB Statement No. 140,” and “Amendments to FASB Interpretation No. 46(R).” These proposed standards would fundamentally change the requirements to consolidate (or deconsolidate) special purpose and variable interest entities and would be effective for us in 2010. Fortress is currently evaluating the potential impact of these proposed standards. To the extent they result in changes to the entities included in Fortress’s consolidated financial statements, the impact could be material to Fortress’s gross assets, liabilities, revenues and expenses, but would not be material to its net income or equity.
In November 2008, EITF No. 08-6 “Equity Method Investment Accounting Considerations” was issued. EITF No. 08-6 clarified the accounting for certain transactions and impairment considerations involving equity method investees. The adoption of EITF No. 08-6 had no effect on Fortress’s financial condition, liquidity or results of operations.

FORTRESS INVESTMENT GROUP LLC
(PRIOR TO JANUARY 17, 2007, FORTRESS OPERATING GROUP — NOTE 1)
NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2008
(dollars in tables in thousands, except share data)
3.	MANAGEMENT AGREEMENTS AND FORTRESS FUNDS
Fortress has two principal sources of income from its agreements with the Fortress Funds: contractual management fees, which are generally based on a percentage of fee paying assets under management, and related incentive income, which is generally based on a percentage of profits subject to the achievement of performance criteria. Substantially all of Fortress’s net assets, after deducting the portion attributable to principals’ and others’ interests, are a result of principal investments in, or receivables from, these funds.
The Principals and certain executive officers of Fortress may also serve as directors and/or officers of each of the Castles and of certain Portfolio Companies and may have investments in these entities as well as in other Fortress Funds.
The Fortress Funds are divided into segments and Fortress’s agreements with each are detailed below.
Management Fees, Incentive Income and Related Profit Sharing Expense
Fortress recognized management fees and incentive income as follows:

	Year Ended December 31,
	2008	2007 (A)
Private Equity

Funds
Management fees — affil.	$163,041	$127,043
Incentive income — affil.	38,684	321,462

Castles
Management fees — affil.	50,576	47,909
Management fees, options — affil.	—	2,006
Incentive income — affil.	12	37,574

Liquid Hedge Funds
Management fees — affil.	217,231	157,510
Incentive income — affil.	17,418	198,264
Management fees — non-affil. (B)	343	372
Incentive income — non-affil. (B)	240	1,019

Hybrid Funds
Hybrid Hedge Funds
Management fees — affil.	146,859	128,321
Incentive income — affil.	62	97,274
Management fees — non-affil. (B)	964	214
Incentive income — non-affil. (B)	13,094	191
Hybrid PE Funds
Management fees — affil.	15,300	4,449
Incentive income — affil.	412	—

Total
Management fees — affil.	$593,007	$467,238
Incentive income — affil. (C)	$56,588	$654,574
Management fees — non-affil. (B)	$1,307	$586
Incentive income — non-affil. (B)	$13,334	$1,210

(A)	Presented on a pro forma basis (Note 13), as adjusted for the deconsolidation of the Fortress Funds as if it had occurred on January 1, 2007.

(B)	Included in Other Revenues on the statement of operations.

(C)	See “Deferred Incentive Income” below.

FORTRESS INVESTMENT GROUP LLC
(PRIOR TO JANUARY 17, 2007, FORTRESS OPERATING GROUP — NOTE 1)
NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2008
(dollars in tables in thousands, except share data)
Deferred Incentive Income
Incentive income from certain Fortress Funds, primarily private equity funds and hybrid PE funds, is received when such funds realize profits, based on the related agreements. However, this incentive income is subject to contingent repayment by Fortress to the funds until certain overall fund performance criteria are met. Accordingly, Fortress does not recognize this incentive income as revenue until the related contingencies are resolved. Until such time, this incentive income is recorded on the balance sheet as deferred incentive income and is included as “distributed-unrecognized” deferred incentive income in the table below. Incentive income from such funds, based on their net asset value, which has not yet been received is not recorded on the balance sheet and is included as “undistributed” deferred incentive income in the table below.
Incentive income from certain Fortress Funds, primarily hybrid hedge funds, is earned based on achieving annual performance criteria. Accordingly, this incentive income is recorded as revenue at year end (in the fourth quarter of each year) and is generally received subsequent to year end. Incentive income recognized as revenue during the fourth quarter from these funds was $0.0 million, $95.4 million and $16.1 million during the years ended December 31, 2008, 2007 and 2006, respectively; amounts for 2006 are not reflective of incentive income earned from consolidated Fortress Funds.
Deferred incentive income from the Fortress Funds, subject to contingent repayment, was comprised of the following, on an inception to date basis:

				Undistributed net
	Distributed-	Distributed	Distributed-	of intrinsic
	Gross	Recognized (A)	Unrecognized (B)	clawback (C) (D)
Deferred incentive income as of December 31, 2006	$252,774	$(9,473)	$243,301	$1,405,481

Share of income (loss) of Fortress Funds	191,947	—	191,947	(1,020,961)

Recognition of previously deferred incentive income	—	(261,687)	(261,687)	—

Deferred incentive income as of December 31, 2007	$444,721	$(271,160)	$173,561	$384,520

Share of income (loss) of Fortress Funds	26,077	—	26,077	(473,605)

Recognition of previously deferred incentive income	—	(36,003)	(36,003)	—

Deferred incentive income as of December 31, 2008	$470,798	$(307,163)	$163,635	$(89,085)

(A)	All related contingencies have been resolved.

(B)	Reflected on the balance sheet.

(C)	On a deconsolidated basis, subsequent to March 31, 2007, undistributed incentive income is no longer recorded and is not reflected on the balance sheet. At December 31, 2008, the undistributed incentive income is comprised of $34.7 million of gross undistributed incentive income, net of $123.8 million of previously distributed incentive income that would be returned by Fortress to the related funds if such funds were liquidated on December 31, 2008 at their net asset values.

(D)	From inception to December 31, 2008, Fortress has paid $137.7 million of compensation expense under its employee profit sharing arrangements (Note 8) in connection with distributed incentive income, of which $19.5 million has not been expensed because management has determined that it is not probable of being incurred as an expense and will be recovered from the related employees. If the $34.7 million of gross undistributed incentive income were realized, Fortress would recognize and pay an additional $14.5 million of compensation expense.
Certain investments held by employees and affiliates of Fortress, as well as by Fortress itself, in the Fortress Funds are not subject to management fees or incentive income. During the years ended December 31, 2008, 2007 and 2006, management fees of $9.6 million, $12.8 million and $4.6 million, respectively, and incentive income of $0.4 million, $11.2 million and $5.1 million, respectively, were waived on such employees’ investments.

FORTRESS INVESTMENT GROUP LLC
(PRIOR TO JANUARY 17, 2007, FORTRESS OPERATING GROUP — NOTE 1)
NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2008
(dollars in tables in thousands, except share data)
Private Equity Funds
The following table presents certain information with respect to Fortress’s management agreements with the private equity funds as of December 31, 2008.

	Fortress		Longest Capital	Longest			Incentive
Total	and Affiliates	Percent of	Commitment	Fund	Annual		Income
Capital	Capital	Capital	Period	Termination	Management	Incentive	Threshold
Commitments	Commitments	Commitments	Ends	Date	Fee	Income	Return
(A)	(B)	Drawn	(C)	(D)	(E)	(F)	(F)

$ 21,380,984	$2,474,771	88.5%	Feb-2011	Feb-2018	1.0% – 1.5%	20% – 25%	0% – 10%

(A)	Represents the total amount of capital committed by Investors to these funds. This capital can be called, or drawn, for new investments during the capital commitment period, generally up to three years. Subsequent to the capital commitment period, it may only be drawn to maintain ongoing business as permitted by the applicable fund agreement.

(B)	Affiliate commitments are comprised of:

Employees and Former		Other Fortress	Total
Employees	Principals	Funds	Affiliates	Fortress	Total

$ 182,312	$638,738	$783,505	$1,604,555	$870,216	$2,474,771

(C)	Subsequent to the end of the capital commitment periods, the respective capital commitments may not be drawn to fund new investments, but are available to maintain ongoing business of the funds. Only $0.5 billion of the total capital commitments extend beyond July 2011. NIH (one of Fortress’s equity method investees which was never consolidated) does not have capital commitments. It is a privately held company owned through membership interests. It has an indefinite life.

(D)	Including all available extensions.

(E)	Expressed as a percent. This percent is generally applied to the capital commitment amount during the capital commitment periods and to invested capital (as defined, or NAV on an investment by investment basis, if lower) thereafter. In some funds, management fee rates vary depending on the size of commitments. Affiliate commitments are not charged management fees. For funds formed after March 2006 which are no longer in the capital commitment period, management fees are based on the value of publicly traded investments.

(F)	Expressed as a percent of the total returns of the funds. The incentive income is subject to: (i) the achievement of a cumulative incentive income threshold return payable to the third party investors in the funds, which is the minimum return these investors must receive in order for incentive income to be paid, and (ii) a contingent repayment or clawback provision which requires amounts previously distributed as incentive income to be returned to each fund if, upon liquidation of such fund, such amounts exceeded the actual amount of incentive income due. Affiliate commitments are not subject to incentive income. Funds representing approximately $0.2 billion of total commitments have a 0% threshold, the rest have thresholds of either 8% or 10%. Some of the private equity funds do not have an incentive income provision; the capital commitments of such funds aggregate less than $0.9 billion. There is no clawback provision with respect to NIH. Unrealized losses in a significant portion of Fortress’s private equity finds have resulted in higher future returns being required before Fortress earns incentive income from such funds.
Pursuant to profit sharing arrangements, certain of Fortress’s employees are entitled to a portion, approximately 39% as of December 31, 2008 based on a weighted average by total capital commitments, of the incentive income received from the private equity funds.
Fortress manages one of the private equity funds with approximately $0.9 billion of capital commitments (“Fund I”) pursuant to certain agreements which provide that Fortress is entitled to 50% of the Fund I incentive income and NIH, a Fortress Fund which is a private equity fund and an equity method investee of Fortress, is entitled to the other 50%.
In November 2008, one of Fortress’s private equity Fortress Funds reorganized and raised $142 million, primarily in connection with supporting one of its publicly traded investments. A portion of the investors (equivalent to $35.1 million of the $142 million) chose to sell their portion of the investment to the Principals rather than fund an additional amount. A portion of the investors chose to fund $89.4 million of preferred equity in the fund. A portion of the investors (equivalent to $17.5 million of the $142 million) chose not to sell or fund, but rather to allow a third party investor ($3.6 million) and the Principals ($13.9 million) to fund on their behalf. The new preferred equity is essentially treated the same as additional capital in the fund, except that it does not pay management fees and there cannot be a clawback associated with the portion funded on behalf of non-selling, non-funding investors. The $89.4 million of additional capital increased the maximum amount of promote that the fund would be able to claw back from Fortress by $64.4 million (gross, before the employee portion and any adjustment for taxes). This increase in the amount of maximum potential clawback is accounted for as a guarantee which was recorded at its fair value of $3.2 million. At this time, Fortress does not anticipate making any payments related to this increase in maximum potential clawback.

FORTRESS INVESTMENT GROUP LLC
(PRIOR TO JANUARY 17, 2007, FORTRESS OPERATING GROUP — NOTE 1)
NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2008
(dollars in tables in thousands, except share data)
Castles
The following table presents certain information with respect to the Castles as of December 31, 2008.

Annual	Incentive	Incentive Income
Management Fee (A)	Income (B)	Threshold Return (B)

1.5%	25%	8% – 10%

(A)	Expressed as a percent of gross equity, as defined.

(B)	The incentive income is earned on a cumulative basis equal to the product of (1) the incentive income percent (shown above) multiplied by (2) the difference by which (i) a specified measure of earnings (as defined) exceeds (ii) the company’s gross equity (as defined) multiplied by the incentive income threshold return (shown above). As a result of not meeting the incentive income threshold, the incentive income from the Castles has been discontinued for an indeterminate period of time.
The management agreements between Fortress and the Castles provide for initial terms of one to ten years, subject to certain termination rights, and automatic extensions of one to three years, subject to the approval of the independent members of the Castles’ boards of directors.
Liquid Hedge Funds
The following table presents certain information with respect to the liquid hedge funds as of December 31, 2008.

Net
Asset	Fortress	Annual
Value	Share of	Management	Incentive
(NAV) (A)	NAV (B)	Fee (C)	Income (D)

$7,279,655	$28,287	2.0% – 3.0%	20% – 25%

(A)	Excludes $14.3 million of NAV which represents separately managed accounts, managed by Fortress subsidiaries. The fee arrangements for these accounts vary pursuant to the individual investment management agreements.

(B)	Net of employee amounts.

(C)	Expressed as a percent of NAV (as defined).

(D)	Expressed as a percent of the total returns of the funds. The incentive income is earned on a calendar quarter (quarterly) basis. As a result of not meeting the incentive income thresholds with respect to current investors, the incentive income from a significant portion of the capital invested in Fortress’s hedge funds has been discontinued for an indeterminate amount of time. Returns earned on capital from new investors continue to be incentive income eligible.
Fortress’s liquid hedge funds received a total of $1.0 billion in redemption requests, including affiliates, for the notification period ended September 30, 2008 which were paid in October 2008, and in addition received 2008 redemption requests, including affiliates, for notification periods subsequent to September 30, 2008 for an additional $3.8 billion. The flagship liquid hedge fund temporarily suspended redemptions to ensure an equitable division of both liquid and illiquid investments between redeemers and non-redeemers. Shares representing the fund’s interests in illiquid investments were placed in special purpose entities whose interests were distributed to both redeemers (55%) and non-redeemers (45%). Investments held in these entities are subject to management fees of 1.5%. In February 2009, the redeemers’ portion, including affiliates, of the liquid investments was $2.4 billion, of which $2.1 billion was paid, with the balance to be paid within the first two quarters of 2009, subject to certain fees and holdbacks.
Historical redemptions, including affiliates, have been as follows:

	Redemption Notices
Year	Received	Redemptions Paid
2008 (A)	$5,403,926	$1,835,803
2007	$331,722	$289,096
2006	$1,049,127	$395,353

(A)	The dollar value of fourth quarter 2008 redemptions from the flagship liquid hedge fund is based on such fund’s estimated January 31, 2009 net asset value; this is the redemption date for the fourth quarter redemption notification period due to the suspension.
The differences between notices received and redemptions paid are a result of timing (notices received prior to year end, paid in January) and the contractual agreements regarding redemptions, which in some cases allow for delayed payment.

FORTRESS INVESTMENT GROUP LLC
(PRIOR TO JANUARY 17, 2007, FORTRESS OPERATING GROUP — NOTE 1)
NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2008
(dollars in tables in thousands, except share data)
Hybrid Hedge Funds
The following table presents certain information with respect to the hybrid hedge funds as of December 31, 2008.

Net
Asset	Fortress	Annual
Value	Share of	Management	Incentive
(NAV) (A)	NAV (B)	Fee (C)	Income (D)

$6,816,377	$158,570	1.0% – 2.0%	20%

(A)	Excludes $111.2 million of NAV which represents separately managed accounts, managed by Fortress subsidiaries. The fee arrangements for these accounts vary pursuant to the individual investment management agreements.

(B)	Net of employee amounts.

(C)	Expressed as a percent of NAV (as defined).

(D)	Expressed as a percent of the total returns of the funds. The incentive income is earned on a calendar year (annual) basis. As a result of not meeting the incentive income thresholds with respect to current investors, the incentive income from a significant portion of the capital invested in Fortress’s hedge funds has been discontinued for an indeterminate amount of time. Returns earned on capital from new investors continue to be incentive income eligible.
Investors in Fortress’s hybrid hedge funds are permitted to request that their capital be returned on an annual basis, and such returns of capital are paid over time as the underlying investments are liquidated, in accordance with the governing documents of the applicable funds. During this period, such amounts continue to be subject to management fees and, as applicable, incentive income.
Historical redemptions, including affiliates, have been as follows:

	Redemption Notices
Year	Received	Redemptions Paid
2008	$1,504,733	$571,375
2007	$581,140	$201,721
2006	$176,842	$207,895
The differences between notices received and redemptions paid are a result of timing (notices received prior to year end, paid in January) and the contractual agreements regarding redemptions, which in some cases allow for delayed payment.
Hybrid PE Funds
The following table presents certain information with respect to Fortress’s management agreements with the hybrid PE funds as of December 31, 2008.

	Fortress		Longest Capital	Longest			Incentive
Total	and Affiliates	Percent of	Commitment	Fund	Annual		Income
Capital	Capital	Capital	Period	Termination	Management	Incentive	Threshold
Commitments	Commitments	Commitments	Ends	Date	Fee	Income	Return
(A)	(B)	Drawn	(C)	(D)	(E)	(F)	(F)

$4,413,985	$235,157	68.1%	Nov-2027	Feb-2032	1.0% – 1.5%	20%	0% – 6%

(A)	Represents the total amount of capital committed by Investors to these funds. This capital can be called, or drawn, for new investments during the capital commitment period, generally up to three years. Subsequent to the capital commitment period, it may only be drawn to maintain ongoing business as permitted by the applicable fund agreement.

(B)	Affiliate commitments are comprised of:

Employees and Former		Other Fortress	Total
Employees	Principals	Funds	Affiliates	Fortress	Total

$26,621	$97,084	$15,000	$138,705	$96,452	$235,157

(C)	Subsequent to the end of the capital commitment periods, the respective capital commitments may not be drawn to fund new investments, but are available to maintain ongoing business of the funds. Only $0.1 billion of the total capital commitments extend beyond July 2011.

(D)	Including all available extensions. Only $0.9 billion of the total commitments extend beyond December 2020.

FORTRESS INVESTMENT GROUP LLC
(PRIOR TO JANUARY 17, 2007, FORTRESS OPERATING GROUP — NOTE 1)
NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2008
(dollars in tables in thousands, except share data)

(E)	Expressed as a percent. This percent is generally applied to the capital commitment amount during the capital commitment periods and to invested capital (as defined, or NAV on an investment by investment basis, if lower) thereafter. In some funds, management fee rates vary depending on the size of commitments. Affiliate commitments are not charged management fees. For funds formed after March 2006 which are no longer in the capital commitment period, management fees are based on the value of publicly traded investments.

(F)	Expressed as a percent of the total returns of the funds. The incentive income is subject to: (i) the achievement of a cumulative incentive income threshold return payable to the third party investors in the funds, which is the minimum return these investors must receive in order for incentive income to be paid, and (ii) a contingent repayment or clawback provision which requires amounts previously distributed as incentive income to be returned to each fund if, upon liquidation of such fund, such amounts exceeded the actual amount of incentive income due. Affiliate commitments are not subject to incentive income. Funds representing approximately $0.6 billion of total commitments have a 0% threshold, the rest have a 6% threshold. Unrealized losses in a significant portion of Fortress’s hybrid PE funds have resulted in higher future returns being required before Fortress earns incentive income from such funds.
4.	INVESTMENTS IN EQUITY METHOD INVESTEES AND OTHER EQUITY INVESTMENTS
Investments consist primarily of investments in equity method investees and options in these investees. The investees are primarily Fortress Funds.
The underlying investments of the Fortress Funds are diversified by issuer, industry and geographic location. They are comprised of both equity and debt investments, as well as derivatives, including investments in affiliated entities. A majority of the investments are in the United States, with significant investments also in Western Europe. There are some concentrations in the financial, transportation and real estate related sectors, including certain individual investments within the funds which are significant to the funds as a whole. Furthermore, the Fortress Funds have concentrations of counterparty risk with respect to derivatives and repurchase agreements.
Since Fortress’s investments in the various Fortress Funds are not equal, Fortress’s concentrations from a management fee and incentive income perspective (which mirror the funds’ investments) and its concentrations from an investment perspective are different. From an investment perspective, Fortress’s most significant investment as of December 31, 2008, which comprised approximately 31.8% of its equity method investments, is in a fund which focuses on the U.S. rail transportation and real estate sectors.
Fortress elected to record its investments in and options from Newcastle and Eurocastle at fair value pursuant to SFAS 159 (“The Fair Value Option For Financial Assets and Financial Liabilities”) beginning January 1, 2008. Fortress made this election to simplify its accounting for these publicly traded equity securities (and related options), which were previously recorded based on the equity method of accounting. As a result, Fortress recorded an aggregate increase to the carrying amounts of these assets of $22.9 million, which was recorded as a cumulative effect adjustment to retained earnings ($2.1 million) and also impacted the Principals’ interests in the equity of consolidated subsidiaries (Fortress Operating Group) ($17.6 million), deferred tax assets ($1.9 million), and accumulated other comprehensive income ($1.2 million). Fortress accounts for dividends received from these investments as dividend income, a component of Other Revenues.

FORTRESS INVESTMENT GROUP LLC
(PRIOR TO JANUARY 17, 2007, FORTRESS OPERATING GROUP — NOTE 1)
NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2008
(dollars in tables in thousands, except share data)
Investments in Equity Method Investees
Fortress holds investments in certain unconsolidated Fortress Funds which are recorded based on the equity method of accounting. Upon the deconsolidation of the previously consolidated Fortress Funds on March 31, 2007 (Note 1), these funds also became equity method investees. Fortress’s maximum exposure to loss with respect to these entities is generally equal to its investment plus its basis in any options received from such entities as described below, plus any receivables from such entities as described in Note 7. In addition, unconsolidated affiliates also hold ownership interests in certain of these entities. Summary financial information related to these investments is as follows:

	Equity Held by Fortress		Fortress’s Equity in Net Income (Loss)
	December 31,		Year Ended December 31,
	2008	2007	2008	2007	2006
Private equity funds, excluding NIH (A)	$455,691	$553,345	$(225,161)	$(84,256)	$	(A	)
NIH	3,666	5,770	22	2,411		2,220
Newcastle (B)	862	3,184	N/A	(1,016)		2,746
Eurocastle (B)	309	11,799	N/A	1,925		(160)

Total private equity	460,528	574,098	(225,139)	(80,936)		4,806
Liquid hedge funds (A)	29,338	73,748	(6,350)	3,483		(A	)
Hybrid hedge funds (A)	185,676	371,310	(83,205)	15,341		(A	)
Hybrid PE funds (A)	96,610	70,485	10,495	391		(A	)
Other	2,230	2,277	19	47		233

	$774,382	$1,091,918	$(304,180)	$(61,674)		$5,039

(A)	These entities were consolidated prior to March 31, 2007.

(B)	Fortress elected to record these investments at fair value pursuant to SFAS 159 beginning on January 1, 2008.
A summary of the changes in Fortress’s investments in equity method investees is as follows:

	Year Ended December 31, 2008
	Private Equity Funds		Castles (A)		Liquid	Hybrid Funds
	NIH	Other	Newcastle	Eurocastle	Hedge Funds	Hedge Funds	PE Funds	Other	Total
Investment, beginning	$5,770	$553,345	$3,184	$11,799	$73,748	$371,310	$70,485	$2,277	$1,091,918
Earnings from equity method investees	22	(225,161)	N/A	N/A	(6,350)	(83,205)	10,495	19	(304,180)
Other comprehensive income from equity method investees	(24)	—	N/A	N/A	—	—	(2,372)	—	(2,396)
Contributions to equity method investees	—	131,240	N/A	N/A	59,210	262	39,381	383	230,476
Distributions of earnings from equity method investees	(2,102)	(180)	N/A	N/A	(6)	—	(6,841)	(17)	(9,146)
Distributions of capital from equity method investees	—	(3,553)	N/A	N/A	(97,264)	(102,691)	(14,538)	—	(218,046)

Total distributions from equity method investees	(2,102)	(3,733)	N/A	N/A	(97,270)	(102,691)	(21,379)	(17)	(227,192)

Impairment	—	—	N/A	N/A	—	—	—	(432)	(432)
Mark to fair value — January 1, 2008 (B)	N/A	N/A	10,110	12,762	N/A	N/A	N/A	N/A	22,872
Mark to fair value — during period (C)	N/A	N/A	(12,432)	(25,008)	N/A	N/A	N/A	N/A	(37,440)
Translation adjustment	—	—	—	756	—	—	—	—	756

Investment, ending	$3,666	$455,691	$862	$309	$29,338	$185,676	$96,610	$2,230	$774,382

Ending balance of undistributed earnings	$—	$—	$—	$—	$75	$33	$7,328	$3	$7,439

(A)	Fortress elected to record these investments at fair value pursuant to SFAS 159 beginning on January 1, 2008.

(B)	Recorded as a cumulative effect adjustment as described above.

(C)	Recorded to Other Investments — Net Unrealized Gains (Losses) from Affiliate Investments.

FORTRESS INVESTMENT GROUP LLC
(PRIOR TO JANUARY 17, 2007, FORTRESS OPERATING GROUP — NOTE 1)
NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2008
(dollars in tables in thousands, except share data)
The ownership percentages presented in the following tables are reflective of the ownership interests held as of the end of the respective periods. For tables which include more than one Fortress Fund, the ownership percentages are based on a weighted average by total equity of the funds as of period end.

	Private Equity Funds excluding NIH		Newcastle Investment Holdings LLC (“NIH”)
	December 31, (or Year then Ended)
	2008	2007	2008	2007	2006

Assets	$9,362,237	$16,076,884	$278,161	$336,176
Liabilities	(1,058,392)	(3,273,813)	(215,416)	(230,457)

Equity	$8,303,845	$12,803,071	$62,745	$105,719

Fortress’s Investment	$455,691	$553,345	$3,666	$5,770

Ownership (A)	5.5%	4.3%	4.8%	4.8%

Revenues and gains (losses) on investments	$(7,960,117)	$(5,278,813)	$22,545	$85,665	$79,685
Expenses	(388,535)	(346,750)	(21,299)	(27,690)	(33,464)

Net Income (Loss)	$(8,348,652)	$(5,625,563)	$1,246	$57,975	$46,221

Fortress’s equity in net income (loss)	$(225,161)	$(84,256)	$22	$2,411	$2,220

		(B)

(A)	Excludes ownership interests held by other Fortress Funds, the Principals, employees and other affiliates.

(B)	The revenues and expenses of these entities were consolidated through March 31, 2007, the effective date of the deconsolidation (Note 1). As a result, the amounts shown for Fortress’s equity in net income of these entities relate to the period subsequent to March 31, 2007.

	Liquid Hedge Funds		Hybrid Hedge Funds		Hybrid PE Funds(C)
	December 31, (or Year then Ended)
	2008	2007	2008	2007	2008	2007

Assets	$7,819,859	$8,358,378	$10,803,738	$12,098,175	$4,103,809	$905,611
Liabilities	(540,204)	(67,483)	(4,407,170)	(4,493,901)	(1,517,607)	(171,845)
Minority interest	—	—	(29,922)	(26,834)	—	—

Equity	$7,279,655	$8,290,895	$6,366,646	$7,577,440	$2,586,202	$733,766

Fortress’s Investment	$29,338	$73,748	$185,676	$371,310	$96,610	$70,548

Ownership (A)	0.4%	0.9%	2.9%	4.9%	3.7%	9.6%

Revenues and gains (losses) on investments	$(1,389,816)	$1,587,418	$(2,089,700)	$904,741	$(468,833)	$11,835
Expenses	(590,162)	(880,868)	(388,651)	(427,816)	(72,589)	(21,159)

Net Income	$(1,979,978)	$706,550	$(2,478,351)	$476,925	$(541,422)	$(9,324)

Fortress’s equity in net income (loss)	$(6,350)	$3,483	$(83,205)	$15,341	$10,495	$391

		(B)		(B)

(A)	Excludes ownership interests held by other Fortress Funds, the Principals, employees and other affiliates.

(B)	The revenues and expenses of these entities were consolidated through March 31, 2007, the effective date of the deconsolidation (Note 1). As a result, the amounts shown for Fortress’s equity in net income of these entities relate to the period subsequent to March 31, 2007.

(C)	Includes one entity which is recorded on a one quarter lag (i.e. the balances reflected for this entity are for September 30, 2008 and 2007, respectively, and the twelve months then ended). It is recorded on a lag because it is a German entity and does not provide financial reports under U.S. GAAP within the reporting timeframe necessary for U.S. public entities.

FORTRESS INVESTMENT GROUP LLC
(PRIOR TO JANUARY 17, 2007, FORTRESS OPERATING GROUP — NOTE 1)
NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2008
(dollars in tables in thousands, except share data)
Options in Affiliates
Fortress holds options to purchase additional shares of its equity method investees, recorded at fair value, with carrying values as follows:

	December 31,
	2008	2007
Newcastle options	$35	$5
Eurocastle options	4	15,996

	$39	$16,001

Currently, all of the options are out of the money (that is, their strike price is above the current market price per share).
Investments in Variable Interest Entities
Fortress consolidated certain VIEs (defined in Note 2), when it was determined to be their primary beneficiary, either directly or indirectly through other consolidated subsidiaries. Substantially all of these funds would also have been consolidated by Fortress under a voting control model. As part of the deconsolidation of the consolidated Fortress Funds (Note 1), Fortress caused reconsideration events to occur in each of the variable interest entities in which it was deemed to be the primary beneficiary. As a result of these reconsideration events, Fortress is no longer considered the primary beneficiary of, and therefore does not consolidate, any of the variable interest entities in which it holds an interest. No other reconsideration events occurred during the year ended December 31, 2008 which caused a change in Fortress’s accounting.
Fortress is a variable interest holder in other VIEs which are not consolidated, as it is not their primary beneficiary. In each case, these funds would also not be consolidated by Fortress under a voting control model.
All of the VIEs are Fortress Funds which are privately held investment vehicles whose purpose and activities are further described in Note 1, based on the business segment in which they operate. Fortress sponsored the formation of and manages each of these VIEs and, in most cases, has a principal investment therein as described in Note 1.
The following table sets forth certain information regarding VIEs in which Fortress holds a variable interest as of December 31, 2008. The amounts presented below are included in, and not in addition to, the equity method investment tables above.

	Fortress is not Primary Beneficiary
	Gross	Financial	Fortress
Business Segment	Assets	Obligations (A)	Investment (B)	Notes
Private Equity Funds	$377,449	$—	$3,697	(C) (D)
Castles	12,188,600	13,267,682	8,039	(C) (D)
Liquid Hedge Funds	5,581,723	—	3,571	(E)
Hybrid Hedge Funds	1,348,006	197,821	765	(D) (E)
Hybrid PE Funds	104,645	218	621	(C) (D)

(A)	Represents financial obligations at the fund level, which are not recourse to Fortress’s general credit. Financial obligations include financial borrowings, derivative liabilities and short securities. In many cases, these funds have additional debt within unconsolidated subsidiaries. Of the financial obligations represented herein, $12,520.3 million, $165.2 million, and $0.2 million, represent financial borrowings which have weighted average maturities of 5.0, 9.2, and 0.6 years for Castles, hybrid hedge funds, and hybrid PE funds, respectively.

(B)	Represents Fortress’s maximum exposure to loss with respect to these entities, which includes direct and indirect investments in these funds. In addition to the table above, Fortress is exposed to potential changes in cash flow and revenues attributable to the management fee and incentive income Fortress earns from those entities.

(C)	Fortress is not the primary beneficiary of the Castles and NIH because it does not absorb a majority of their expected income or loss based on a quantitative analysis. Of the remaining entities represented herein, which represent investing partnerships and a master fund, Fortress is not the primary beneficiary because the related intermediate entities and feeder funds (which are not consolidated) are more closely associated with these funds than Fortress based on both a quantitative and qualitative analysis. The investing partnerships and master fund were formed for the sole purpose of acting as investment vehicles for the related feeder funds.

(D)	Fortress’s investment includes $4.1 million, $0.3 million, and $0.4 million of management fees receivable from the Castles, hybrid hedge funds, and hybrid PE funds, respectively. Fortress’s investment also includes $2.8 million of expense reimbursements receivable from the Castles. In addition, Fortress has remaining capital commitments to certain hybrid PE fund VIEs which aggregated $0.1 million at December 31, 2008.

(E)	Fortress is not the primary beneficiary of these entities, which represent intermediate and master funds, because the related feeder funds (which are not consolidated) are more closely associated with these funds than Fortress based on both a quantitative and qualitative analysis. These funds were formed for the sole purpose of acting as investment vehicles for the related feeder funds.

FORTRESS INVESTMENT GROUP LLC
(PRIOR TO JANUARY 17, 2007, FORTRESS OPERATING GROUP — NOTE 1)
NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2008
(dollars in tables in thousands, except share data)
Fair Value of Financial Instruments
The following table presents information regarding Fortress’s financial instruments which are recorded at fair value:

	Fair Value
	December 31,
	2008	2007	Valuation Method
Assets — Carried at Fair Value
Newcastle and Eurocastle common shares	$1,171	$37,854	Level 1 — Quoted prices in active markets for identical assets
Newcastle and Eurocastle options	$39	$16,001	Level 2 — Lattice-based option valuation models using observable inputs
5.	DEBT OBLIGATIONS
The following table presents summarized information regarding Fortress’s debt obligations:

						December 31, 2008
	Face Amount and					Weighted	Weighted
	Carrying Value		Contractual		Final	Average	Average
	December 31,		Interest		Stated	Funding	Maturity
Debt Obligation	2008	2007	Rate		Maturity	Cost (A)	(Years)
Credit agreement (B)
Revolving debt (C)	$104,041	$185,000	LIBOR + 2.00%	(D)	May 2012	4.65%	3.36
Term loan	350,000	350,000	LIBOR + 2.00%		May 2012	3.17%	3.36
Delayed term loan (C)	275,000	—	LIBOR + 2.00%		May 2012	2.99%	1.18

Total	$729,041	$535,000				3.31%	2.54

(A)	The weighted average funding cost is calculated based on the contractual interest rate (utilizing the most recently reset LIBOR rate) plus the amortization of deferred financing costs. Fortress paid $3.7 million of deferred financing costs in connection with the latest amendment to the credit agreement in November 2008. The most recently reset LIBOR rate was 0.47%.

(B)	Collateralized by substantially all of Fortress Operating Group’s assets as well as Fortress Operating Group’s rights to fees from the Fortress Funds and its equity interests therein.

(C)	Approximately $21 million was undrawn on the revolving debt facility as of December 31, 2008. The revolving debt facility included a $25 million letter of credit subfacility of which $9.8 million was utilized. Lehman Brothers Commercial Paper, Inc., which is committed to fund $11.9 million (including $1.0 million of the outstanding letters of credit) of the $125 million revolving credit facility, has filed for bankruptcy protection, did not fund its pro rata portion of the last borrowing under this facility, and it is reasonably possible that it will not fund its portion of the commitments. As a result, none of the undrawn amount was available.

(D)	Subject to unused commitment fees of 0.25% per annum.
On March 13, 2009, Fortress amended the terms of its credit agreement. In connection with the amendment, Fortress repaid (i) $50 million of outstanding revolving debt and (ii) $75 million of outstanding term loans. In addition, Fortress reduced the revolving credit facility to $75 million. As of March 13, 2009, Fortress had $54 million of revolving debt and $550 million of term loans outstanding.
Rates on previously existing credit agreements were as follows:

		Unused
Period	Interest Rate	Commitment Fees	Upfront Fees Paid
Jan 2006–Feb 2007	LIBOR+2.00%	0.375%	$7.0 million
Feb 2007–May 2007	LIBOR+1.50%	0.250%	None
May 2007–Feb 2008	LIBOR+1.20%	0.375%	$6.4 million
Feb 2008–Apr 2008	LIBOR+0.65%	0.200%	None
Apr 2008–Nov 2008	LIBOR+0.85%	0.250%	$4.9 million
In connection with the repayments of prior credit facilities, deferred loan costs of $3.1 million, $2.0 million, $0.3 million and $0.6 million were written off to interest expense in June 2006, February 2007, September 2008 and November 2008, respectively. In November 2008, the credit facility was amended to include a reduction of the revolving debt facility by $75 million and, in connection with the reduction, an additional $0.5 million of deferred loan costs were written off to interest expense.

FORTRESS INVESTMENT GROUP LLC
(PRIOR TO JANUARY 17, 2007, FORTRESS OPERATING GROUP — NOTE 1)
NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2008
(dollars in tables in thousands, except share data)
Pursuant to the terms of the credit agreement, outstanding term loans must be prepaid with 25% of the amount by which EBITDA, as defined in the credit agreement, for any twelve-month period exceeds $370 million (unless and until the amount of outstanding term loans equals or is less than $250 million).
Assuming no EBITDA-based required prepayments, Fortress’s outstanding debt matured as follows, based on terms in effect at December 31, 2008 (in thousands). See below for a discussion of the amendment which occurred in March 2009 which changed the payment terms.

2009	$25,000
2010	125,000
2011	100,000
2012	479,041

Total	$729,041

To management’s knowledge, there have not been any market transactions in Fortress’s debt obligations. However, management believes the fair value of this debt was between 55% and 60% of face value at December 31, 2008 and between 95% and 99% of face value at December 31, 2007.
Covenants
Fortress Operating Group is required to prepay the credit agreement upon the occurrence of certain events, including certain asset sales and other dispositions.
The events of default under the credit agreement are typical of such agreements and include payment defaults, failure to comply with credit agreement covenants, cross-defaults to material indebtedness, bankruptcy and insolvency, change of control, and adverse events (as defined in the credit agreement) with respect to Fortress’s material funds.
The credit agreement includes customary covenants. Fortress was in compliance with all of these covenants as of December 31, 2008. Among other things, Fortress is prohibited from incurring additional unsubordinated indebtedness or further encumbering its assets, subject to certain exceptions. In addition, based on terms in effect as of December 31, 2008, which were amended in March 2009 as described below, Fortress Operating Group must not:
•	Permit AUM to be less than $21.5 billion as of December 31, 2007, plus an additional $500 million at the end of each subsequent fiscal year;

•	Permit the Consolidated Leverage Ratio, as defined in the credit agreement and measured on a rolling four-quarter basis, to be greater than (i) for the fiscal quarters ending March 31, 2008 through September 30, 2009, 2.75 to 1.0, (ii) for the fiscal quarters ending December 31, 2009 and March 31, 2010, 2.50 to 1.0 and (iii) for each fiscal quarter thereafter, 2.25 to 1.0;

•	Permit the aggregate value of investments held, including certain cash, to be less than $975 million (less the amount of any term loans repaid after November 12, 2008) (the “Required Investment Assets”);

•	Permit the aggregate value of Fortress Fund Investments (generally defined in the credit agreement as cash, the stock of Newcastle, Eurocastle and any other publicly traded company pledged as collateral (and any options in respect of such stock), and Fortress Operating Group’s interests in the Fortress private equity funds, liquid hedge funds and hybrid funds and certain other investment funds) to be less than 40% of the Required Investment Assets;

•	Permit the aggregate value of the sum of (i) the Fortress Fund Investments plus (ii) certain investments in co-investment funds (in the aggregate, “Total Investments”) to be less than 60% of the Required Investment Assets (with no single co-investment fund investment exceeding $75 million).

•	Make incentive income clawback payments in excess of $20 million during a calendar year. To date, no clawback payments have been required. See Note 11 for a further analysis.

FORTRESS INVESTMENT GROUP LLC
(PRIOR TO JANUARY 17, 2007, FORTRESS OPERATING GROUP — NOTE 1)
NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2008
(dollars in tables in thousands, except share data)
The following table sets forth the financial covenant requirements as of December 31, 2008.

	December 31, 2008
	(dollars in millions)
	Requirement (D)	Actual	Notes
AUM	≥$22,000	$29,454	(A)
Consolidated Leverage Ratio	≤2.75	2.18	(B)
Required Investment Assets	≥$925	$1,002	(C)
Fortress Fund Investments	≥$370	$604	(C)
Total Investments	≥$555	$762	(C)

(A)	Impacted by capital raised in funds, redemptions from funds, and valuations of fund investments.

(B)	Impacted by EBITDA, as defined, which is impacted by the same factors as distributable earnings, except EBITDA is not impacted by clawback reserves or the impairment of investments.

(C)	Impacted by capital investments in funds and the valuation of such funds’ investments.

(D)	These requirements were amended as of March 13, 2009 (see below).
Furthermore, under the terms of the credit agreement, Fortress must provide annual audit opinions with respect to each of its “Material Fortress Funds,” as defined, which do not include an emphasis expressing concern over such respective fund’s ability to continue as a going concern for a period of one year (commonly referred to as a “going concern opinion”). As of now, Fortress has not yet received the audit opinions for its material funds for the fiscal year ended December 31, 2008. However, Fortress anticipates, based on discussions with its auditors, that it may receive a going concern opinion for one of its material funds. On March 12, 2009, Fortress’s lenders agreed to waive the application of this covenant with respect to the affected fund’s annual audited financial statements. As a result, the receipt by such fund of a going concern opinion in its audited financial statements would not result in a default under the credit agreement.
On March 12 and March 13, 2009, Fortress entered into additional amendments to the 2007 Credit Agreement. The amendments, among other things: (i) modified the financial covenants by (a) amending the amount of required management fee earning assets to $22 billion as of the end of each fiscal quarter through December 31, 2009 and $20 billion as of the end of each fiscal quarter thereafter; (b) reducing the amount of investment assets required as of any point in time to an amount equal to the term loans and revolving loans (including outstanding letters of credit) then outstanding; (c) changing the required Consolidated Leverage Ratio to 3.5 to 1.0 for the remainder of the term of the credit agreement; (ii) increased the rate on LIBOR loans to LIBOR + 2.50 (and Base Rate loans to the prime rate plus 1.50%); (iii) reduced the revolving credit facility commitments to $75 million; (iv) established an annual requirement, beginning in 2010, that outstanding loans be prepaid in an amount equal to 75% of Free Cash Flow (as defined in the agreement) generated during the previous year; (v) increased the amount of Fortress’s scheduled amortization payments (the amortization schedule now requires the following payments: $50 million in July 2009, $25 million in each of October 2009 and January, April, July and October 2010, and $75 million in January 2011); (vi) established a requirement that 50% of the net proceeds from any equity issuance by the Fortress Operating Group be applied to prepay outstanding term loans; (vii) reduced the amount of certain types of distributions Fortress can make to equity holders of the Fortress Operating Group and, in turn, Fortress’s Class A shareholders, and (viii) provided that the dissolution or termination of specified material funds would not constitute an event of default. In connection with the amendment, Fortress prepaid $75 million of outstanding term loans and $50 million of outstanding revolving facility loans.
In addition, the amendments provide that, with respect to a specified fund, it would not be a default under the credit agreement if the fund’s 2008 audited financials contain language noting substantial doubt as to the fund’s status as a “going concern.” If, by April 15, 2009, (a) the fund has not delivered audited financials without a “going concern” statement and (b) the fund has not extended the maturity of certain debt until the end of 2009, then Fortress will be required to prepay $25 million of outstanding term loans. If Fortress is required to make this prepayment, the required amortization payment due in July 2009 would be reduced from $50 million to $25 million.
In addition, under the credit agreement, Fortress Operating Group is permitted to make (i) cash distributions in order for Fortress’s shareholders to pay their taxes, and (ii) loans to its intermediate holding companies and cash distributions subject to the following restrictions: (a) no event of default exists immediately prior to, or subsequent to, the loan or distribution, as the case may be, and (b) the loan or distribution would not exceed cumulative free cash flow. Free cash flow, as defined in the credit agreement, is calculated on a cumulative basis as $163 million plus EBITDA (as defined in the credit agreement) earned since March 31, 2007, minus interest paid, capital expenditures made, loans made (net of any repayments) and distributions made since March 31, 2007.

FORTRESS INVESTMENT GROUP LLC
(PRIOR TO JANUARY 17, 2007, FORTRESS OPERATING GROUP — NOTE 1)
NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2008
(dollars in tables in thousands, except share data)
Intercompany Debt
As a result of the Nomura transaction and our initial public offering, FIG Asset Co. LLC lent excess proceeds of $215 million to FIG Corp. pursuant to a demand note. Since then, FIG Corp. has repaid a portion of the demand note and, as of December 31, 2008, the outstanding balance was $125.3 million. This intercompany debt is eliminated in consolidation.
6.	INCOME TAXES AND TAX RELATED PAYMENTS
Prior to January 17, 2007, Fortress, as a partnership, generally had not been subject to U.S. federal income tax, but certain of its subsidiaries had been subject to the New York City unincorporated business tax (“UBT”) on their U.S. earnings based on a statutory rate of 4%. One subsidiary of Fortress was subject to U.S. federal corporate income taxes. Certain subsidiaries of Fortress are subject to income tax of the foreign countries in which they conduct business. In connection with the Nomura Transaction and the initial public offering (Note 1), Fortress was reorganized. Fortress was established as a publicly traded partnership and also established a wholly owned corporate subsidiary. Accordingly, a substantial portion of Fortress’s income earned by the corporate subsidiary is subject to U.S. federal and state income taxation, taxed at prevailing rates. The remainder of Fortress’s income is allocated directly to its shareholders and is not subject to a corporate level of taxation.
The provision for income taxes consists of the following:

	Year Ended December 31,
	2008	2007	2006
Current
Federal income tax	$1,594	$9,067	$236
Foreign income tax	3,378	2,682	1,453
State and local income tax	8,852	12,367	10,447

	13,824	24,116	12,136

Deferred
Federal income tax expense (benefit)	96,150	(14,550)	—
Foreign income tax expense (benefit)	(293)	350	(725)
State and local income tax expense (benefit)	5,482	(15,548)	1,114

	101,339	(29,748)	389

Total expense (benefit)	$115,163	$(5,632)	$12,525

For the years ending December 31, 2008 and 2007, deferred income tax benefits of $0.5 million and $0.7 million were credited to other comprehensive income, primarily related to the equity method investees. Current income tax benefits of $1.7 million and $1.7 million were credited to additional paid-in capital in those years, respectively, related to (i) dividend equivalent payments on RSUs (Note 9), and (ii) distributions to Fortress Operating Group restricted partnership unit holders (Note 9), which are currently deductible for income tax purposes.
Deferred income taxes reflect the net tax effects of temporary differences between the financial reporting and tax bases of assets and liabilities. These temporary differences will result in taxable or deductible amounts in future years and the deferred tax effects are measured using enacted tax rates and laws that will be in effect when such differences are expected to reverse.
Fortress established a deferred tax asset of $463.4 million in connection with the Nomura Transaction. That transaction, which involved Fortress’s purchase of Fortress Operating Group units from the Principals for an amount in excess of the historical carrying value of the underlying net assets as described in Note 1, and an election by certain Fortress Operating Group entities under Section 754 of the Code, resulted in an increase of the tax basis of the assets owned by Fortress Operating Group. Fortress established this deferred tax asset for the expected tax benefit associated with the difference between the financial reporting basis of net assets and the tax basis of net assets, based on an estimated combined marginal federal and state tax rate of approximately 39.4%. The establishment of the deferred tax asset increased additional paid in capital as the transaction giving rise to the increase in tax basis was between Fortress and its shareholders. The deferred tax asset described above reflects the tax impact of payments expected to be made under the tax receivable agreement (described below), which further increase Fortress’s deferred tax benefits and the estimated payments due under the tax receivable agreement.

FORTRESS INVESTMENT GROUP LLC
(PRIOR TO JANUARY 17, 2007, FORTRESS OPERATING GROUP — NOTE 1)
NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2008
(dollars in tables in thousands, except share data)
In addition, as a result of the contribution of $578.3 million of the net proceeds of the initial public offering by FIG Corp. to the capital of Fortress Operating Group, a temporary difference arose between the carrying value of Fortress Operating Group for financial reporting purposes and that for income tax purposes. A deferred tax asset of $25.4 million has been recorded to reflect the deferred tax effects of the excess of the tax basis over the financial reporting basis that is expected to reverse in the foreseeable future. The establishment of this deferred tax asset also increased additional paid in capital.
The realization of the deferred tax assets is dependent on the amount of Fortress’s future taxable income before deductions related to the establishment of the deferred tax asset. The deferred tax asset is comprised of a portion that would be realized in connection with future ordinary income and a portion that would be realized in connection with future capital gains.
Fortress projects that it will have sufficient future taxable ordinary income in the normal course of business without any projected significant change in circumstances to fully realize the portion of the deferred tax asset that would be realized in connection with future ordinary income. Such projections do not include material changes in AUM or incentive income from the current levels which, due to the market crisis, have declined from historical levels. However, the projections do contain an estimated marginal growth assumption in years beyond 2009. Based on Fortress’s historical and projected taxable income, management has concluded that the realization of the portion of the deferred tax asset that would be realized in connection with future taxable ordinary income is more likely than not. If Fortress’s estimates change in the future and it is determined that it is more likely than not that some portion, or all, of this portion of the deferred tax asset will not be realized, a valuation allowance would be recorded for that portion. However, in most cases, any tax expense recorded in connection with the establishment of a valuation allowance or the reversal of a deferred tax asset would be partially offset by other income recorded in connection with a corresponding reduction of a portion of the tax receivable agreement liability (see below). The following table sets forth Fortress’s estimated federal taxable ordinary income for 2007 and 2008 before deductions relating to the establishment of the deferred tax assets, excluding deferred tax assets arising from equity-based compensation, as well as the average of such amount needed over the approximate period of the deductibility (approximately 15 years from the date of establishment, based on the amortization period of the tax basis intangible assets recorded) in order to fully realize the portion of the deferred tax asset that would be realized in connection with future ordinary income (in millions):

2007	$74.9

2008: Estimated	$47.9

2009 – 2015: Average Required	$55.4

2016 – 2021: Average Required	$79.1
As of December 31, 2008, based on the effects of the continuing credit crisis, particularly the fourth quarter declines in equity investment values, Fortress revised its assessment of the realizability of the portion of the deferred tax asset that would only be realized in connection with future capital gains. Fortress has established a full valuation allowance of $95.9 million for this portion of the deferred tax asset as management does not believe that the projected generation of material taxable capital gains is sufficiently assured in the foreseeable future. In addition, the establishment of the valuation allowance resulted in a reduction of the obligations associated with the tax receivable agreement and a corresponding reduction of the deferred tax asset of $20.8 million. As a result, Fortress recorded a $116.7 million total charge to tax expense in 2008, and recorded other income of $55.1 million arising from a reduction in the tax receivable agreement liability.

FORTRESS INVESTMENT GROUP LLC
(PRIOR TO JANUARY 17, 2007, FORTRESS OPERATING GROUP — NOTE 1)
NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2008
(dollars in tables in thousands, except share data)
The tax effects of temporary differences have resulted in deferred income tax assets and liabilities as follows:

	December 31,
	2008	2007
Deferred tax assets
Nomura transaction-tax basis adjustment
Tax basis goodwill and other intangible assets	$359,285	$398,833
Other assets	34,470	34,549
Deferred incentive income	2,082	1,816
Initial public offering basis difference	21,327	22,634
Compensation and benefits	25,931	12,061
Options in affiliates	11,433	9,855
Partnership basis differences	37,554	25,061
Other	11,935	6,395

Total deferred tax assets	504,017	511,204
Valuation allowance	(95,951)	—

Net deferred tax assets	$408,066	$511,204

Deferred tax liabilities (A)
Total deferred tax liabilities	$592	$891

(A)	Included in Other Liabilities
As described above, certain of Fortress’s income is allocated directly to its shareholders and is not subject to a corporate level of taxation. No deferred tax assets and liabilities are established for temporary differences that will affect the amounts allocated to shareholders.
A reconciliation of the U.S. federal statutory income tax expense rate to Fortress’s effective income tax expense rate is as follows:

	Year Ended December 31,
	2008	2007	2006
Statutory U.S. federal income tax rate expense rate	35.00%	35.00%	35.00%
Income passed through to stockholders	(3.39)%	78.46%	(34.95)%
Compensation (A)	(37.76)%	(106.89)%	—
State and local income taxes	(1.96)%	6.38%	2.54%
Tax receivable agreement liability reduction	9.30%	—	—
Foreign taxes	(0.94)%	(3.75)%	0.16%
Deferred tax asset write-off	(10.01)%	—	—
Valuation allowance	(46.28)%	—	—
Other	0.49%	(0.59)%	—

Effective income tax rate	(55.55)%	8.61%	2.75%

(A)	Related to LTIP expenses (Note 8) and Principals Agreement expenses (Note 8), both which are not tax deductable and represent a significant permanent tax/GAAP difference.
Tax Receivable Agreement
The Principals have the right to exchange each of their Fortress Operating Group units for one of the Class A shares. Certain Fortress Operating Group entities have made an election under Section 754 of the Internal Revenue Code, as amended, which may result in an adjustment to the tax basis of the assets owned by Fortress Operating Group at the time of an exchange. The exchanges may result in increases in tax deductions and tax basis that would reduce the amount of tax that the corporate taxpayers (i.e. FIG Corp.) would otherwise be required to pay in the future. Additionally, the further acquisition of Fortress Operating Group units from the Principals, such as in the Nomura transaction (Note 1), also may result in increases in tax deductions and tax basis that would reduce the amount of tax that the corporate taxpayers would otherwise be required to pay in the future.

FORTRESS INVESTMENT GROUP LLC
(PRIOR TO JANUARY 17, 2007, FORTRESS OPERATING GROUP — NOTE 1)
NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2008
(dollars in tables in thousands, except share data)
The corporate taxpayers entered into a tax receivable agreement with each of the Principals that provides for the payment to an exchanging or selling Principal of 85% of the amount of cash savings, if any, in U.S. federal, state, local and foreign income tax that the corporate taxpayers actually realize (or are deemed to realize in the case of an early termination payment by the corporate taxpayers or a change of control, as defined) as a result of these increases in tax basis. Such payments are expected to occur over approximately the next 15 years. Although Fortress is not aware of any issue that would cause the IRS to challenge a tax basis increase, the Principals will not reimburse Fortress for any payments made under this agreement if tax savings claimed are later disallowed by the IRS. In connection with the Nomura transaction and related tax effects, a $393 million capital decrease and offsetting liability to the Principals was recorded in Due to Affiliates with respect to the tax receivable agreement. Such amount is a component of the deferred tax effects reflected in the Statement of Equity. No further liability was recorded during the years ended December 31, 2008 or 2007. In connection with the tax return filed for the year ended December 31, 2007, $17.4 million is due to the Principals under the tax receivable agreement. For the tax year ended December 31, 2008, the payments which are expected to become due pursuant to the tax receivable agreement are approximately $15.6 million, subject to finalization of Fortress’s tax return for such year. To the extent that a portion, or all, of this liability is not expected to be incurred (due to changes in expected taxable income), the liability would be reduced. As discussed above, a reduction of $55.1 million was recorded as of December 31, 2008.
7.	RELATED PARTY TRANSACTIONS AND INTERESTS IN CONSOLIDATED SUBSIDIARIES
Affiliate Receivables and Payables
As of December 31, 2008 and 2007, Due from Affiliates and Due to Affiliates were comprised of the following:
Due from affiliates:

	Private Equity		Liquid	Hybrid Funds
	Funds	Castles	Hedge Funds	Hedge Funds	PE Funds	Other	Total
December 31, 2008
Management fees and incentive income	$7,833	$4,094	$329	$1,285	$6,907	$—	$20,448
Expense reimbursements	6,289	2,734	1,211	2,115	3,536	—	15,885
Dividends and distributions	—	89	—	—	—	—	89
Other	1	—	—	—	—	2,081	2,082

Total	$14,123	$6,917	$1,540	$3,400	$10,443	$2,081	$38,504

December 31, 2007
Management fees and incentive income	$461	$45,004	$40,751	$98,197	$1,272	$—	$185,685
Expense reimbursements	160	2,051	3,074	3,487	1,147	—	9,919
Dividends and distributions	—	739	—	—	—	—	739
Other	—	—	—	1	—	2,325	2,326

Total	$621	$47,794	$43,825	$101,685	$2,419	$2,325	$198,669

Due to affiliates:

	December 31, 2008	December 31, 2007
Principals
- Tax receivable agreement — Note 6	$338,649	$393,265
- Distributions payable on Fortress Operating Group units	—	60,176
Other	7,616	2,293

	$346,265	$455,734

The receivables disclosed above include a $9.6 million note receivable from one private equity Fortress Fund which bears interest at the prime rate, as defined, plus 2.0% per annum. The balance of the note resulted from past due management fees and expense reimbursements.
Other Related Party Transactions
From time to time, Fortress may advance amounts on behalf of affiliates for short periods. In such cases it generally charges interest to these affiliates. In the fourth quarter of 2008, Fortress waived $0.9 million of interest owed from its private equity funds related to management fees paid in arrears. One of Fortress’s consolidated subsidiaries (not a Fortress Fund) acts as the loan origination platform for certain Fortress Funds. In this respect, it holds commercial lending licenses in various states and received fees for its loan origination duties of $0.1 million, $0.3 million and $0.3 million during 2008, 2007 and 2006, respectively. In addition, Fortress earned $52.6 million, $45.6 million and $25.0 million of other revenues from affiliates, primarily expense reimbursements, during 2008, 2007 and 2006, respectively.

FORTRESS INVESTMENT GROUP LLC
(PRIOR TO JANUARY 17, 2007, FORTRESS OPERATING GROUP — NOTE 1)
NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2008
(dollars in tables in thousands, except share data)
Certain Portfolio Companies and Fortress Funds are co-owned by, have merged with, and/or have engaged in transactions (including loans) with, other Portfolio Companies and Fortress Funds. Generally, co-ownership arrangements are entered into due to transaction size limitations in individual funds and transactions between Portfolio Companies take advantage of synergies between these entities. In some instances, Portfolio Companies have entered into contracts with other Portfolio Companies or with certain of Fortress’s equity method investees to provide services to, or receive services from, these entities, including asset management, consulting and loan servicing. These contracts were entered into because the entity providing the service possessed relevant expertise. In one case, during 2008, Fortress paid approximately $1.5 million to one of the Portfolio Companies for services performed for the benefit of another Portfolio Company.
Fortress has entered into cost sharing arrangements with the Fortress Funds, including market data services and subleases of certain of its office space. Expenses borne by the Fortress Funds under these agreements are generally paid directly by those entities (i.e. they are generally not paid by Fortress and reimbursed). For 2008 and 2007, these expenses, mainly related to subscriptions to market data services, approximated $21.0 million and $18.7 million, respectively, on a pro forma deconsolidated (Note 13) basis for 2007. Furthermore, the operating subsidiaries of the private equity funds have a separate cost sharing arrangement with each other.
The Principals have guaranteed payment on a several basis to the Fortress private equity funds and hybrid PE funds of any contingent repayment (clawback) obligation with respect to the private equity fund or hybrid PE fund incentive income in the event that Fortress fails to fulfill its clawback obligation, if any, but only if Fortress has a net worth, as defined, of less than $10 million.
One of our Principals owns aircraft that Fortress uses for business purposes in the course of its operations. The payments made or accrued to such Principal for this use were based on estimated current market rates for chartering aircraft and totaled $1.3 million, $0.6 million and $0.6 million in 2008, 2007 and 2006, respectively, including $0.4 million from consolidated Fortress Funds in 2006.
In connection with the IPO, Fortress entered into a tax receivable agreement with the Principals, as described in Note 6, and the Principals entered into a forfeiture agreement with each other, as described in Note 8. The Principals, employees, directors and Fortress Funds have and continue to make investments in Fortress Funds.
In February 2007, Fortress entered into an agreement with two employees who were departing from Fortress to form their own investment management company. Fortress received a profits interest in their management company, and, as part of the transaction, a Fortress Fund received certain rights to invest at discounted fee rates in the fund being formed by the departing employees, and committed to invest $200 million in that fund subject to certain conditions. The transaction was approved by the advisory board of the Fortress Fund.
During 2007, two departing Fortress employees entered into sourcing agreements with a Fortress Fund pursuant to which the Fortress Fund agreed to make contingent payments to the former employees based on the employees sourcing future transactions for that Fortress Fund. No amounts were incurred under these agreements through December 31, 2008.
In March 2007, one of the Portfolio Companies leased office space to a company owned by one of the Principals. The Principal pays approximately $0.2 million per annum in rent to the Portfolio Company.
In March 2007, in conjunction with the deconsolidation (Note 1), Fortress transferred its general partner interests in certain CDO Portfolio Companies to certain Fortress Funds for $6.5 million.
In June 2007, Fortress sold two investments to Real Assets Fund, a hybrid PE Fortress Fund. Fortress received $29.1 million from the sales and recorded gains aggregating $0.4 million.
In September 2007, six employees terminated their employment at Fortress in order to form a management company. A portfolio company owned by a Fortress Fund has contracted with this management company to perform services for one of its subsidiaries. These employees had received RSUs in connection with Fortress’s IPO in February 2007. In connection with the above transactions, Fortress has modified these awards, valued at approximately $5.9 million in the aggregate, such that each employee’s vesting continues on the original vesting schedule as long as both (i) such employee remains employed by the management company, and (ii) the management company continues to provide services to the subsidiary.

FORTRESS INVESTMENT GROUP LLC
(PRIOR TO JANUARY 17, 2007, FORTRESS OPERATING GROUP — NOTE 1)
NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2008
(dollars in tables in thousands, except share data)
In December 2007, three employees terminated their employment at Fortress to begin employment at the home offices of certain of our principals. These employees had received RSUs in connection with Fortress’s IPO in February 2007. Fortress has modified these awards, valued at approximately $1.7 million in the aggregate, such that each employee’s vesting continues on the original vesting schedule as long as the employee remains employed by the respective principal’s home office. The expense incurred by Fortress in association with these awards will be treated as compensation to the principals.
In 2008 and 2007, three of the Principals made non-interest bearing short term loans to, and non-dividend bearing preferred equity investments in, certain private equity Fortress Funds and their subsidiaries. Some of these investments have been repaid by such funds and subsidiaries, including repayments from proceeds of subsequent capital calls and capital raises in which Fortress participated. These investments were outside the scope of such funds’ contractual ability to call capital on a pro rata basis from their investors and ranked senior to such capital. The following table summarizes this activity:

	Loans	Preferred Equity
2007
Advances	$33,500	$89,849
Repayments	(33,500)	(9,264)

Balance at December 31, 2007	—	80,585

2008
Advances	16,179	103,096
Repayments	(16,179)	(169,285)

Balance at December 31, 2008	$—	$14,396

In November 2008, the Principals purchased $35.1 million of shares of one investment from a private equity Fortress Fund, and invested $13.9 million in preferred equity issued by such fund which bears a 20% preferred return (Note 3).
The Principals receive limited benefits from Fortress in addition to their compensation, including the personal use of certain company assets for which they reimburse Fortress. Such reimbursements aggregated $0.4 million and $1.5 million in 2008 and 2007, respectively.
Principals’ and Others’ Interests in Consolidated Subsidiaries
This balance sheet caption was comprised of the following:

	December 31,
	2008	2007
Principals’ Fortress Operating Group units	$47,305	$232,826
Employee interests in majority owned and controlled fund advisor and general partner entities	23,981	75,062
Other	176	135

Total	$71,462	$308,023

FORTRESS INVESTMENT GROUP LLC
(PRIOR TO JANUARY 17, 2007, FORTRESS OPERATING GROUP — NOTE 1)
NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2008
(dollars in tables in thousands, except share data)
This statement of operations caption was comprised of shares of consolidated net income (loss) related to the following, on a pre-tax basis:

	Year Ended December 31,
	2008	2007	2006
Principals’ Fortress Operating Group units	$(890,970)	$(544,551)	$—
Employee interests in majority owned and controlled fund advisor and general partner entities	(8,297)	8,296	18,727
Third party investors in Fortress Funds (A)	—	(460,615)	5,636,457
Other	469	—	—

Total	$(898,798)	$(996,870)	$5,655,184

(A)	Prior to the deconsolidation (Note 1) on March 31, 2007.

FORTRESS INVESTMENT GROUP LLC
(PRIOR TO JANUARY 17, 2007, FORTRESS OPERATING GROUP — NOTE 1)
NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2008
(dollars in tables in thousands, except share data)
8.	EQUITY-BASED AND OTHER COMPENSATION
Fortress’s total compensation and benefits expense, excluding Principals Agreement compensation, is comprised of the following:

	Year Ended December 31,
	2008	2007	2006
Equity-based compensation, per below	$148,486	$132,469	$—
Profit-sharing expense, per below	33,270	285,350	236,006
Discretionary bonuses	123,796	122,343	85,039
Other payroll, taxes and benefits	135,107	118,653	114,959

	$440,659	$658,815	$436,004

Equity-Based Compensation
Fortress currently has several categories of equity-based compensation which are accounted for as described in the table below. A total of 115,000,000 Class A shares have been authorized for issuance under Fortress’s equity-based compensation plan. RSUs are Class A restricted share units which entitle the holder to receive Class A shares on various future dates if the applicable service conditions, if any, are met. LTIP means long-term incentive plan.

					December 31, 2008
	Type of	Service	Entitled to		Shares/Units
Granted To	Award	Conditions	Dividends	Accounting	Outstanding
		(A)	(B)

Employees	RSUs	Yes	Yes	Fair value at grant date expensed over service period.	23,192,106

	RSUs	Yes	No	Fair value at grant date discounted for the non-entitlement to dividends, expensed over service period.	16,493,865

	RSUs	No	Yes	Fair value at grant date discounted for post-vesting restrictions (delivery of shares as described in (B)), expensed at grant date.	394,286

	RSUs	No	No	Fair value at grant date discounted for the non-entitlement to dividends and further discounted for post-vesting restrictions (delivery of shares as described in (B)), expensed at grant date.	634,287

	LTIP (C)	Yes (C)	(C)	Fair value at grant date, based on a valuation model, expensed over service period.	2,857,143

	RPUs	Yes (D)	Yes (D)	Fair value at grant date expensed over service period.	31,000,000

Directors	Restricted Shares	Yes	Yes	Fair value at grant date expensed over service period (B).	109,174

Employees of our Private Equity Funds	RSUs	Yes	No	Fair value at grant date discounted for the non-entitlement to dividends, expensed over service period. Subsequent changes in fair value, through the vesting date, expensed over remaining service period with a cumulative catch-up adjustment in the period of change.	7,796,125

Other Non-Employees	RSUs	Yes	No	Fair value at grant date discounted for the non-entitlement to dividends, expensed over service period. Subsequent changes in fair value, through the vesting date, expensed over remaining service period with a cumulative catch-up adjustment in the period of change.	804,742

(A)	Generally, such awards vest 25% at the end of each of the third through sixth years of service (for employees) and 33-1/3% after each of Fortress’s next three annual meetings (for directors). Certain employees (primarily those hired after the IPO) have different vesting schedules. Vesting of these awards may be accelerated if an employee is terminated without cause, or in the event of death or disability, or a change in control of Fortress.

(B)	Vested Class A shares will be delivered to employee grant recipients 25% at each of, or within no more than six months after, the end of each of the third through sixth years of service. Director restricted shares were delivered effective on the grant date. Certain awards entitle the recipient to receive dividend equivalent payments prior to such delivery dates.

(C)	Represents a profits interest in respect of certain Fortress Operating Group units that have a maximum value that corresponds to 2.9 million Fortress Operating Group units, granted by one of the Principals to one of Fortress’s employees at the date of the IPO. The profits interests have a five-year cliff-vesting service condition.

(D)	Represents Fortress Operating Group (“FOG”) restricted partnership units (“RPUs”) granted to a senior employee. In connection with the grant of these interests, the employee receives partnership distribution equivalent payments on such units with economic effect as from January 1, 2008. The interests will vest into full capital interests in newly issued FOG units in three equal portions on the first business day of 2011, 2012 and 2013, respectively, subject to continued employment with Fortress. In connection with this grant, Fortress has reduced the employee’s profit sharing interests in various Fortress Funds. This reduction in expense related to profit sharing interests impacted Fortress’s 2008 Income (Loss) Before Deferred Incentive Income and Income Taxes by approximately $20.2 million.

FORTRESS INVESTMENT GROUP LLC
(PRIOR TO JANUARY 17, 2007, FORTRESS OPERATING GROUP — NOTE 1)
NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2008
(dollars in tables in thousands, except share data)
The aggregate fair value of each of the RSU grants which are subject to service conditions is reduced by an estimated forfeiture factor (that is, the estimated amount of awards which will be forfeited prior to vesting). The estimated forfeiture factor is based upon historic turnover rates within Fortress, adjusted for the expected effects of the grants on turnover and other factors in the best judgment of management. The estimated forfeiture factor is updated at each reporting date. The estimated forfeiture factors used from inception through the third quarter of 2008 and as of December 31, 2008 were 16% and 33%, respectively, for unvested RSU awards that are entitled to dividends and 19% and 35%, respectively, for unvested RSU awards that are not entitled to dividends. In the fourth quarter of 2008, the actual forfeiture rate as well as the decrease in Fortress’s share price, somewhat offset by the effects of a weaker economy (which generally reduces voluntary turnover), caused a change in management’s forfeiture expectations and assumptions. The result of this change in estimate was a reduction of equity-based compensation expense of $18.9 million.
The volatility assumption used in valuing certain awards, as described below, was based on five-year historical stock price volatilities observed for a group of comparable companies, since Fortress does not have sufficient historical share performance to use its own historical volatility, adjusted for management’s judgment regarding expected volatility. Since Fortress’s IPO in February 2007, its actual volatility has exceeded the volatility assumption used. To the extent that this trend continues, and management’s judgment concerning volatility is changed, Fortress would adjust the volatility assumption used. The risk-free discount rate assumptions used in valuing certain awards were based on the applicable U.S. treasury rate of like term. The dividend yield assumptions used in valuing certain awards were based on Fortress’s actual dividend rate at the time of the award; the dividend growth rate used with respect to certain awards was based on management’s judgment and expectations.
The discount related to RSUs which do not entitle the recipients to dividend equivalents prior to the delivery of Class A shares was based on the estimated present value of dividends to be paid during the vesting period, which in turn was based on an estimated initial dividend rate (based on the actual dividend rate on the grant date), an estimated dividend growth rate and a risk-free discount rate (based on grant date and term), as follows:

	Range of Assumptions
	2008	2007
Initial dividend rate	2.72% – 9.02%	2.25% – 5.61%
Dividend growth rate	0% – 20%	20%
Risk-free discount rate	0.62% – 3.71%	2.88% – 5.15%
The discount related to RSUs with no service conditions which are subject to the delayed delivery of Class A shares, which occurs in periods subsequent to the grant date, was based on the estimated value of a put option on such shares over the delayed delivery period since essentially this would be the value of owning, and being able to trade, those shares during the delayed delivery period rather than having to wait for delivery. This estimated value was in turn derived from a binomial option pricing model based on the following assumptions: volatility (35%), term (equal to delayed delivery period), dividend rate (based on grant date) and risk-free discount rate (based on grant date and term).

	Range of Assumptions
	2008		2007
Dividend growth rate	N/A	(A)	2.96% – 3.68%
Risk-free discount rate	N/A	(A)	4.54% – 4.79%

(A)	None issued in 2008.

FORTRESS INVESTMENT GROUP LLC
(PRIOR TO JANUARY 17, 2007, FORTRESS OPERATING GROUP — NOTE 1)
NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2008
(dollars in tables in thousands, except share data)
The estimated fair value of the LTIP award was estimated using a Monte Carlo simulation valuation model with the following assumptions: volatility (35%), term (equal to vesting period), and risk-free discount rate (4.79%) of like term.
Each of these elements, particularly the forfeiture factor and the volatility assumptions used in valuing certain awards, are subject to significant judgment and variability and the impact of changes in such elements on equity-based compensation expense could be material.
The following tables set forth information regarding equity-based compensation activities.

	RSUs				Restricted Shares		RPUs
	Employees		Non-Employees		Issued to Directors		Employees
	Number	Value (A)	Number	Value (A)	Number	Value (A)	Number	Value (A)
2007
Issued at IPO	42,212,312	$16.89	8,521,070	$14.54	97,296	$18.50	—	$—
Issued subsequent to IPO	3,563,494	14.59	1,125,794	20.17	—	—	—	—
Forfeited	(2,560,271)	16.26	(327,896)	14.54	—	—	—	—

Outstanding at December 31, 2007	43,215,535	$16.74	9,318,968	$15.22	97,296	$18.50	—	$—

2008
Issued	2,290,811	10.46	731,083	8.96	11,878	11.72	31,000,000	13.75
Forfeited	(4,791,802)	15.45	(1,449,184)	14.34	—	—	—	—

Outstanding at December 31, 2008 (B)	40,714,544	$16.54	8,600,867	$14.84	109,174	$17.76	31,000,000	$13.75

	Year Ended December 31,
Expense incurred (B)	2008	2007	2006
Employee RSUs	$89,411	$110,738	$—
Non-Employee RSUs	(12,395)	15,035	—
Restricted Shares	601	536	—
LTIP	6,895	6,160	—
RPUs	63,974	—	—

Total equity-based compensation expense	$148,486	$132,469	$—

(A)	Represents the weighted average grant date estimated fair value per share or unit. The weighted average estimated fair value per unit as of December 31, 2008 for awards granted to non-employees was $1.00, which is equal to the closing trading price per share of Fortress’s Class A shares on such date.

(B)	Fortress will further recognize, in the future, compensation expense on its non-vested equity-based awards of $479.2 million, with a weighted average recognition period of 4.1 years. This does not include amounts related to the Principals Agreement.
The Principals entered into an agreement among themselves (the “Principals Agreement”) which provides that, in the event a Principal voluntarily terminates his employment with Fortress Operating Group for any reason prior to the fifth anniversary of the IPO, a portion of the equity interests held by that Principal as of the completion of the IPO will be forfeited to the Principals who are employed by Fortress Operating Group generally as of the date that is six months after the date of such termination of employment. As a result of the service requirement, the fair value (measured at the date of the IPO) of Fortress Operating Group units subject to the risk of forfeiture of $4,763 million will be charged to compensation expense on a straight-line basis over the five year service period, including $954.7 million and $853.0 million during the years ended December 31, 2008 and 2007, respectively.
When Fortress records equity-based compensation expense, including that related to the Principals Agreement, it records a corresponding increase in capital. Of the total increase in capital during the years ended December 31, 2008 and 2007 from equity-based compensation arrangements of $1,103.2 million and $985.4 million, respectively, $256.6 million and $229.2 million, respectively, increased Fortress’s paid-in capital, as reflected in the Statement of Equity, and $846.6 million and $756.2 million, respectively, increased Principals’ interests in equity of consolidated subsidiaries, corresponding to the Principals’ interest in the equity-based compensation expense.

FORTRESS INVESTMENT GROUP LLC
(PRIOR TO JANUARY 17, 2007, FORTRESS OPERATING GROUP — NOTE 1)
NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2008
(dollars in tables in thousands, except share data)
Profit Sharing Expense
Recognized profit sharing compensation expense is summarized as follows:

	Year Ended December 31,
	2008	2007	2006
Private equity funds (A)	$(23,034)	$104,580	$47,114
Castles	4,998	14,234	11,550
Liquid hedge funds	41,808	121,961	102,258
Hybrid hedge funds	9,212	44,575	75,084
Hybrid PE funds	286	—	—

Total	$33,270	$285,350	$236,006

(A)	Negative amounts reflect the reversal of previously accrued profit sharing expense resulting from the determination that this expense is no longer probable of being incurred.
9.	EARNINGS PER SHARE AND DISTRIBUTIONS
Fortress’s potentially dilutive equity instruments fall primarily into two general categories: (i) instruments that Fortress has issued as part of its compensation plan, and (ii) ownership interests in Fortress’s subsidiary, Fortress Operating Group, that are owned by the Principals (except the RPUs, as described below) and are convertible into Class A shares. Based on the rules for calculating earnings per share, there are two general ways to measure dilution for a given instrument: (a) calculate the net number of shares that would be issued assuming any related proceeds are used to buy back outstanding shares (the treasury stock method), or (b) assume the gross number of shares are issued and calculate any related effects on net income available for shareholders (the if-converted and two-class methods). Fortress has applied these methods as prescribed by the rules to each of its outstanding equity instruments as shown below.
As a result of Fortress’s reorganization in January 2007 (Note 1), Fortress has calculated its earnings per share for two different periods within the year ended December 31, 2007. For the first period, prior to the reorganization on January 17, 2007, the calculation is based on the income and outstanding units of Fortress Operating Group, which were owned by the Principals as described in Note 1, as if such units had been outstanding from the beginning of the period. For the second period, subsequent to the reorganization and commencement of operations of the Registrant, the calculation is based on the consolidated income of Fortress from January 17, 2007 through December 31, 2007 and the Class A shares outstanding for such period.
The computations of net income per Fortress Operating Group unit are set forth below:

	January 1 through January 16, 2007
	Basic	Diluted
Weighted average units outstanding
Fortress Operating Group units outstanding	367,143,000	367,143,000

Total weighted average units outstanding	367,143,000	367,143,000

Net income per unit is calculated as follows:
Net income	$133,397	$133,397
Dilution in earnings of certain equity method investees	—	—

Net income available to Fortress Operating Group unitholders	$133,397	$133,397

Weighted average units outstanding	367,143,000	367,143,000

Net income per unit	$0.36	$0.36

FORTRESS INVESTMENT GROUP LLC
(PRIOR TO JANUARY 17, 2007, FORTRESS OPERATING GROUP — NOTE 1)
NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2008
(dollars in tables in thousands, except share data)
The computations of basic and diluted net income (loss) per Class A share are set forth below:

	January 17 through December 31, 2007
	Basic	Diluted
Weighted average shares outstanding
Class A shares outstanding	91,901,884	91,901,884
Fully vested restricted Class A share units with dividend equivalent rights	312,943	312,943
Fortress Operating Group units exchangeable into Fortress Investment Group LLC Class A shares (1)	—	—
Class A restricted shares and Class A restricted share units granted to employees and directors (eligible for dividend and dividend equivalent payments) (2)	—	—
Class A restricted share units granted to employees (not eligible for dividend and dividend equivalent payments) (3)	—	—

Total weighted average shares outstanding	92,214,827	92,214,827

Basic and diluted net income (loss) per Class A share
Net income (loss) attributable to Class A shareholders	$(193,200)	$(193,200)
Dividend equivalents declared on non-vested restricted Class A share units	(3,867)	(3,867)
Dilution in earnings of certain equity method investees	—	—
Add back Principals’ and others’ interests in loss of Fortress Operating Group, net of assumed corporate income tax at enacted rates, attributable to Fortress Operating Group units exchangeable into Fortress Investment Group LLC Class A shares (1)	—	—

Net income (loss) available to Class A shareholders	$(197,067)	$(197,067)

Weighted average shares outstanding	92,214,827	92,214,827

Basic and diluted net income (loss) per Class A share	$(2.14)	$(2.14)

	Year Ended December 31, 2008
	Basic	Diluted
Weighted average shares outstanding
Class A shares outstanding	94,500,351	94,500,351
Fully vested restricted Class A share units with dividend equivalent rights	407,255	407,255
Fully restricted Class A shares	26,881	26,881
Fortress Operating Group units exchangeable into Fortress Investment Group LLC Class A shares (1)	—	—
Class A restricted shares and Class A restricted share units granted to employees and directors (eligible for dividend and dividend equivalent payments) (2)	—	—

Class A restricted share units granted to employees (not eligible for dividend and dividend equivalent payments) (3)	—	—

Total weighted average shares outstanding	94,934,487	94,934,487

Basic and diluted net income (loss) per Class A share
Net income (loss) attributable to Class A shareholders	$(322,288)	$(322,288)
Dilution in earnings due to RPUs treated as a participating security of Fortress Operating Group and fully vested restricted Class A share units with dividend equivalent rights treated as outstanding Fortress Operating Group units (4)	(7,406)	(7,406)
Dividend equivalents declared on non-vested restricted Class A share units	(2,276)	(2,276)
Add back Principals’ and others’ interests in loss of Fortress Operating Group, net of assumed corporate income tax at enacted rates, attributable to Fortress Operating Group units exchangeable into Fortress Investment Group LLC Class A shares (1)	—	—

Net income (loss) available to Class A shareholders	$(331,970)	$(331,970)

Weighted average shares outstanding	94,934,487	94,934,487

Basic and diluted net income (loss) per Class A share	$(3.50)	$(3.50)

(1)	The Fortress Operating Group units not held by Fortress (that is, those held by the Principals) are exchangeable into Class A shares on a one-to-one basis. These units are not included in the computation of basic earnings per share. These units enter into the computation of diluted net income (loss) per Class A share when the effect is dilutive using the if-converted method. As described more fully in Note 6, the charge to income tax expense related to a valuation allowance against certain deferred tax assets caused the effect on basic earnings per share of the Fortress Operating Group units not held by Fortress to be anti-dilutive when using the if-converted method.

FORTRESS INVESTMENT GROUP LLC
(PRIOR TO JANUARY 17, 2007, FORTRESS OPERATING GROUP — NOTE 1)
NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2008
(dollars in tables in thousands, except share data)

(2)	Restricted Class A shares granted to directors and certain restricted Class A share units granted to employees are eligible to receive dividend or dividend equivalent payments when dividends are declared and paid on Fortress’s Class A shares and therefore participate fully in the results of Fortress’s operations from the date they are granted. They are included in the computation of both basic and diluted earnings per Class A share using the two-class method for participating securities, except during periods of net losses.

(3)	Certain restricted Class A share units granted to employees are not entitled to dividend or dividend equivalent payments until they are vested and are therefore non-participating securities. These units are not included in the computation of basic earnings per share. They are included in the computation of diluted earnings per share when the effect is dilutive using the treasury stock method. As a result of the net losses incurred in the periods presented, the effect of the units on the calculation is anti-dilutive for each of the periods. The weighted average restricted Class A share units which are not entitled to receive dividend or dividend equivalent payments outstanding were:

Period	Share Units
Year Ended December 31, 2008	27,746,289

Period from January 17, 2007 to December 31, 2007	24,369,885

(4)	Fortress Operating Group RPUs are eligible to receive partnership distribution equivalent payments when distributions are declared and paid on Fortress Operating Group units. The RPUs represent a participating security of Fortress Operating Group and the resulting dilution in Fortress Operating Group earnings available to Fortress is reflected in the computation of both basic and diluted earnings per Class A share using the method prescribed for securities issued by a subsidiary. For purposes of the computation of basic and diluted earnings per Class A share, the fully vested restricted Class A share units with dividend equivalent rights are treated as outstanding Class A shares of Fortress and as outstanding partnership units of Fortress Operating Group.
The Class B shares have no net income (loss) per share as they do not participate in Fortress’s earnings (losses) or distributions. The Class B shares have no dividend or liquidation rights. Each Class B share, along with one Fortress Operating Group unit, can be exchanged for one Class A share, subject to certain limitations. The Class B shares have voting rights on a pari passu basis with the Class A shares. The number of Class B shares outstanding did not change subsequent to the IPO.
Fortress’s dividend paying shares and units were as follows:

	Weighted Average
	Year Ended December 31,		As of December 31,
	2008	2007	2008	2007
Class A shares (public shareholders)	94,500,351	87,873,308	94,500,351	94,500,350
Restricted Class A shares (directors)	104,860	86,900	109,174	97,296
Restricted Class A share units (employees) (A)	407,255	299,225	631,260	394,286
Restricted Class A share units (employees) (B)	23,815,846	21,268,152	22,955,132	23,906,779
Fortress Operating Group units (Principals)	312,071,550	314,485,641	312,071,550	312,071,550
Fortress Operating Group RPUs (senior employee)	21,852,459	—	31,000,000	—

Total	452,752,321	424,013,226	461,267,467	430,970,261

(A)	Represents fully vested restricted Class A share units which are entitled to dividend equivalent payments.

(B)	Represents nonvested restricted Class A share units which are entitled to dividend equivalent payments.

FORTRESS INVESTMENT GROUP LLC
(PRIOR TO JANUARY 17, 2007, FORTRESS OPERATING GROUP — NOTE 1)
NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2008
(dollars in tables in thousands, except share data)
Dividends and distributions are summarized as follows:

	Declared in Prior	Declared in Current Year
	Year, Paid	Declared and	Declared but
	Current Year	Paid	not yet Paid	Total
2008:
Dividends on Class A Shares	$21,285	$42,572	$—	$42,572
Dividend equivalents on restricted Class A share units (A)	5,428	10,914	—	10,914
Distributions to Fortress Operating Group unit holders (Principals)	60,176	143,462	—	143,462
Distributions to Fortress Operating Group RPU holders (Note 8)	—	6,975	—	6,975

Total distributions	$86,889	$203,923	$—	$203,923

2007:
Dividends on Class A Shares	$—	$56,633	$21,285	$77,918
Dividend equivalents on restricted Class A share units (A)	—	13,811	5,428	19,239
Distributions to Fortress Operating Group unit holders (Principals)	—	258,783	60,176	318,959
Predecessor distributions (prior to January 17, 2007)	—	415,876	—	415,876

Total distributions	$—	$745,103	$86,889	$831,992

(A)	A portion of these dividend equivalents, related to RSUs expected to be forfeited, is included as compensation expense in the statement of operations and is therefore considered an operating cash flow.
10.	COMMITMENTS AND CONTINGENCIES
Indemnifications — In the normal course of business, Fortress and its subsidiaries enter into operating contracts that contain a variety of representations and warranties and that provide general indemnifications. In addition, subsidiaries of Fortress that act as general partners (or in similar capacities) of Fortress Funds enter into guarantees of certain obligations of such funds in the case of fraud by Fortress employees or under similar circumstances. Fortress’s maximum exposure under these arrangements is unknown as this would involve future claims that may be made against Fortress that have not yet occurred. However, based on experience, Fortress expects the risk of material loss to be remote.
Debt Covenants — Fortress’s debt obligations contain various customary loan covenants (Note 5). Fortress was in compliance with all of its loan covenants as of December 31, 2008.
Litigation — Fortress is, from time to time, a defendant in legal actions from transactions conducted in the ordinary course of business. Management, after consultation with legal counsel, believes the ultimate liability arising from such actions that existed as of December 31, 2008, if any, will not materially affect Fortress’s results of operations, liquidity or financial position.
On September 15, 2005, a lawsuit captioned David T. Atkins et al. v. Apollo Real Estate Advisors, L.P. et al. was brought on behalf of current and former limited partners in certain investing partnerships related to the sale of certain facilities to Ventas Realty Limited Partnership (“Ventas”) against a number of defendants, including one of the Portfolio Companies and a subsidiary of Fortress (“FIG”). FIG was the investment manager of consolidated Fortress Funds that were controlling shareholders of the Portfolio Company during the relevant time periods. The suit alleged that the defendants improperly obtained certain rights with respect to such facilities from the investing partnerships. The plaintiffs asked for damages in excess of $100 million on each of nine counts, as to which FIG was a defendant on seven counts, including treble damages with respect to certain counts. On April 18, 2006, Fortress filed a motion to dismiss the claims with prejudice. On April 30, 2008, the court entered a memorandum and order granting the motion and dismissing the plaintiff’s complaint in its entirety. The plaintiffs were granted a period of 30 days from April 30, 2008 in which to file an amended complaint, after which the parties entered into a settlement, which has been paid in its entirety by Brookdale.
In addition, in the ordinary course of business, the Fortress Funds are and can be both the defendant and the plaintiff in numerous actions with respect to bankruptcy, insolvency and other types of proceedings. Such lawsuits may involve claims that adversely affect the value of certain financial instruments owned by the Fortress Funds. Although the ultimate outcome of actions cannot be ascertained with certainty, Fortress believes that the resolution of any such actions will not have a material adverse effect on its financial condition, liquidity or results of operations.

FORTRESS INVESTMENT GROUP LLC
(PRIOR TO JANUARY 17, 2007, FORTRESS OPERATING GROUP — NOTE 1)
NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2008
(dollars in tables in thousands, except share data)
Regulatory Matters — In the ordinary course of business, Fortress and its subsidiaries and equity method investees may be subject to regulatory examinations, information gathering requests, inquiries or investigations. Management, after consultation with legal counsel, does not believe these matters will ultimately have a material effect on Fortress.
Private Equity Fund and Hybrid PE Fund Capital Commitments — Fortress has remaining capital commitments to certain of the Fortress Funds which aggregated $140.9 million at December 31, 2008. These commitments can be drawn by the funds on demand.
Incentive Income Contingent Repayment — Incentive income received from certain Fortress Funds, primarily private equity funds and hybrid PE funds, is subject to contingent repayment and is therefore recorded as deferred incentive income, a liability, until all related contingencies have been resolved. The Principals guaranteed the contingent repayments to certain funds under certain conditions and Fortress has indemnified the Principals for any payments to be made under such guarantees. Furthermore, one of the private equity funds (NIH) is entitled to 50% of the incentive income from another private equity fund (Fund I). Fortress is contingently liable under a guarantee for any contingent repayment of incentive income from Fund I to NIH. Fortress expects the risk of loss on each of these indemnifications and guarantees to be remote. Fortress’s direct liability for such incentive income contingent repayment is discussed in Notes 2, 3 and 11. In November 2008, one of Fortress’s private equity Fortress Funds raised additional capital as described in Note 3. The $89.4 million of additional capital increased the maximum amount of promote that the fund would be able to claw back from Fortress by $64.4 million (gross, before the employee portion and any adjustment for taxes). This increase in the amount of maximum potential clawback is accounted for as a guarantee which was recorded at its fair value of $3.2 million. At this time, Fortress does not anticipate making any payments related to this increase in maximum potential clawback.
Private Equity Fund Operating Expense Limit — Fortress is contingently liable, under an agreement with the operating subsidiaries of its private equity funds, for any expenses of such subsidiaries in excess of amounts approved by the private equity funds’ advisory board (comprised of representatives of the funds’ investors). Fortress monitors these expenses and does not expect to make any payments related thereto.
Minimum Future Rentals — Fortress is a lessee under operating leases for office space located in New York, Atlanta, Charlotte, Dallas, Frankfurt, Geneva, Hong Kong, London, Los Angeles, New Canaan, San Diego, Shanghai, Sydney, Tokyo and Toronto. In addition, Fortress has small leases on certain disaster recovery and temporary office locations. The following offices have been closed subsequent to December 31, 2008: Geneva, Hong Kong, San Diego and Toronto.
The following is a summary of major lease terms:

	New York	Other
	Leases	Leases
Lease end date	Dec-2016	Various dates through May-2017
Escalations	Generally, a fixed percentage of the landlord’s annual operating expenses and tax expense.	Generally, a fixed percentage of the landlord’s annual operating expenses and tax expense.
Free rent periods	6 – 9 months	4 – 12 months
Leasehold improvement incentives	$3,186	$566
Renewal periods	Two 1-year options on one lease and remainder have none	5-year option on three leases, 2-year option on one lease and remainder have none

FORTRESS INVESTMENT GROUP LLC
(PRIOR TO JANUARY 17, 2007, FORTRESS OPERATING GROUP — NOTE 1)
NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2008
(dollars in tables in thousands, except share data)
Minimum future rental payments (excluding escalations) under these leases is as follows:

2009	$18,667
2010	21,482
2011	11,747
2012	10,818
2013	10,608
Thereafter	32,159

Total	$105,481

Rent expense recognized on a straight-line basis during the years ended December 31, 2008, 2007 and 2006 was $20.4 million, $15.4 million, and $10.7 million, respectively, and was included in General, Administrative and Other Expense.
11.	SEGMENT REPORTING
Fortress conducts its management and investment business through the following six primary segments: (i) private equity funds, (ii) Castles, (iii) liquid hedge funds, (iv) hybrid hedge funds, (v) hybrid PE funds, and (vi) principal investments in these funds as well as cash that is available to be invested. These segments are differentiated based on their varying investment strategies. Due to the increased significance of the principal investments segment and hybrid PE funds segment, they have been disaggregated from the other segments for all periods presented.
The amounts not allocated to a segment consist primarily of certain general and administrative expenses. Where applicable, portions of the general and administrative expenses have been allocated between the segments, primarily based on headcount. Interest expense is included in the principal investments segment.
Management makes operating decisions and assesses performance with regard to each of Fortress’s primary segments based on financial data that is presented without the consolidation of any Fortress Funds. Accordingly, segment data for these segments is reflected on an unconsolidated basis, even for periods prior to the deconsolidation (Note 1). Management also assesses Fortress’s segments on a Fortress Operating Group and pre- tax basis and therefore adds back the interests in consolidated subsidiaries related to Fortress Operating Group units (held by the Principals) and income tax expense.
Management assesses the net performance of each segment based on its “distributable earnings.” Distributable earnings is not a measure of cash generated by operations which is available for distribution. Rather, distributable earnings is a supplemental measure of operating performance used by management in analyzing its segment and overall results. Distributable earnings should not be considered as an alternative to cash flow, in accordance with GAAP, as a measure of Fortress’s liquidity, and is not necessarily indicative of cash available to fund cash needs (including dividends and distributions).
“Distributable earnings” for the existing Fortress businesses is equal to net income (loss) attributable to Fortress’s Class A shareholders adjusted as follows:
Incentive Income

(i)	a.	for Fortress Funds which are private equity funds and hybrid PE funds, adding (a) incentive income paid (or declared as a distribution) to Fortress, less an applicable reserve for potential future clawbacks if the likelihood of a clawback is deemed greater than remote by Fortress’s chief operating decision maker as described below (net of the reversal of any prior such reserves that are no longer deemed necessary), minus (b) incentive income recorded in accordance with GAAP,
b.	for other Fortress Funds, at interim periods, adding (a) incentive income on an accrual basis as if the incentive income from these funds were payable on a quarterly basis, minus (b) incentive income recorded in accordance with GAAP,

FORTRESS INVESTMENT GROUP LLC
(PRIOR TO JANUARY 17, 2007, FORTRESS OPERATING GROUP — NOTE 1)
NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2008
(dollars in tables in thousands, except share data)
Other Income
(ii)	with respect to income from certain principal investments and certain other interests that cannot be readily transferred or redeemed:
a.	for equity method investments in the Castles (prior to 2008), private equity funds and hybrid PE funds as well as indirect equity method investments in hedge fund special investment accounts (which generally have investment profiles similar to private equity funds), treating these investments as cost basis investments by adding (a) realizations of income, primarily dividends, from these funds, minus (b) impairment with respect to these funds, if necessary, minus (c) equity method earnings (or losses) recorded in accordance with GAAP,

b.	subtracting gains (or adding losses) on stock options held in the Castles,

c.	subtracting unrealized gains (or adding unrealized losses) from consolidated private equity funds and hybrid PE funds (prior to March 31, 2007),

d.	subtracting unrealized gains (or adding unrealized losses) from the Castles subsequent to the election of the fair value option under SFAS 159,
(iii)	adding (a) proceeds from the sale of shares received pursuant to the exercise of stock options in certain of the Castles, in excess of their strike price, minus (b) management fee income recorded in accordance with GAAP in connection with the receipt of these options,
Expenses
(iv)	adding or subtracting, as necessary, the employee profit sharing in incentive income described in (i) above to match the timing of the expense with the revenue,
(v)	adding back equity-based compensation expense (including Castle options assigned to employees, RSUs and RPUs (including the portion of related dividend and distribution equivalents recorded as compensation expense), restricted shares and the LTIP),
(vi)	adding back compensation expense recorded in connection with the forfeiture arrangements entered into among the principals (Note 8),
(vii)	adding the income (or subtracting the loss) allocable to the interests in consolidated subsidiaries attributable to Fortress Operating Group units, and
(viii)	adding back income tax benefit or expense and any income or expense recorded in connection with the tax receivable agreement (Note 6).
Management believes only the incentive income related to realized fund income should be considered available for distribution, subject to a possible reserve, determined on a fund by fund basis, as necessary, for potential future clawbacks deemed to have more than a remote likelihood of occurring by Fortress’s chief operating decision maker as described below. As such, distributable earnings generally includes incentive income to the extent it relates to paid or declared distributions from Fortress Funds’ investments that have been monetized through sale or financing. This type of incentive income is not recorded as revenue for GAAP purposes, under the revenue recognition method Fortress has selected, until the possibility of a clawback is resolved. This GAAP method is not completely reflective of value created during the period which is available for distribution as it disregards the likelihood that any contingent repayment will in fact occur.
Distributable earnings is limited in its usefulness in measuring earnings because it recognizes as revenues amounts which are subject to contingent repayment, it ignores potentially significant unrealized gains and losses and it does not fully reflect the economic costs to Fortress by ignoring certain equity-based compensation expenses. Management utilizes distributable earnings as well as net income in its analysis of the overall performance of Fortress and notes that the two measures are each useful for different purposes.
Total segment assets are equal to total GAAP assets adjusted for:
(i)	the difference between the GAAP carrying amount of equity method investments and their carrying amount for segment reporting purposes, which is generally fair value for publicly traded investments and cost for nonpublic investments,

(ii)	employee portions of investments, which are reported gross for GAAP purposes (as assets offset by Principals’ and Others’ interests in equity of consolidated subsidiaries) but net for segment reporting purposes, and

(iii)	the difference between the GAAP carrying amount for options owned in certain of the Castles and their carrying amount for segment reporting purposes, which is intrinsic value.

FORTRESS INVESTMENT GROUP LLC
(PRIOR TO JANUARY 17, 2007, FORTRESS OPERATING GROUP — NOTE 1)
NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2008
(dollars in tables in thousands, except share data)
Distributable Earnings Impairment
For purposes of this discussion, the term “private equity funds” includes hedge fund special investment accounts, which have investment profiles that are generally similar to private equity funds, Castles and hybrid PE funds.
Pursuant to the definition of Distributable Earnings (“DE”) above, impairment is taken into account in the calculation in two ways: first, in section (i)(a) regarding private equity incentive income, and, second, in section (ii)(a) regarding equity method investments in private equity funds. Pursuant to section (ii)(a), distributable earnings does not include unrealized losses from investments in private equity funds, unless an impairment is required to be recognized.
DE is Fortress’s segment measure of operating performance and is defined by Fortress’s “chief operating decision maker” (“CODM”), which is its management committee, as specified under SFAS No. 131, “Disclosures about Segments of an Enterprise and Related Information”. The CODM receives performance reports on Fortress’s segments on a DE basis pursuant to their requirements for managing Fortress’s business.
Investments in Private Equity Funds
For DE purposes, investments in private equity funds are held at their cost basis, subject to potential impairment. An analysis for potential impairment is performed whenever the reported net asset value (“NAV”) of a fund attributable to Fortress’s investment is less than its cost basis in such investment. The NAV of a fund is equal to the fair value of its assets less its liabilities. Fortress analyzes these investments for impairment using the “other than temporary” impairment criteria in a manner similar to the one specified by SFAS No. 115 “Accounting for Certain Investments in Debt and Equity Securities.” As a result, a fund investment is considered impaired for DE purposes whenever it is determined by the CODM that Fortress does not have the intent and ability to hold the investment to an anticipated recovery in value, if any, to or above Fortress’s cost basis.
Private Equity Incentive Income
For DE purposes, incentive income is recognized from private equity funds as it is realized, subject to a reserve for potential clawback if the likelihood of clawback is determined to be greater than remote by the CODM. Incentive income from the private equity funds is paid to Fortress as particular investments are realized. However, it is subject to contingent repayment (or clawback) if the fund as a whole does not meet certain performance criteria.
Fortress’s CODM has defined “remote” in this context to mean that management does not believe there is reasonable likelihood of a clawback and therefore its base case expectations of a fund’s performance do not include a promote clawback. This is an easier threshold to meet than the “other than temporary” threshold used for estimating investment impairment. Management’s base case expectations are generally not greatly impacted by short-term volatility in the value of a fund’s portfolio companies, including the market prices of the shares of publicly traded portfolio companies, unless either (a) the operating performance of the underlying company, or the value of its assets, are expected to be impacted on a long-term basis (long-term being defined in relation to the remaining life of a given fund), or (b) the value has been depressed below a breakeven point (as described below) for a period in excess of 6-9 months (as circumstances and other factors dictate). These criteria reflect the CODM’s belief that short term changes in the values of portfolio companies do not have a material impact on the likelihood of a clawback, absent deterioration in such companies’ operating performance or in the value of their underlying assets.
Fortress conducts an analysis at each quarter end to determine whether a clawback reserve is required. The factors that enter into this analysis include: the amount of intrinsic unrealized gains or losses within each fund, the period of time until expected final realization, the diversification of the fund’s investments, the expected future performance of the fund, the period of time the fund has been in an intrinsic clawback position (i.e. liquidation at NAV would indicate a clawback, if any), and others as determined by management and the CODM. The point at which a liquidation at NAV would indicate no clawback and no additional promote payment is referred to as the breakeven point.

FORTRESS INVESTMENT GROUP LLC
(PRIOR TO JANUARY 17, 2007, FORTRESS OPERATING GROUP — NOTE 1)
NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2008
(dollars in tables in thousands, except share data)
Investment Impairment for DE purposes
The following direct and indirect investments in private equity funds had reported NAVs below their cost basis, or had impairment recorded with respect to them, as of December 31, 2008:

							Year Ended
	Fortress	Fortress			% Below	Periods	Dec 31, 2008
	Share of	Cost			Cost	in	DE Impairment
Fund	NAV	Basis	Deficit		Basis	Deficit	Recorded	Notes

Main Funds
Fund I	$182	$—	$	N/A	N/A	N/A	$ N/A
Fund II	2,564	3,484		(920)	(26%)	1 Quarter	(920)		(A)
Fund III and Fund III CO	5,030	10,801		(5,771)	(53%)	3 Quarters	(5,771)		(B)
Fund IV and Fund IV CO	104,930	151,805		(46,875)	(31%)	5 Quarters	(46,875)		(B)
Fund V and Fund V CO	26,080	101,366		(75,286)	(74%)	5 Quarters	(75,286)		(B)
Long Dated Value Funds	18,788	17,517		N/A	N/A	N/A	N/A
Real Assets Funds	20,636	16,261		N/A	N/A	N/A	N/A
Credit Opportunities Funds	14,552	20,887		(6,335)	(30%)	3 Quarters	(6,314)		(C)
Mortgage Opportunities Funds	3,809	9,609		(5,800)	(60%)	3 Quarters	(5,800)		(C)
Single Investment Funds (combined)
GAGFAH (XETRA: GFJ)	26,313	84,163		(57,850)	(69%)	3 Quarters	(58,692)		(D)
Brookdale (NYSE: BKD)	10,386	46,632		(36,246)	(78%)	5 Quarters	(36,246)		(D)
Private investment #1	53,065	66,444		(13,379)	(20%)	3 Quarters	(13,379)		(E)
Private investment #2	1,274	8,454		(7,180)	(85%)	4 Quarters	(7,180)		(E)
Private investment #3	248,586	275,706		(27,120)	(10%)	5 Quarters	—		(F)
Other	20,049	28,438		(8,389)	(29%)	1-2 Quarters	(1,379)		(G)
Castles
Eurocastle (EURONEXT: ECT)	309	13,011		(12,702)	(98%)	3 Quarters	(12,702)		(D)
Newcastle (NYSE: NCT)	862	16,697		(15,835)	(95%)	2 Quarters	(15,835)		(D)

Total	$557,415	$871,275		$(319,688)			$(286,379)

(A)	This is a diversified private equity “main” fund whose fund life extends to 2013. It has only been in an impairment position for one quarter. However, in connection with a reorganization of the fund (Note 3) in the fourth quarter of 2008, certain investors elected to sell their portion of one of the fund’s two primary remaining investments (GFJ and BKD), thereby reducing the diversification of the fund. Furthermore, Fortress has recorded impairment with respect to its investments in the two single asset funds which hold the same investments as this fund. As a result, Fortress’s CODM has determined that this decline in value meets the definition of other than temporary impairment for DE purposes at this time.

(B)	These funds are diversified private equity “main” funds whose fund lives extend to between 2015 and 2018. Their net asset values have been significantly below Fortress’s cost basis for a substantial period of time. As a result, Fortress’s CODM has determined that these declines in value meet the definition of other than temporary impairment for DE purposes at this time.

(C)	These funds, which invest in distressed credit investments and mortgage related securities, respectively, have net asset values which have been significantly below Fortress’s cost basis for a significant period of time. As a result, Fortress’s CODM has determined that this decline in value meets the definition of other than temporary impairment for DE purposes at this time.

(D)	These are single asset “coinvestment” funds which have investments in public equity securities (or, in the case of Newcastle and Eurocastle, represent direct investments in public equity securities). These public equity securities have traded significantly below Fortress’s cost basis for a substantial period of time and Fortress’s CODM has determined that these declines in value meet the definition of other than temporary impairment for DE purposes at this time.

(E)	These are single asset “coinvestment” funds which have investments in private equity securities. These private securities have been valued significantly below Fortress’s cost basis for a substantial period of time and Fortress’s CODM has determined that these declines meet the definition of other than temporary impairment at this time.

(F)	This fund is a single asset fund invested in a railroad and commercial real estate company. The net asset value of this investment is only 10% below Fortress’s basis and the fund’s life extends to 2017. Fortress anticipates that this value will recover during the fund’s life and has the intent and ability to hold its investment until recovery. As a result, Fortress’s CODM has determined that this decline in value does not meet the definition of other than temporary impairment at this time.

(G)	This primarily represents indirect investments in funds through hedge fund special investment accounts, including Fortress Funds not represented individually in the table as well as funds managed by third parties. Fortress’s CODM has analyzed each of these investments individually and recorded other than temporary impairment where it was deemed appropriate.

FORTRESS INVESTMENT GROUP LLC
(PRIOR TO JANUARY 17, 2007, FORTRESS OPERATING GROUP — NOTE 1)
NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2008
(dollars in tables in thousands, except share data)
Clawback Reserve on Incentive Income for DE Purposes
Fortress had recognized incentive income for DE purposes from the following private equity funds, which are subject to contingent clawback, as of December 31, 2008:

								Year Ended
	Incentive	No Longer	Subject	Intrinsic	Employee		Periods	Dec 31, 2008
	Income	Subject to	to Clawback	Clawback	Portion	Net	in Intrinsic	Gross DE Reserve
Fund	Received	Clawback	(A)	(B)	(C)	Clawback	Clawback	Recorded (D)	Notes

Fund I	$308,633	$296,882	$11,751	$—	$—	$—	N/A	$—		(E)
Fund II	254,688	113,872	140,816	41,042	15,200	25,842	1 Quarter	(40,417)		(F)
Fund III	72,483	—	72,483	72,483	27,375	45,108	4 Quarters	(66,596)		(G)
FRID	16,739	—	16,739	16,739	6,698	10,041	6 Quarters	(16,447)		(H)

Total	$652,543	$410,754	$241,789	$130,264	$49,273	$80,991		$(123,460)

(A)	Includes deferred incentive income from the consolidated balance sheet plus the maximum payment under the guarantee (Note 3), in both cases gross of promote related to non-fee paying investors (affiliates).

(B)	Intrinsic clawback is the maximum amount of clawback that would be required to be repaid to the fund if the fund were liquidated at its NAV as of the reporting date. It has not been reduced for any tax related effects.

(C)	Employees who have received profit sharing payments in connection with private equity incentive income are liable to repay Fortress for their share of any clawback. Fortress remains liable to the funds for these amounts even if it is unable to collect the amounts from employees (or former employees).

(D)	Net of promote related to non-fee paying investors (affiliates).

(E)	This fund had significant unrealized gains at December 31, 2008. As a result, the CODM determined that no reserve for clawback was required.

(F)	This fund fell below the intrinsic clawback breakeven point during the fourth quarter of 2008. Furthermore, in connection with a reorganization of the fund (Note 3) in the fourth quarter of 2008, certain investors elected to sell their portion of one of the fund’s two primary remaining investments, thereby reducing the diversification of that portion of the fund and increasing the likelihood of a clawback. Furthermore, as described above, Fortress’s investments in this fund and in the two single assets funds which hold the same investments as this fund have been deemed to be other than temporarily impaired. As a result, the CODM has determined the likelihood of a clawback of the intrinsic clawback amount, based on the criteria described above, to be greater than remote and has recorded a reserve for this potential clawback. However, based on management’s estimate of the net asset value of such fund’s underlying investments, and the remaining diversification of the fund, among other factors, the CODM has determined that the likelihood of clawback materially in excess of the intrinsic clawback amount is remote and therefore has not reserved for clawback in excess of the intrinsic clawback amount.

(G)	This diversified main fund has been below the 100% intrinsic clawback level for three quarters. As described above, Fortress’s investment in this fund has been deemed to be other than temporarily impaired. As a result, the CODM has determined the likelihood of 100% clawback, based on the criteria described above, to be greater than remote and has recorded a reserve for this potential clawback.

(H)	This is a single asset fund which is invested in a publicly traded equity security. As described above, Fortress’s investment in this fund had been deemed to be other than temporarily impaired during 2008. This fund has been in a 100% intrinsic clawback position for five quarters. As a result, the CODM has determined the likelihood of 100% clawback, based on the criteria described above, to be greater than remote and has recorded a reserve for this potential clawback.

FORTRESS INVESTMENT GROUP LLC
(PRIOR TO JANUARY 17, 2007, FORTRESS OPERATING GROUP — NOTE 1)
NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2008
(dollars in tables in thousands, except share data)
Impairment Determination
Fortress has recorded a total of approximately $367.4 million of impairment and net reserves for DE purposes on certain private equity funds and hybrid PE funds as described above for DE during 2008. Fortress expects aggregate returns on its other private equity funds and hybrid PE funds that are in an unrealized investment loss or intrinsic clawback position to ultimately exceed their carrying amount or breakeven point, as applicable. If such funds were liquidated at their December 31, 2008 NAV (although Fortress has no current intention of doing so), the result would be additional impairment losses and reserves for DE purposes of approximately $34.2 million.
Summary financial data on Fortress’s segments is presented on the following pages, together with a reconciliation to revenues, assets and net income (loss) for Fortress as a whole. Fortress’s investments in, and earnings (losses) from, its equity method investees by segment are presented in Note 4.
December 31, 2008 and the Year then Ended

			Liquid						Fortress
	Private Equity		Hedge	Hybrid		Principal			Total
	Funds	Castles	Funds	Hedge Funds	PE Funds	Investments	Unallocated		Segments
Segment revenues
Management fees	$162,891	$54,102	$217,575	$147,823	$15,300	$—	$—		$597,691
Incentive income	(94,719)	12	17,658	13,609	412	—	—		(63,028)

Segment revenues — total	$68,172	$54,114	$235,233	$161,432	$15,712	$—	$—		$534,663

Pre-tax distributable earnings	$65,208	$15,409	$96,063	$37,548	$3,167	$(379,032)	$(548)		$(162,185)

Total segment assets	$4,555	$8,879	$1,540	$3,380	$10,443	$1,038,638	$489,385		$1,556,820

								(A)

	Fortress				GAAP
	Total	Reconciliation	Fortress	Principals	Net Income
	Segments	to GAAP	Total GAAP*	and Others	(Loss)
Revenues	$534,663	$197,137	$731,800

Pre-tax distributable earnings / net income	$(162,185)	$(160,103)	$(322,288)	$(898,798)	$(1,221,086)

Total assets	$1,556,820	$20,915	$1,577,735

(A)	Unallocated assets include deferred tax assets of $408.1 million.
December 31, 2007 and the Year then Ended

			Liquid					Fortress
	Private Equity		Hedge	Hybrid		Principal		Unconsolidated
	Funds	Castles	Funds	Hedge Funds	PE Funds	Investments	Unallocated	Subtotal
Segment revenues
Management fees	$127,490	$49,661	$158,882	$129,516	$4,449	$—	$—	$469,998
Incentive income	275,254	39,490	199,283	97,465	—	—	—	611,492

Segment revenues — total	$402,744	$89,151	$358,165	$226,981	$4,449	$—	$—	$1,081,490

Pre-tax distributable earnings	$267,726	$44,223	$159,296	$59,137	$3,288	$27,026	$(9,196)	$551,500

Total segment assets	$1,096	$47,794	$43,827	$102,298	$1,805	$1,187,713	$576,064	$1,960,597

	Fortress	Consolidation					GAAP
	Unconsolidated	of Fortress		Reconciliation	Fortress	Principals	Net Income
	Subtotal	Funds	Eliminations	to GAAP	Consolidated*	and Others	(Loss)
Revenues	$1,081,490	$317,114	$(269,607)	$107,018	$1,236,015

Pre-tax distributable earnings / net income	$551,500	$(326,375)	$326,375	$(611,303)	$(59,803)	$(996,870)	$(1,056,673)

Total assets	$1,960,597	$—	$—	$29,184	$1,989,781

*	Net income (loss) presented herein represents net income (loss) attributable to Fortress’s Class A shareholders.

FORTRESS INVESTMENT GROUP LLC
(PRIOR TO JANUARY 17, 2007, FORTRESS OPERATING GROUP — NOTE 1)
NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2008
(dollars in tables in thousands, except share data)
December 31, 2006 and the Year then Ended

			Liquid					Fortress
	Private Equity		Hedge	Hybrid		Principal		Unconsolidated
	Funds	Castles	Funds	Hedge Funds	PE Funds	Investments	Unallocated	Subtotal
Segment revenues
Management fees	$82,137	$32,544	$92,746	$84,536	$2,142	$—	$—	$294,105
Incentive income	129,800	15,682	154,068	135,939	—	—	—	435,489

Segment revenues — total	$211,937	$48,226	$246,814	$220,475	$2,142	$—	$—	$729,594

Pre-tax distributable earnings	$148,181	$4,898	$101,098	$70,045	$1,444	$85,707	$(14,450)	$396,923

	Fortress	Consolidation					GAAP
	Unconsolidated	of Fortress		Reconciliation	Fortress	Principals	Net Income
	Subtotal	Funds	Eliminations	to GAAP	Consolidated*	and Others	(Loss)
Revenues	$729,594	$1,159,204	$(295,119)	$(72,375)	$1,521,304

Pre-tax distributable earnings / net income	$396,923	$7,132,455	$(7,132,455)	$45,961	$442,884	$5,655,184	$6,098,068

*	Net income (loss) presented herein represents net income (loss) attributable to Fortress’s Class A shareholders.

FORTRESS INVESTMENT GROUP LLC
(PRIOR TO JANUARY 17, 2007, FORTRESS OPERATING GROUP — NOTE 1)

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2008
(dollars in tables in thousands, except share data)
Reconciling items between segment measures and GAAP measures:

	December 31, (or Year then Ended)
	2008	2007	2006
Adjustments from segment revenues to GAAP revenues
Adjust management fees*	$650	$66	$655
Adjust incentive income	133,403	44,291	(108,327)
Adjust income from the receipt of options	—	2,006	31,588
Other revenues*
Adjust management fees from non-affiliates	(5,334)	(4,832)	(7,552)
Adjust incentive income from non-affiliates	(13,787)	(1,209)	(1,649)
Adjust other revenues	82,205	66,696	12,910

	63,084	60,655	3,709

Total adjustments	$197,137	$107,018	$(72,375)

*      Segment revenues do not include GAAP other revenues, except to the extent they represent management fees or incentive income; such revenues are included elsewhere in the calculation of distributable earnings.

Adjustments from pre-tax distributable earnings to GAAP net income**
Adjust incentive income
Incentive income received from private equity funds and hybrid PE funds, subject to contingent repayment	$(26,077)	$(193,312)	$(129,348)
Incentive income accrued from private equity funds and hybrid PE funds, no longer subject to contingent repayment	36,003	313,163	9,474
Incentive income received from private equity funds and hybrid PE funds, not subject to contingent repayment	17	(73,644)	11,547
Incentive income received from hedge funds, subject to annual performance achievement	—	—	—
Incentive income received from sale of shares related to options	—	(1,916)	—
Reserve for clawback, gross (see discussion above)	123,460	—	—

	133,403	44,291	(108,327)
Adjust other income
Distributions of earnings from equity method investees***	(367)	(16,535)	(9,851)
Earnings (losses) from equity method investees***	(236,148)	(92,465)	77,353
Gains (losses) on options in equity method investees	(15,960)	(112,423)	86,134
Unrealized gains (losses) on Castles	(36,686)	—	—
Incentive income guarantee (Note 3), recorded as loss	(3,200)	—	—
Impairment of investments (see discussion above)	286,379	—	—
Adjust income from the receipt of options	—	2,006	31,588

	(5,982)	(219,417)	185,224
Adjust employee compensation
Adjust employee equity-based compensation expense (including Castle options assigned)	(158,332)	(129,517)	(15,947)
Adjust employee portion of incentive income from private equity funds, accrued prior to the realization of incentive income	(4,927)	(9,648)	—
Adjust employee portion of incentive income from one private equity fund, not subject to contingent repayment	(4)	5,761	(2,827)

	(163,263)	(133,404)	(18,774)
Adjust Principals’ equity-based compensation expense	(954,685)	(852,956)	—
Adjust Principals’ interests related to Fortress Operating Group units	890,970	544,551	—
Adjust tax receivable agreement liability	55,115	—	—
Adjust income taxes	(115,661)	5,632	(12,162)

Total adjustments	$(160,103)	$(611,303)	$45,961

** Net income (loss) presented herein represents net income (loss) attributable to Fortress’s Class A shareholders.

*** This adjustment relates to all of the Castles, private equity, and hybrid PE Fortress Funds and hedge fund special investment accounts in which Fortress has an investment.

Adjustments from total segment assets to GAAP assets
Adjust equity investments from fair value	$—	$(22,872)
Adjust equity investments from cost	(5,743)	(25,532)
Adjust investments gross of employee portion	26,619	74,555
Adjust option investments from intrinsic value	39	3,033

Total adjustments	$20,915	$29,184

FORTRESS INVESTMENT GROUP LLC
(PRIOR TO JANUARY 17, 2007, FORTRESS OPERATING GROUP — NOTE 1)
NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2008
(dollars in tables in thousands, except share data)
Fortress earned revenues predominantly from its contracts with, and investments in, U.S.-based Fortress Funds. Prior to the deconsolidation on March 31, 2007 (Note 1), a portion of Fortress’s consolidated GAAP revenues (13% in 2006, with no individual country exceeding 6%) were earned from consolidated fund investments in other countries.
Fortress’s depreciation expense by segment was as follows:

	Private Equity		Liquid	Hybrid Funds
Year Ended December 31,	Funds	Castles	Hedge Funds	Hedge Funds	PE Funds	Unallocated	Total
2008	$990	$700	$3,176	$2,966	$196	$1,966	$9,994
2007	940	834	2,502	2,673	64	1,441	8,454
2006	672	742	1,854	2,190	55	1,305	6,818
12.	SUBSEQUENT EVENTS

These financial statements include a discussion of material events which have occurred subsequent to December 31, 2008 (referred to as “subsequent events”) through March 15, 2009. Events subsequent to that date have not been considered in these financial statements.

On March 12 and 13, 2009, Fortress received a waiver related to one covenant under its debt agreement and entered into an additional amendment to its credit agreement, respectively. See Note 5 for further details. Fortress is currently evaluating the impact that recording this amendment will have on its first quarter 2009 financial statements.

FORTRESS INVESTMENT GROUP LLC
(PRIOR TO JANUARY 17, 2007, FORTRESS OPERATING GROUP — NOTE 1)
NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2008
(dollars in tables in thousands, except share data)
13.	PRO FORMA FINANCIAL INFORMATION (UNAUDITED)
The unaudited pro forma financial information is presented in order to provide data which is more comparable to the 2008 period as a result of the deconsolidation (Note 1).
The unaudited pro forma financial information presented below was derived from the application of pro forma adjustments to the consolidated and combined financial statements of Fortress, as applicable, to give effect to the deconsolidation of the consolidated Fortress Funds. The deconsolidation transaction occurred effective March 31, 2007 as described in Note 1. The unaudited pro forma statement of operations and statement of cash flows information for the year ended December 31, 2007 have been prepared as if this transaction had occurred on January 1, 2007.
The primary effects of the deconsolidation transaction on Fortress’s financial position, results of operations and liquidity were the following:
•	Fortress no longer records on its balance sheet and statement of operations the gross assets, liabilities, revenues, expenses and other income of the deconsolidated Fortress Funds, along with the related interests of the fund investors in the equity and net income of these funds.

•	Fortress reflects its investment in these funds on its balance sheet using the equity method of accounting, rather than eliminating the investment in consolidation.

•	Fortress includes the management fees and incentive income earned from these funds on its statement of operations, rather than eliminating the revenue in consolidation.

•	Fortress records its equity in the income of these funds using the equity method of accounting. However, it will not record any equity in income arising from incentive income arrangements to the extent that the incentive income is subject to contingent repayment until the contingency is resolved. Therefore, Fortress no longer needs to record deferred incentive income with respect to these funds for incentive income that is not yet distributed.

•	Fortress also removed the cash flow activities of the deconsolidated funds from its statement of cash flows and replaced them with its cash contributions to and distributions from the deconsolidated funds, which previously were eliminated in consolidation. This did not have any effect on Fortress’s overall net change in cash for the period; however, it did result in significant changes to Fortress’s operating, investing and financing cash flow categories.

FORTRESS INVESTMENT GROUP LLC
(PRIOR TO JANUARY 17, 2007, FORTRESS OPERATING GROUP — NOTE 1)
NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2008
(dollars in tables in thousands, except share data)
The unaudited pro forma effects of the deconsolidation of the Fortress Funds on the statement of operations information are as follows:

	Year Ended December 31, 2007
		Deconsolidation	Pro Forma
	Consolidated	Adjustments	Deconsolidated
Revenues
Management fees from affiliates	$414,166	$53,072	$467,238
Incentive income from affiliates	442,892	211,682	654,574
Other revenues	69,927	(3,232)	66,695
Interest and dividend income — investment company holdings	309,030	(309,030)	—

	1,236,015	(47,508)	1,188,507

Expenses
Interest expense
Investment company holdings	132,620	(132,620)	—
Other	34,313	—	34,313
Compensation and benefits	658,815	(9,805)	649,010
Principals agreement compensation	852,956	—	852,956
General, administrative and other	99,885	(22,024)	77,861
Depreciation and amortization	8,454	—	8,454

	1,787,043	(164,449)	1,622,594

Other Income (Loss)
Gains (losses) from investments
Investment company holdings	(647,477)	647,477	—
Other investments
Net realized gains (losses)	(2,037)	—	(2,037)
Net realized gains (losses) from affiliate investments	145,449	—	145,449
Net unrealized gains (losses)	1,316	—	1,316
Net unrealized gains (losses) from affiliate investments	(253,888)	—	(253,888)
Earnings (losses) from equity method investees	(61,674)	3,231	(58,443)

	(818,311)	650,708	(167,603)

Income (Loss) before Deferred Incentive Income and Income Taxes	(1,369,339)	767,649	(601,690)
Deferred incentive income	307,034	(307,034)	—

Income (Loss) Before Income Taxes	(1,062,305)	460,615	(601,690)
Income tax benefit (expense)	5,632	—	5,632

Net Income (Loss)	$(1,056,673)	$460,615	$(596,058)

Principals’ and Others’ Interests in Income (Loss) of Consolidated Subsidiaries	$(996,870)	$460,615	$(536,255)

Net Income (Loss) Attributable to Class A Shareholders	$(59,803)	$—	$(59,803)

The pro forma deconsolidated net gains (losses) disclosed above of ($109.2) million include approximately ($111.8) million of loss on Eurocastle options, $2.9 million of gains on deferred fee arrangements, ($3.6) million of impairment loss on Newcastle options, $1.0 million of gain on certain marketable equity securities which were purchased and sold in 2007, and $2.3 million of foreign exchange gains.

FORTRESS INVESTMENT GROUP LLC
(PRIOR TO JANUARY 17, 2007, FORTRESS OPERATING GROUP — NOTE 1)
NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2008
(dollars in tables in thousands, except share data)
The unaudited pro forma effects of the deconsolidation of the Fortress Funds on the statement of cash flows information are as follows:

	Year Ended December 31, 2007
		Deconsolidation	Pro Forma
	Consolidated	Adjustments	Deconsolidation
Cash Flows From Operating Activities
Net income (loss)	$(1,056,673)	$460,615	$(596,058)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities
Depreciation and amortization	8,454	—	8,454
Other amortization and accretion	2,495	(483)	2,012
(Earnings) losses from equity method investees	61,674	(3,231)	58,443
Distributions of earnings from equity method investees	12,443	3,231	15,674
(Gains) losses from investments	756,637	(647,477)	109,160
Recognition of deferred incentive income	—	(156,326)	(156,326)
Deferred incentive income	(359,269)	307,034	(52,235)
Deferred tax (benefit) expense	(29,748)	—	(29,748)
Options received from affiliates	(2,006)	—	(2,006)
Assignments of options to employees	4,627	—	4,627
Equity-based compensation	985,425	—	985,425
Cash flows due to changes in
Cash held at consolidated subsidiaries and restricted cash	(166,199)	166,199	—
Due from affiliates	56,376	65,445	121,821
Receivables from brokers and counterparties and other assets	(45,790)	32,131	(13,659)
Accrued compensation and benefits	178,074	(144)	177,930
Due to affiliates	(6,795)	8,594	1,799
Deferred incentive income	—	142,041	142,041
Due to brokers and counterparties and other liabilities	97,978	(87,935)	10,043
Investment company holdings
Purchases of investments	(5,105,865)	5,105,865	—
Proceeds from sale of investments	3,398,739	(3,398,739)	—

Net cash provided by (used in) operating activities	(1,209,423)	1,996,820	787,397

Cash Flows From Investing Activities
Purchase of other loan and security investments	(12,828)	—	(12,828)
Proceeds from sale of other loan and security investments	14,112	—	14,112
Contributions to equity method investees	(571,847)	(148,812)	(720,659)
Distributions of capital from equity method investees	136,280	22,685	158,965
Proceeds from sale of equity method investments	30,664	—	30,664
Cash received (paid) on settlement of derivatives	(4,632)	—	(4,632)
Purchase of fixed assets	(10,956)	125	(10,831)
Proceeds from disposal of fixed assets	2,587	—	2,587

Net cash provided by (used in) investing activities	(416,620)	(126,002)	(542,622)

Cash Flows From Financing Activities
Borrowings under debt obligations	2,159,070	(1,564,070)	595,000
Repayments of debt obligations	(2,061,525)	1,312,872	(748,653)
Payment of deferred financing costs	(7,087)	660	(6,427)
Issuance of Class A shares to Nomura	888,000	—	888,000
Issuance of Class A shares in initial public offering	729,435	—	729,435
Costs related to initial public offering	(76,766)	—	(76,766)
Dividends and dividend equivalents paid	(70,444)	—	(70,444)
Fortress Operating Group capital distributions to Principals	(219,112)	—	(219,112)
Purchase of Fortress Operating Group units from Principals	(888,000)	—	(888,000)
Principals’ and others’ interests in equity of consolidated subsidiaries — contributions	3,183,771	(3,183,682)	89
Principals’ and others’ interests in equity of consolidated subsidiaries — distributions	(1,972,010)	1,563,402	(408,608)

Net cash provided by (used in) financing activities	1,665,332	(1,870,818)	(205,486)

Net Increase (Decrease) in Cash and Cash Equivalents	39,289	—	39,289
Cash and Cash Equivalents, Beginning of Period	61,120	—	61,120

Cash and Cash Equivalents, End of Period	$100,409	$—	$100,409

FORTRESS INVESTMENT GROUP LLC
(PRIOR TO JANUARY 17, 2007, FORTRESS OPERATING GROUP — NOTE 1)
NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2008
(dollars in tables in thousands, except share data)
14.	CONSOLIDATING FINANCIAL INFORMATION (UNAUDITED)
The consolidating financial information presents the balance sheet, statement of operations and statement of cash flows for Fortress Operating Group (on a combined basis) and Fortress Investment Group LLC (including its consolidated subsidiaries other than those within Fortress Operating Group) on a deconsolidated basis, as well as the related eliminating entries for intercompany balances and transactions, which sum to Fortress Investment Group’s consolidated financial statements as of, and for the year ended, December 31, 2008.
Fortress Operating Group includes all of Fortress’s operating and investing entities. The upper tier Fortress Operating Group entities are the obligors on Fortress’s credit agreement (Note 5). Segregating the financial results of this group of entities provides a more transparent view of the capital deployed in Fortress’s businesses as well as the relevant ratios for borrowing entities.
The consolidating unaudited balance sheet information is as follows:

	As of December 31, 2008
	Fortress	Fortress		Fortress
	Operating	Investment		Investment
	Group	Group LLC	Elimination	Group LLC
	Combined	Consolidated (A)	Adjustments	Consolidated
Assets
Cash and cash equivalents	$262,463	$874	$—	$263,337
Due from affiliates	38,504	—	—	38,504
Other investments
Equity method investees	774,382	20,365	(20,365)	774,382
Options in affiliates	39	—	—	39
Deferred tax asset	7,621	400,445	—	408,066
Other assets	86,791	6,616	—	93,407

	$1,169,800	$428,300	$(20,365)	$1,577,735

Liabilities and Shareholders’ Equity
Liabilities
Accrued compensation and benefits	$158,033	$—	$—	$158,033
Due to affiliates	7,616	338,649	—	346,265
Deferred incentive income	163,635	—	—	163,635
Debt obligations payable	729,041	—	—	729,041
Other liabilities	25,541	1,200	—	26,741

	1,083,866	339,849	—	1,423,715
Commitments and Contingencies
Equity
Paid-in capital	1,630,875	596,803	(1,630,875)	596,803
Retained earnings (accumulated deficit)	(1,563,092)	(513,379)	1,563,092	(513,379)
Accumulated other comprehensive income (loss)	(6,006)	(866)	6,006	(866)

Total Fortress Shareholders’ Equity (B)	61,777	82,558	(61,777)	82,558

Principals’ and Others’ Interests in Equity of Consolidated Subsidiaries	24,157	5,893	41,412	71,462

Total Equity	85,934	88,451	(20,365)	154,020

	$1,169,800	$428,300	$(20,365)	$1,577,735

(A)	Other than Fortress Operating Group.

(B)	Includes the Principals’ members’ equity in the Fortress Operating Group column, which is eliminated in consolidation.

FORTRESS INVESTMENT GROUP LLC
(PRIOR TO JANUARY 17, 2007, FORTRESS OPERATING GROUP — NOTE 1)
NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2008
(dollars in tables in thousands, except share data)
The consolidating unaudited statement of operations information is as follows:

	Year Ended December 31, 2008
	Fortress	Fortress		Fortress
	Operating	Investment		Investment
	Group	Group LLC	Elimination	Group LLC
	Consolidated	Consolidated (A)	Adjustments	Consolidated
Revenues
Management fees from affiliates	$593,007	$—	$—	$593,007
Incentive income from affiliates	56,588	—	—	56,588
Other revenues	82,142	63	—	82,205

	731,737	63	—	731,800

Expenses
Interest expense	39,642	498	—	40,140
Compensation and benefits	440,659	—	—	440,659
Principals agreement compensation	954,685	—	—	954,685
General, administrative and other	85,020	(145)	—	84,875
Depreciation and amortization	9,994	—	—	9,994

	1,530,000	353	—	1,530,353

Other Income (Loss)
Gains (losses) from investments
Net realized gains (losses)	(1,770)	—	—	(1,770)
Net realized gains (losses) from affiliate investments	(689)	—	—	(689)
Net unrealized gains (losses)	—	—	—	—
Net unrealized gains (losses) from affiliate investees	(55,846)	—	—	(55,846)
Tax receivable agreement liability reduction	—	55,115	—	55,115
Earnings (losses) from equity method investees	(304,180)	(270,054)	270,054	(304,180)

	(362,485)	(214,939)	270,054	(307,370)

Income (Loss) Before Income Taxes	(1,160,748)	(215,229)	270,054	(1,105,923)
Income tax benefit (expense)	(8,104)	(107,059)	—	(115,163)

Net Income (Loss)	$(1,168,852)	$(322,288)	$270,054	$(1,221,086)

Principals’ and Others’ Interests in Income (Loss) of Consolidated Subsidiaries	$(7,828)	$—	$(890,970)	$(898,798)

Net Income (Loss) Attributable to Class A Shareholders (B)	$(1,161,024)	$(322,288)	$1,161,024	$(322,288)

(A)	Other than Fortress Operating Group.

(B)	Includes net income (loss) attributable to the Principals’ interests in the Fortress Operating Group column, which is eliminated in consolidation.

FORTRESS INVESTMENT GROUP LLC
(PRIOR TO JANUARY 17, 2007, FORTRESS OPERATING GROUP — NOTE 1)
NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2008
(dollars in tables in thousands, except share data)
The consolidating unaudited statement of cash flows information is as follows:

	Year Ended December 31, 2008
	Fortress	Fortress		Fortress
	Operating	Investment		Investment
	Group	Group LLC	Elimination	Group LLC
	Consolidated	Consolidated (A)	Adjustments	Consolidated
Cash Flows From Operating Activities
Net income (loss)	$(1,168,852)	$(322,288)	$270,054	$(1,221,086)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities
Depreciation and amortization	9,994	—	—	9,994
Other amortization and accretion	6,125	—	—	6,125
(Earnings) losses from equity method investees	304,180	270,054	(270,054)	304,180
Distributions of earnings from equity method investees	9,146	—	—	9,146
(Gains) losses from investments	58,305	—	—	58,305
Deferred incentive income	(36,003)	—	—	(36,003)
Deferred tax (benefit) expense	(3,065)	104,404	—	101,339
Tax receivable agreement liability reduction	—	(55,115)	—	(55,115)
Equity-based compensation	1,103,171	—	—	1,103,171
Cash flows due to changes in
Due from affiliates	101,308	—	—	101,308
Other assets	(24,200)	1,514	—	(22,686)
Accrued compensation and benefits	(85,854)	—	—	(85,854)
Due to affiliates	5,324	498	—	5,822
Deferred incentive income	26,077	—	—	26,077
Other liabilities	(10,442)	802	—	(9,640)

Net cash provided by (used in) operating activities	295,214	(131)	—	295,083

Cash Flows From Investing Activities
Contributions to equity method investees	(167,812)	—	—	(167,812)
Distributions of capital from equity method investees	213,436	61,730	(61,730)	213,436
Purchase of fixed assets	(13,562)	—	—	(13,562)
Proceeds from disposal of fixed assets	53	—	—	53

Net cash provided by (used in) investing activities	32,115	61,730	(61,730)	32,115

Cash Flows From Financing Activities
Borrowings under debt obligations	554,041	—	—	554,041
Repayments of debt obligations	(360,000)	—	—	(360,000)
Payment of deferred financing costs	(8,694)	—	—	(8,694)
Dividends and dividend equivalents paid	(285,137)	(63,855)	270,720	(78,272)
Principals’ and others’ interests in equity of consolidated subsidiaries — contributions	153	—	—	153
Principals’ and others’ interests in equity of consolidated subsidiaries — distributions	(62,508)	—	(208,990)	(271,498)

Net cash provided by (used in) financing activities	(162,145)	(63,855)	61,730	(164,270)

Net Increase (Decrease) in Cash and Cash Equivalents	165,184	(2,256)	—	162,928
Cash and Cash Equivalents, Beginning of Period	97,279	3,130	—	100,409

Cash and Cash Equivalents, End of Period	$262,463	$874	$—	$263,337

(A)	Other than Fortress Operating Group.

FORTRESS INVESTMENT GROUP LLC
(PRIOR TO JANUARY 17, 2007, FORTRESS OPERATING GROUP — NOTE 1)
NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2008
(dollars in tables in thousands, except share data)
15.	QUARTERLY FINANCIAL INFORMATION (UNAUDITED)
The following is unaudited summary information on Fortress’s quarterly operations.

	Quarter Ended				Year Ended
	March 31	June 30	September 30	December 31	December 31
2008
Total revenues	$200,880	$188,096	$185,136	$157,688	$731,800
Total expenses	393,728	406,897	410,204	319,524	1,530,353
Total other income (loss)	(77,086)	(33,115)	(48,020)	(149,149)	(307,370)

Income (Loss) Before Income Taxes	(269,934)	(251,916)	(273,088)	(310,985)	(1,105,923)
Income tax benefit (expense)	(7,252)	1,949	5,636	(115,496)	(115,163)

Net Income (Loss)	$(277,186)	$(249,967)	$(267,452)	$(426,481)	$(1,221,086)

Principals’ and Others’ Interests in (Income) Loss of Consolidated Subsidiaries	$(208,269)	$(194,411)	$(210,012)	$(286,106)	$(898,798)

Net Income (Loss) Attributable to Class A Shareholders	$(68,917)	$(55,556)	$(57,440)	$(140,375)	$(322,288)

Net income (loss) per Class A share, basic	$(0.74)	$(0.62)	$(0.61)	$(1.50)	$(3.50)

Net income (loss) per Class A share, diluted	$(0.74)	$(0.67)	$(0.66)	$(1.50)	$(3.50)

Weighted average number of Class A shares outstanding, basic	94,894,636	94,913,677	94,938,434	94,990,541	94,934,487

Weighted average number of Class A shares outstanding, diluted	409,966,186	406,985,227	407,009,984	94,990,541	94,934,487

FORTRESS INVESTMENT GROUP LLC
(PRIOR TO JANUARY 17, 2007, FORTRESS OPERATING GROUP — NOTE 1)
NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2008
(dollars in tables in thousands, except share data)

	Quarter Ended				Year Ended
	March 31	June 30	September 30	December 31	December 31
2007
Total revenues	$416,330	$268,119	$247,282	$304,284	$1,236,015
Total expenses	(541,744)	(462,940)	(360,678)	(421,681)	(1,787,043)
Total other income (loss)	(640,560)	(21,786)	(88,914)	(67,051)	(818,311)

Income (Loss) Before Deferred Incentive Income and Income Taxes	(765,974)	(216,607)	(202,310)	(184,448)	(1,369,339)
Deferred incentive income	307,034	—	—	—	307,034
Income tax benefit (expense)	(14,447)	(5,009)	12,219	12,869	5,632

Net Income (Loss)	$(473,387)	$(221,616)	$(190,091)	$(171,579)	$(1,056,673)

Principals’ and Others’ Interests in Income (Loss) of Consolidated Subsidiaries	$(535,530)	$(166,485)	$(152,534)	$(142,321)	$(996,870)

Net Income (Loss) Attributable to Class A Shareholders	$62,143	$(55,131)	$(37,557)	$(29,258)	$(59,803)

	Jan 1 through				Jan 1 through
	Jan 16				Jan 16

Earnings Per Unit — Fortress Operating Group
Net income per Fortress Operating Group unit	$0.36				$0.36

Weighted average number of Fortress Operating Group units outstanding	367,143,000				367,143,000

	Jan 17 through				Jan 17 through
	Mar 31				Dec 31

Earnings Per Class A Share — Fortress Investment Group
Net income (loss) per Class A share, basic	$(0.87)	$(0.59)	$(0.41)	$(0.32)	$(2.14)

Net income (loss) per Class A share, diluted	$(0.87)	$(0.66)	$(0.52)	$(0.43)	$(2.14)

Weighted average number of Class A shares outstanding, basic	82,256,078	94,894,636	94,894,636	94,894,636	92,214,827

Weighted average number of Class A shares outstanding, diluted	82,256,078	406,966,186	406,966,186	406,966,186	92,214,827